Exhibit 10.104

AMENDED AND RESTATED
CREDIT AGREEMENT

among
RIO GRANDE LNG SUPER HOLDINGS, LLC
as Borrower
NEXTDECADE CORPORATION,
ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P.
as Administrative Agent
ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P.
as Collateral Agent
THE FINANCIAL INSTITUTIONS AND OTHER ENTITIES
party hereto as Lenders from time to time
and
Each other Person that may become party hereto from time to time
Dated as of November 17, 2025

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SCHEDULES
I    Definitions
II    Commitments
III    Knowledge Persons
IV    NEXT Capitalization
4.6    Environmental Matters
4.11    Litigation
4.23    Transactions with Affiliates
11.3    Addresses for Notices
12.15(i)    Disqualified Institutions

EXHIBITS
A    Form of Compliance Certificate
B    Form of Assignment and Assumption
C    Form of Closing Certificate
D-1    Closing Date Payment Direction
D-2    Incremental Payment Direction
D-3    Series A-2 Payment Direction
E    Form of Interest Election Notice
F-1    Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax purposes)
F-2    Form of U.S. Tax Compliance Certificate (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax purposes)
F-3    Form of U.S. Tax Compliance Certificate (for Foreign Participants that are Partnerships for U.S. Federal Income Tax purposes)
F-4    Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are Partnerships for U.S. Federal Income Tax purposes)
G    Form of Note
H    Closing Date Financial Model

ANNEXES
I    Form of Exchange Election Notice
II    Form of Restrictive Legend
III    NEXT Representations and Warranties
IV    NEXT Covenants
V    Series A Lender Representations and Warranties

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 17, 2025 (the “A&R Effective Date”), among RIO GRANDE LNG SUPER HOLDINGS, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Borrower”); NEXTDECADE CORPORATION, a corporation formed and existing under the laws of the State of Delaware (“NEXT”); ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P., as Administrative Agent for the Lenders; ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P., as Collateral Agent for the Secured Parties; the Lenders signatory hereto or who subsequently become party hereto pursuant to the terms hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”); and each other Person that may become party hereto from time to time.
W I T N E S S E T H :
WHEREAS, the Sponsor is developing the Rio Grande Facility, a natural gas liquefaction and LNG export facility located at the Port of Brownsville, Texas comprised of multiple natural gas liquefaction facilities and related tanks, pipelines, berths, and other common facilities;
WHEREAS, Rio Grande LNG, LLC, a limited liability company incorporated under the laws of the State of Texas (the “P1 Project Company”) is designing, engineering, developing, procuring, constructing, and installing the first, second, and third natural gas liquefaction production trains at the Rio Grande Facility (the “P1 Project”) and will, upon the design, engineering, development, procurement, construction, installation, testing and completion thereof, own the P1 Project;
WHEREAS, Rio Grande LNG Train 4, LLC, a limited liability company incorporated under the laws of the State of Delaware (the “T4 Project Company”) is designing, engineering, developing, procuring, constructing, and installing the fourth natural gas liquefaction production train at the Rio Grande Facility (the “Train 4 Project”) and will, upon the design, engineering, development, procurement, construction, installation, testing and completion thereof, own the Train 4 Project;
WHEREAS, Rio Grande LNG Train 5, LLC, a limited liability company incorporated under the laws of the State of Delaware (the “T5 Project Company”) is designing, engineering, developing, procuring, constructing, and installing the fifth natural gas liquefaction production train at the Rio Grande Facility (the “Train 5 Project”) and will, upon the design, engineering, development, procurement, construction, installation, testing and completion thereof, own the Train 5 Project;
WHEREAS, the P1 Project Company, the T4 Project Company, and the T5 Project Company are separately designing, engineering, developing, procuring, constructing, and installing certain common facilities associated with the Rio Grande Facility that are necessary for five-train operations, which will, upon the design, engineering, development, procurement, construction, installation, testing and completion thereof be owned by Rio Grande LNG Common Facilities LLC, a Subsidiary of the Project Companies;
WHEREAS, upon the design, engineering, development, procurement, construction, installation and testing thereof, the Sponsor will operate and maintain the Rio Grande Facility;
WHEREAS, the Borrower is the indirect owner of certain Equity Interests in the P1 Project Company, the T4 Project Company, and the T5 Project Company;
WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, and the Initial Lender entered into that certain Credit Agreement, dated as of December 31, 2024 (the “Original Agreement”);
WHEREAS, in connection with the transactions contemplated by the Original Agreement, on the Original Closing Date, the Lenders funded Original Loans to the Borrower, upon the terms and subject to the conditions set forth in the Original Agreement;

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WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Initial Lender and the Incremental Lenders entered into an amendment to the Original Agreement on May 14, 2025 in order to contemplate, inter alia, certain Incremental Loans (the “First Amendment”);
WHEREAS, in connection with the transactions contemplated by the First Amendment, on the First Amendment Effective Date, the Lenders funded Incremental Loans to the Borrower, upon the terms and conditions set forth in the First Amendment;
WHEREAS, the Borrower has requested that, on the A&R Effective Date, the Series A Lenders (a) reclassify $50,000,000 in original principal amount of the Antecedent Loans outstanding immediately prior to the A&R Effective Date into Series A-1 Loans and (b) extend $50,000,000 in initial principal amount of Loans in the form of Series A-2 Loans;
WHEREAS, the Borrower, the Initial Lenders, the Incremental Lenders, the Series A Lenders, the Administrative Agent and the Collateral Agent (each acting at the direction of the Lenders) now hereby desire to amend and restate the Original Agreement to: (a) incorporate the First Amendment, (b) effect the reclassification of the Antecedent Loans into Series A Loans and Series B Loans, (c) further bifurcate the Series A Loans into Series A-1 Loans and Series A-2 Loans, effect the extension of the Series A-2 Loans, and (d) make certain other changes, in each case as more fully set forth herein, which amendment and restatement shall become effective upon the A&R Effective Date;
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Original Agreement, as amended by the First Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the A&R Effective Date (the “Existing Agreement”), and that this Agreement amend and restate in its entirety the Existing Agreement and re-evidence the Obligations outstanding on the A&R Effective Date as contemplated hereby; and
WHEREAS, it is the intent of the Borrower and each other Credit Party to confirm that all Obligations, as amended hereby, shall continue in full force and effect and that, from and after the A&R Effective Date, all references to the “Credit Agreement” contained in the Finance Documents shall be deemed to refer to this Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:
Article 1.
DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
1.1Defined Terms. For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in Schedule I and (ii) the principles of construction set forth in Schedule I shall apply.
Article 2.
TERMS OF THE LOANS
2.1The Series A-1 Loans.
(a)Series A-1 Loans. Senior secured loans in an aggregate initial principal amount of $50,000,000 (consisting of $50,000,000 of original principal amount of Antecedent Loans) (and the foregoing, together with PIK Interest in respect thereof, the “Series A-1 Loans”).
(b)Reclassification. Subject to the terms and conditions set forth in this Agreement, on the A&R Effective Date, each Series A-1 Lender agrees to reclassify a portion of its Antecedent Loans equal to its respective applicable Series A-1 Commitment as Series A-1 Loans deemed made pursuant to this Agreement. For the avoidance of doubt, the parties hereto acknowledge and agree that the Antecedent Loans have been made and fully funded prior to the A&R Effective Date and that no new funding shall be required with respect to the Series A-1 Commitments. The reclassification of an Antecedent Loan of a Series A-1 Lender hereunder shall be deemed to satisfy, dollar for dollar, such Series A-1 Lender’s obligation to make Series A-1 Loans on the A&R Effective. Such Antecedent Loans so reclassified pursuant to this Section 2.1(b) shall on and after the A&R Effective Date have all of the rights and benefits of Series A-1 Loans as set forth in this Agreement and the other Finance Documents. As of the A&R Effective Date, the aggregate initial principal amount of the Series A-1 Loans is $50,000,000.
(c)Maturity. The principal amount of the Series A-1 Loan (including PIK Interest) will become due and payable on the fifth anniversary of the A&R Effective Date (the “Series A Maturity Date”); provided, that, if such date does not occur on a Business Day, the Series A Maturity Date shall be deemed to be the immediately preceding Business Day.
2.2The Series A-2 Loans.
(a)Series A-2 Loans. Senior secured loans in an aggregate initial principal amount of $50,000,000 (together with PIK Interest in respect thereof, the “Series A-2 Loans”).
(b)Drawing. Subject to the terms and conditions set forth in this Agreement, each Series A-2 Lender severally agrees to make to the Borrower in a single draw on the A&R Effective Date its pro rata portion of the Series A-2 Loan based on the aggregate amount of its respective applicable Series A-2 Commitment.
(c)Maturity. The principal amount of the Series A-2 Loan (including PIK Interest) will become due and payable on the Series A Maturity Date.
(d)Obligations of Lenders. The Series A-2 Loans shall be made by the Series A-2 Lenders ratably in accordance with their respective Series A-2 Commitments. The failure of any Series A-2 Lender to make its pro rata portion of the Series A-2 Loan required to be made by it shall not relieve any other Series A-2 Lender of its obligations hereunder; provided, that the Series A-2 Commitments of the Series A-2 Lenders are several and no Series A-2 Lender shall be responsible for any other Series A-2 Lender’s failure to make Series A-2 Loans as required.
(e)Funding of the Series A-2 Loan. Each Series A-2 Lender shall make its pro rata portion of the Series A-2 Loans on the A&R Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to such accounts as are specified in the funds flow direction letter signed by an Authorized Officer of the Borrower and delivered to the Administrative Agent prior to the A&R Effective Date.
2.3The Series B Loans.
(a)Series B Loan. Senior secured loans in an aggregate initial principal amount of $193,753,611.45 (together with PIK Interest in respect thereof, the “Series B Loans”).
(b)Reclassification. Subject to the terms and conditions set forth in this Agreement, on the A&R Effective Date, each Series B Lender agrees to reclassify a portion of its Antecedent Loans equal to its respective applicable Series B Commitment as Series B Loans deemed made pursuant to this Agreement. For the avoidance of doubt, the parties hereto acknowledge and agree that the Antecedent Loans have been made and fully funded prior to the A&R Effective Date and that no new funding shall be required with respect to the Series B Commitments. The reclassification of an Antecedent Loan of a Series B Lender hereunder shall be deemed to satisfy, dollar for dollar, such Series B Lender’s obligation to make Series B Loans on the A&R Effective. Such Antecedent Loans so reclassified pursuant to this Section 2.3(b) shall on and after the A&R Effective Date have all of the rights and benefits of Series B Loans as set forth in this Agreement and the other Finance Documents. As of the A&R Effective Date, the aggregate initial principal amount of the Series B Loans is $193,753,611.45.
(c)Maturity. The principal amount of the Series B Loan (including PIK Interest) will become due and payable on October 16, 2030 (the “Series B Maturity Date”); provided, that, if such date does not occur on a Business Day, the Series B Maturity Date shall be deemed to be the immediately preceding Business Day.
2.4Fees; Original Issue Discount. Without limiting the provisions of Section 11.1, the Borrower shall pay all fees (including upfront fees and agency fees), costs, expenses and other amounts (including, without limitation, fees and charges of counsel) payable to the Lenders and the Agents in the amounts, at the times agreed upon and otherwise in accordance with the Fee Letters.
2.5Repayment of Loans; Evidence of Debt.
(a)Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders the aggregate principal amount of each Series of the Loans on the Maturity Date applicable thereto. There will be no amortization of the Loans prior to their respective Maturity Dates.
(b)Evidence of Debt. Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be prima facie evidence of such Indebtedness of the Borrower absent manifest error; provided, that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Borrower hereunder. Any Lender may request that Loans made by it to the Borrower be evidenced by a promissory note substantially in the form of Exhibit G. In the event a Lender so requests the Borrower in writing, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the relevant form, evidencing such Lender’s Loans.
(c)Obligations at Final Maturity. Without limiting any provisions herein, the Borrower shall repay in full all outstanding Loans and other Obligations no later than the earlier of (i) the applicable Maturity Date therefor and (ii) the date on which all monetary Obligations shall become due and payable in full hereunder, whether by acceleration or otherwise.
2.6Interest.
(a)Interest Rate.
(i)The Series A Loans shall bear interest at a fixed rate of 8.0% per annum.
(ii)The Series B Loans shall bear interest at a fixed rate of 13.50% per annum.
(iii)Ordinary interest payments shall be paid quarterly in accordance with Section 2.6(b).
(b)Payment of Interest. Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date; provided, that interest accrued pursuant to Section 2.6(g) (Default Interest) below shall be payable on demand.
(c)Form of Payment.
(i)The Borrower may, by written notice to the Administrative Agent as specified below, elect to pay up to 100% of the interest payable in respect of the Series A Loans on each Quarterly Date prior to the Series A Maturity Date as PIK Interest.
(ii)Prior to March 31, 2027, the Borrower may, by written notice to the Administrative Agent as specified below, elect to pay not less than 10% and up to 100% (in integral multiples of 10%) of the interest payable in respect of the Series B Loans on each Quarterly Date as PIK Interest. On the Quarterly Date falling on or around March 31, 2027 and on each Quarterly Date thereafter and prior to the Maturity Date, the Borrower shall pay 50% of the interest payable in respect of the Series B Loans on such applicable Quarterly Date as PIK Interest and 50% of the interest payable in respect of the Series B Loans on such applicable Quarterly Date in cash.
(iii)All PIK Interest shall be deemed capitalized on the applicable Quarterly Date and an extension of the relevant Series of Loans pursuant to the terms of, and subject to, the Finance Documents.

(iv)Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of each Series of Loans refers to the original face amount of such Series of Loans plus any increase in the principal amount of the outstanding Series of Loans on account of PIK Interest.
(v)The entire unpaid balance of all PIK Interest in respect of each Series of Loans shall be immediately due and payable in full in immediately available funds on the Maturity Date of such Series of Loans.
(vi)Other than to the extent constituting PIK Interest subject to an Interest Election Notice properly executed and delivered in accordance with the provisions of this Section 2.6, all interest payable on any Quarterly Date shall be payable in cash.
(vii)Notwithstanding anything to the contrary in this Agreement, (A) it is understood and agreed that, as of the A&R Effective Date, an amount of interest under the Original Agreement for the period commencing after the “Quarterly Date” under and as defined in the Original Agreement ended September 30, 2025 to the A&R Effective Date equal to $3,900,057.78 has accrued and remains outstanding as of the A&R Effective Date, and (B) such interest shall be payable hereunder on the Quarterly Date ending December 31, 2025 and shall be in addition to other interest payable with respect to the Series B Loans in accordance with this Section 2.6.
(d)Notice of Elections. Each election pursuant to Section 2.6(c) shall be made upon the Borrower’s irrevocable notice to the Administrative Agent. Each such notice shall be in the form of a written Interest Election Notice, appropriately completed and signed by an Authorized Officer of the Borrower and must be received by the Administrative Agent not later than the fifth Business Day prior to the relevant Quarterly Date.
(e)Notice by the Administrative Agent to the Lenders. The Administrative Agent shall advise each applicable Lender of the details of an Interest Election Notice and such Lender’s portion of such resulting PIK Interest (if any) no less than one Business Day before the effective date of the election made pursuant to such Interest Election Notice.
(f)Failure to Make an Interest Election Notice; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Notice in accordance with Section 2.6(c), then the Borrower shall be deemed to have elected PIK Interest to the maximum amount permitted by Section 2.6(c).
(g)Default Interest. Notwithstanding the foregoing, if an Event of Default under Section 7.1(a) shall have occurred and be continuing, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder that is overdue shall bear interest at a rate per annum equal to 2.00% plus the rate that would otherwise be applicable to such amount pursuant to this Agreement.
(h)Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount (including PIK Interest) of such Loan as of the applicable date of determination.
2.7Payments.
(a)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or under Section 9.1, Section 9.2, or otherwise) or under any other Finance Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at New York, New York, 10055, Attn: Viral Naik / James Varian / Joseph Noonan. c/o General Atlantic Credit, except as otherwise expressly provided in the relevant Finance Document and except payments pursuant to Sections 9.1, Section 9.2, and Section 11.1, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding

Business Day (other than as contemplated in Section 2.1(c), 2.2(c), or 2.3(c)), in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement or under any other Finance Document are payable in Dollars.
(b)Each payment received by the Administrative Agent under this Agreement for account of a Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender at such Lender’s applicable lending office.
2.8Pro Rata Treatment. Except as otherwise expressly provided in this Agreement (including with respect to the exercise of the Exchange Right), (a) each Series of Loans shall be made from the relevant Lenders, pro rata among such relevant Lenders according to the amounts of their respective relevant Commitments, (b) each payment or prepayment of principal of each Series of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of such Series of the Loans held by them, and (c) each payment of interest on each Series of Loans (including PIK Interest) by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Series of Loans then due and payable to the respective Lenders.
2.9Presumptions of Payment
. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
2.10Sharing of Payments, Etc. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of (including PIK Interest) or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount (including PIK Interest) of any Series of Loans and accrued interest thereon then-due than the proportion received by any other Lender in respect of the same Series of Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders pro rata in accordance with the aggregate amount of principal of (including PIK Interest) and accrued interest on their respective Loans of such Series of Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this Section 2.10 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including in connection with the exercise by any Series A Lender of its Exchange Right in accordance with this Agreement) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.10 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Government Rule, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.11Permitted Intermediate HoldCo Financings.
(a)Notwithstanding anything to the contrary in this Agreement, but subject in all respects to the requirements set forth in this Section 2.11(a) and to the PIHI Side Letter, the Borrower may cause Intermediate HoldCos to incur Permitted Intermediate HoldCo Indebtedness or issue Permitted Intermediate HoldCo Preferred Equity subject solely to the following:
(i)the proceeds of any such Permitted Intermediate HoldCo Financing shall be used and applied solely to (A) the funding of equity into Intermediate HoldCos, the P1 Subsidiaries, the T4 Subsidiaries and/or the T5 Subsidiaries (as applicable), as and to the extent permitted by such Permitted Intermediate HoldCo Financing for the sole purposes of funding, without duplication, cost overruns with respect to the Projects or Mandatory Capital Improvements, (B) (if applicable)

the issuance of standby letters of credit in respect of the funding referenced in the foregoing clause (A), (C) actual and documented fees, and actual, reasonable and documented costs, in each case, incurred as transaction costs in respect of such Permitted Intermediate HoldCo Financing, (D) the establishment of customary reserves as and to the extent required by such Permitted Intermediate HoldCo Financing, and (E) the payment of cash interest payments, yield payments, and other ongoing obligations in respect of such Permitted Intermediate HoldCo Financing (other than amounts covered by the foregoing clause (C)), as certified in writing to the Administrative Agent and the Lenders by an Authorized Officer of the Borrower and the applicable Intermediate HoldCo;
(ii)the PIHI Participation Right; and
(iii)the PIHI Put Right.
(b)Subject to compliance in all respects with the foregoing Section 2.11(a), the Borrower may cause Intermediate HoldCos to structurally subordinate the Loans to Permitted Intermediate HoldCo Financings by granting security interests to the providers thereof in (i) the equity of Intermediate HoldCos, the P1 Subsidiaries, the T4 Subsidiaries, and/or the T5 Subsidiaries or (ii) any or all of the assets of any Intermediate HoldCo, P1 Subsidiary, T4 Subsidiary, or T5 Subsidiary, but, for the avoidance of doubt, no such security interests shall be permitted upon any other assets of the Borrower (including, without limitation, the Collateral) or upon any Equity Interests of the Borrower or any SFC Pledgor.
2.12Exchangeability of Series A Loans.
(a)Exchange Election. Subject to Section 2.12(e), each Series A Lender may elect, at any time and from time to time during the Exchangeability Period, to exchange the relevant portion of the principal amount of the Series A Loans held by such Series A Lender (the “Exchange Right”), into NEXT Shares (the “Exchange Shares”) at the Exchange Price pursuant to an Exchange Election Notice, to be delivered at the direction of applicable Series A Lender by the Administrative Agent to the Borrower and NEXT; provided, that, unless 100% of the then outstanding Series A Loans are being exchanged, no Exchange Election Notice shall be effective if the aggregate outstanding principal amount of the Series A Loans after giving effect thereto would be less than $19,000,000. An Exchange Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by the Borrower and NEXT.
(b)Transfer Agent Instruction Letter. As promptly as possible, but in no case later than two Business Days after an Exchange Election Notice has been duly delivered in accordance with this Section 2.12, NEXT shall deliver to its transfer agent (the “Transfer Agent”) (with a copy to the relevant Designated Holder) an instruction letter instructing the Transfer Agent to issue the Exchange Shares covered by such Exchange Election Notice.
(c)Settlement of Exchanges. As promptly as possible, but in no case later than the fifth Business Day after an Exchange Election Notice has been duly delivered in accordance with this Section 2.12, Borrower shall (or shall cause NEXT to) deliver to the relevant Designated Holder, in book-entry format or such other format that applies to deliveries of shares of such status then applicable as reasonably determined by Borrower, NEXT and/or the Transfer Agent, a number of Exchange Shares equal to (x) the sum of (A) the Exchange Amount indicated in the applicable Exchange Election Notice and (B) the accrued and unpaid interest on such Exchange Amount, calculated to, but excluding, the date of such Exchange Election Notice, divided by (y) the Exchange Price as of the date of such Exchange Election Notice, rounded down to the nearest whole Share. Upon such delivery and settlement, such Exchange Amount will be deemed to have been repaid by the Borrower and NEXT shall instruct the Transfer Agent to deliver a screenshot evidencing that such Exchange Shares have been credited to such Designated Holder. All Exchange Shares shall be duly and validly issued, fully paid and non-assessable when delivered to the relevant Designated Holders. The Borrower and NEXT acknowledge that the issuance of the Exchange Shares may result in dilution of the outstanding NEXT Shares, which dilution may be substantial under certain market conditions.
(d)Restrictive Legend. Upon the issuance of Exchange Shares pursuant to this Section 2.12, such shares shall bear the restrictive legend referring to resale restrictions under the Securities Act of 1933, as amended (the “Securities Act”), substantially in the form of Annex II; provided, that to the extent such Exchange Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and if the applicable Series A Lender delivers to NEXT a written request in customary form (including customary representations) to remove such restrictive legend, then NEXT will use commercially reasonable efforts to do so.
(e)Limitations on Exchange.
(i)Notwithstanding anything to the contrary, if the issuance of any Exchange Shares would result in any Designated Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Designated Holder, beneficially owning in excess of 19.9% of the then-outstanding NEXT Shares (the “Beneficial Ownership Cap”), then the applicable Exchange Amount shall be reduced as necessary to ensure any Designated Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Designated Holder does not beneficially own in excess of the Beneficial Ownership Cap. If the exercise of the Exchange Right would otherwise permit the Designated Holders to receive Exchange Shares in excess of the Beneficial Ownership Cap, but are not effected as a result of the Beneficial Ownership Cap, then NEXT will be required to subsequently issue to the Designated Holders such remaining number of Exchange Shares in one or more issuances as promptly as reasonably practicable following any time at which such subsequent issuance(s) would not exceed the Beneficial Ownership Cap (whether as a result of the issuance of Additional NEXT Shares, the sale by the Designated Holders of Exchange Shares or otherwise). If the Beneficial Ownership Cap would be implicated in respect of any exercise of the Exchange Right, the relevant Series A Lender shall specify in the Exchange Election Notice the number of Shares its Designated Holders can receive under the Beneficial Ownership Cap.
(ii)Notwithstanding anything to the contrary, prior to obtaining any requisite stockholder approval under applicable stock exchange rules, the aggregate number of NEXT Shares issuable as Exchange Shares pursuant to any exercise(s) of the Exchange Right under this Agreement shall not exceed a number of NEXT Shares equal to 19.9% of the number of NEXT Shares outstanding immediately prior to the execution of this Agreement (as proportionately adjusted for stock splits, stock combinations and similar events under Section 2.12(f)(i), the “Exchange Cap”), which Exchange Cap is a single, aggregate cap across all exercises of the Exchange Right and all Designated Holders and shall not be increased by subsequent issuances of NEXT Shares or sales by Designated Holders. If any exercise of the Exchange Right (or multiple exercises with an effective date on the same calendar day) would otherwise cause the aggregate number of Exchange Shares issued hereunder to exceed the Exchange Cap, then the number of Exchange Shares issuable in connection with such exercise(s) shall be reduced to the maximum number that may be issued without exceeding the Exchange Cap (allocated pro rata among the participating Series A Lenders based on the number of Exchange Shares otherwise issuable to each pursuant to such exercise(s), unless otherwise agreed by the Borrower, NEXT and such Series A Lenders), and the portion of the Exchange Amount that is not issuable as Exchange Shares due to the Exchange Cap shall be settled in cash in an amount equal to the number of Exchange Shares that would otherwise have been issuable but for the Exchange Cap multiplied by the Daily VWAP for NEXT Shares for a consecutive period consisting of five trading days immediately prior to the date of determination on the principal national securities exchange or market on which the NEXT Shares are then listed or quoted as of the applicable date of such exercise, payable as promptly as reasonably practicable and in any event within five Business Days thereafter; any such cash payment shall fully satisfy the Borrower and NEXT’s obligation with respect to that portion of the Exchange Amount, and the Borrower and NEXT shall have no obligation to subsequently issue Exchange Shares in respect thereof even if at a later time additional Exchange Shares could be issued without exceeding the Exchange Cap. If an exercise of the Exchange Right may implicate the Exchange Cap, the Borrower or NEXT shall notify the relevant Series A Lender of (i) the number of Exchange Shares that can be issued without exceeding the Exchange Cap (and any pro rata allocation applicable to concurrent exercises) and (ii) the corresponding cash amount payable in lieu of any excess Exchange Shares, and the related Exchange Election Notice need not specify the number of Exchange Shares available under the Exchange Cap.
(f)Certain Adjustments.
(i)Stock Dividends, Subdivision, Combinations and Consolidations. If NEXT, at any time while the Series A Loans are outstanding (in whole or in part) (A) pays a stock dividend or otherwise makes a distribution on NEXT Shares (or other Equity Interest of NEXT then issuable upon exercise of the Exchange Right) or any other equity or equity equivalent securities, in each case, payable in NEXT Shares (or other Equity Interest of NEXT), (B) subdivides outstanding NEXT Shares (or other Equity Interest of NEXT then issuable upon exercise of the Exchange Right) into a larger number of shares, or (C) combines or consolidates (including by reverse stock split) outstanding NEXT Shares (or other Equity Interest of NEXT then issuable upon exercise of the Exchange Right) into a smaller number of shares, then in each case the Exchange Price shall be multiplied by a fraction of which the numerator shall be the number of NEXT Shares outstanding immediately before such event and of which the denominator shall be the number of NEXT Shares outstanding immediately after such event. Any adjustment made pursuant to this Section 2.12(f)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or consolidation. If NEXT, at any time while the Series A Loans are outstanding (in whole or in part) distributes rights on NEXT Shares (or other Equity Interest of NEXT then issuable upon exercise of the Exchange Right) in connection with a shareholder rights plan (a “Shareholder Rights Plan”), no adjustment shall be made pursuant to this Section 2.12 and any such rights shall accompany the Exchange Shares issued pursuant to the Exchange Right for so long as such Shareholder Rights Plan remains in effect.
(ii)Spin-Offs, Sales of Substantially all Assets and Issuer Tender Offers.
(A)If NEXT distributes to all holders of its Shares capital stock or other equity interests of a subsidiary or other entity (a “Spin-Off”), and the Series A Lenders do not receive such distribution on an as converted basis (which such determination by NEXT as to whether to make such distribution to the Series A Lenders or adjust the Exchange Price shall be done in a commercially reasonable manner), the Exchange Price shall be adjusted by reducing it to the price that would have prevailed immediately prior to such Spin-Off, multiplied by a fraction (i) the numerator of which shall be the closing price of the NEXT Shares immediately prior to the ex-dividend date for the Spin-Off and (ii) the denominator of which shall be the sum of (a) the closing price of the NEXT Shares on such ex-dividend date plus (b) the fair market value (as determined in good faith by the Board of Directors) of the securities or assets distributed in respect of one NEXT Share,
(B)if NEXT shall sell, transfer, or otherwise dispose of all or substantially all of its assets (other than to a wholly owned subsidiary of NEXT ) and no distribution of the proceeds of such transaction or other consideration is made or payable, directly or indirectly, to holders of the NEXT Shares in connection therewith, the Exchange Price shall be adjusted by multiplying the Exchange Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Post-Transaction Value and the denominator of which shall be the Pre-Transaction Value; provided, however, that no adjustment shall be made under this clause (B) to the extent that the Exchange Right becomes exercisable for Alternate Consideration pursuant to Section 2.12(f)(iii). As used herein:
(1)“Pre-Transaction Value” means the price per share of NEXT Shares immediately prior to the consummation of such sale determined (by the Board of Directors in good faith) by reference to the average of the closing prices of NEXT Shares for the ten (10) consecutive trading days ending on the trading day immediately preceding the consummation of the transaction; and
(2)“Post-Transaction Value” means the price per share of NEXT Shares immediately following consummation of such sale (after giving effect to such transaction), as determined in good faith by the Board of Directors; and
(C)if NEXT effects a self-tender offer and the fair market value (determined by the Board of Directors in good faith) of the consideration paid per NEXT Share in respect thereof exceeds the closing price per NEXT Share on the trading day immediately following expiration of such offer, the Exchange Price shall be adjusted by multiplying the Exchange Price then in effect by a fraction, the numerator of which shall be the average closing price of NEXT Shares for the five (5) trading days immediately following expiration of such offer, and the denominator of which shall be the average closing price of NEXT Shares for the five (5) trading days immediately preceding the expiration of such offer (as each such average closing price is determined in good faith by the Board of Directors).

For the avoidance of doubt, no adjustment shall be made under this Section 2.12(f)(ii) in respect of any transaction or event for which an adjustment is made pursuant to another provision of this Section 2.12(f) or which the Series A Lenders participate in pursuant to Section 2.12(f)(vi).
(iii)Reclassifications, Reorganizations, Consolidations and Mergers. In the event of (A) any capital reorganization of NEXT, (B) any reclassification or recapitalization of the stock of NEXT (other than (x) a change in par value or from par value to no par value or from no par value to par value or (y) as a result of a stock dividend, subdivision, combination or consolidation of shares as to which Section 2.12(f)(i) shall apply), or (C) any consolidation or merger of NEXT with or into another Person (where NEXT is not the surviving corporation or where there is a change in or distribution with respect to the NEXT Shares or any other Equity Interest then issuable upon exercise of the Exchange Right), then the Exchange Right shall, after such reorganization, reclassification, recapitalization, consolidation or merger, be exercisable for the kind and number of shares of stock or other securities or property (“Alternate Consideration”) of NEXT or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of Exchange Shares at the time of such reorganization, reclassification, recapitalization, consolidation or merger, would have been entitled to upon such reorganization, reclassification, recapitalization, consolidation or merger, without giving effect to the Exchange Cap. In such event, the aggregate Exchange Price otherwise payable for the NEXT Shares (or such other Equity Interest) issuable upon exercise of the Exchange Right shall be allocated among the Alternative Consideration receivable as a result of such reorganization, reclassification, recapitalization, consolidation, or merger in proportion to the respective fair market values of such Alternate Consideration (as agreed upon in good faith by the applicable Series A Lender and NEXT). If and to the extent that the holders of NEXT Shares (or such other Equity Interest) have the right to elect the kind or amount of consideration receivable upon consummation of such reorganization, reclassification, recapitalization, consolidation or merger, then the consideration that the applicable Series A Lender shall be entitled to receive upon exercise shall be specified by such Series A Lender, which specification shall be made by such Series A Lender by the later of (x) ten Business Days after such Series A Lender is provided with a final version of all material information concerning such choice as is provided to the holders of NEXT Shares (or such other Equity Interest) and (y) the last time at which the holders of NEXT Shares (or such other Equity Interest) are permitted to make their specifications known to NEXT; provided, that if such Series A Lender fails to make any specification within such time period, such Series A Lender’s choice shall be deemed to be whatever choice is made by a plurality of all holders of NEXT Shares (or such other Equity Interest) that are not affiliated with NEXT (or, in the case of a consolidation or merger, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reorganization, reclassification, recapitalization, consolidation or merger, all references to “Exchange Shares” herein shall be deemed to refer to the Alternate Consideration to which the applicable Series A Lender is entitled pursuant to this Section 2.12(f). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, recapitalizations, consolidations, or mergers.
(iv)Below Market Issuances
(A)No adjustment to the Exchange Price will be made under this Section 2.12(f)(iv) in respect of the issuance of: (1) NEXT Shares (including restricted stock) or Options or other equity awards to purchase NEXT Shares to directors, officers, employees, consultants or other service providers of NEXT in their capacity as such pursuant to a duly authorized NEXT equity incentive plan approved by the board of directors of NEXT; (2) NEXT Shares issued upon the conversion or exercise of any Options or Convertible Securities (other than Options or other equity awards to purchase NEXT Shares issued pursuant to a duly authorized NEXT equity incentive plan covered by clause (1) above) issued and publicly disclosed by NEXT prior to the date hereof; (3) the Exchange Shares; (4) the issuance or sale of NEXT Shares, or any Options or Convertible Securities (and NEXT Shares issued upon exercise or conversion thereof) for consideration per one Next Share or with an exercise or conversion price, as applicable, greater than or equal to the New Issuance FMV; or (5) the issuance of securities in a transaction described in Section 2.12(f)(i) or Section 2.12(f)(ii) (which issuance shall result in the adjustments set forth in such sections) (the issuances described in clauses (1) through (5) above, collectively, “Excluded Issuances”).

(B)Deemed Issue of NEXT Shares. Other than Excluded Issuances, if NEXT at any time during the Exchangeability Period shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of NEXT Shares to receive any such Options or Convertible Securities, then the maximum number of NEXT Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability, including payment of any conversion, exchange or exercise or exchange price, but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional NEXT Shares (as defined below) issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of 5:00 p.m. (New York City time) on such record date and the provisions hereof that are applicable to the issuance of Additional NEXT Shares shall apply thereto; provided, that, in any such case in which Additional NEXT Shares are deemed to be issued, no further adjustments in the Exchange Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(C)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exchange Price pursuant to the terms of this Section 2.12(f)(iv), are revised (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either any increase or decrease in (1) the number of NEXT Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) the consideration payable to NEXT upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exchange Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exchange Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security and calculated in accordance with this Section 2.12(f)(iv), and the number of Exchange Shares issuable upon the exercise of the Exchange Right immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 2.12(f)(iv)(D).
(D)If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exchange Price pursuant to the terms of this Section 2.12(f)(iv) because such Option or Convertible Security was issued before the date hereof, are revised on or after the date hereof solely as a result of an amendment to such terms (and not as a result of the provisions contained therein as of the date hereof) to provide for either any increase or decrease in (1) the number of NEXT Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) the consideration payable to NEXT upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional NEXT Shares subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective but solely to the extent of such increase or decrease resulting from such amendment and without taking into account the number of NEXT Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or the consideration payable to NEXT upon such exercise, conversion or exchange, in each case, in effect as of the date hereof.
(E)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance, pursuant to its original terms or upon a revision of its terms) in an adjustment to the Exchange Price pursuant to the terms of this Section 2.12(f)(iv), the Exchange Price shall be readjusted to such Exchange Price as would have been obtained had such Option or Convertible Security never been issued.
(F)Other than Excluded Issuances, in the event NEXT shall at any time after the date hereof issue or sell additional NEXT Shares (“Additional NEXT Shares”), including Additional NEXT Shares deemed to be issued pursuant to Section 2.12(f)(iv)(B), for consideration per share of NEXT Shares less than the Fair Market Value (as of the date of such issuance or deemed issuance, as applicable, or the ex-date if applicable), then the Exchange Price shall be reduced (and in no event increased), in connection with such sale or issue, to a price equal to the Exchange Price in effect immediately prior to such issue of Additional NEXT Shares multiplied by a fraction of which (x) the numerator shall be the number of NEXT Shares outstanding immediately before such event, plus the number of NEXT Shares which the aggregate consideration expected to be received by NEXT (as determined in good faith by the board of directors of NEXT) would purchase at the Fair Market Value and of which (y) the denominator shall be the number of NEXT Shares outstanding immediately before such event, plus the number of such shares of Additional NEXT Shares issued or sold (or deemed to be issued or sold) in such transaction.
(v)For the purposes of Section 2.12(f)(iv), the consideration received by NEXT for the issue of any Additional NEXT Shares shall be computed as follows:
(A)Cash and Property. Such consideration shall: (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by NEXT (gross of any underwriting or initial purchaser discount), excluding amounts paid or payable for accrued interest; (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined reasonably in good faith by the board of directors of NEXT; and (3) in the event Additional NEXT Shares are issued together with other interests or securities or other assets of NEXT for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) of this Section 2.12(f)(v)(A), as determined in good faith by the board of directors of NEXT.
(B)Options and Convertible Securities. The consideration per share received by NEXT for Additional NEXT Shares deemed to have been issued pursuant to Section 2.12(f)(iv)(B), relating to Options and Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by NEXT as consideration for the issue of such Options or Convertible Securities (gross of any underwriting or initial purchaser discount, the price of any capped call or call spread overlay, and any transaction costs) plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to NEXT upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of NEXT Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number or increase to such number in connection with any “make-whole fundamental change” or similar provision) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(C)In the event NEXT shall issue on more than one date Additional NEXT Shares that is a part of one transaction or a series of related transactions and that would result in an adjustment to the Exchange Price pursuant to the terms of Section 2.13(e)(iii), then, upon such final issuance, the Exchange Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of any subsequent issuances within such period).
(vi)Other Specified Distributions. During such time as the Series A Loans remain outstanding, if NEXT shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of NEXT Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, evidences of indebtedness of NEXT or any other Person or any other property (including any Equity Interest, other securities or evidences of indebtedness of a subsidiary) or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any dividend or distribution referred to in Section 2.12(f)(i) or Section 2.12(f)(ii)) (a “Specified Distribution”), at any time after A&R Effective Date, then, in each such case, the Series A Lenders shall be entitled to participate in such Specified Distribution to the same extent that the Series A Lenders would have participated therein if the Series A Lenders had held the number of NEXT Shares acquirable upon complete exercise of the Exchange Right immediately before the date of which a record is taken for such Specified Distribution, or, if no such record is taken, the date as of which the record holders of NEXT Shares are to be determined for the participation in such Specified Distribution. To the extent that such Exchange Right has not been partially or completed exercised at the time of such Specified Distribution, such portion of the Specified Distribution (a “Delayed Specified Distribution”) shall be held in abeyance for the benefit of the Series A Lenders until the Series A Lenders has exercised the Exchange Right. Any such Delayed Specified Distribution shall be payable, net of any Section 305 Indemnity Amount already paid to such Series A Lender with respect to such Delayed Specified Distribution that has not been paid over pursuant to Section 9.1(i) (the amount of the reduction due to any such netting, expressed as a positive number, the “Section 305 Netting Amount”), upon exercise of the Exchange Right.
(vii)Calculations. All calculations under this Section 2.12(f) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2.12(f), the number of NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right) deemed to be issued and outstanding as of a given date shall be the sum of the number of NEXT Shares (or such other NEXT security) (excluding treasury shares, if any) issued and outstanding on such date. In the event of any dispute as to any calculation or determination under this Agreement, including without limitation, the New Issuance FMV, the Series A Lenders and NEXT agree to enter into confidential, good faith negotiations to attempt to resolve the dispute and if they cannot agree to resolve the dispute, then the Series A Lenders shall have the right to request the appointment of a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing to be jointly selected by the board of directors of NEXT and the Series A Lenders (the “Calculation Firm”), which shall give its opinion as to whether or not any calculation or determination under this Agreement shall be adjusted and, if such firm determines that an adjustment is necessary. NEXT shall adjust the terms of such calculation or determination in a manner that is consistent with any adjustment recommended in such opinion. The fees and expenses of the Calculation Firm shall be payable by (x) the Series A Lenders if the Calculation Firm determines that NEXT’s calculation or determination was materially correct or (y) in all other cases, NEXT.
(viii)Adjustment Events and Other Events. In case any event shall occur affecting NEXT as to which none of the provisions of preceding subsections of this Section 2.12(f) are strictly applicable, but which would require an adjustment to the terms of this Section 2.12(f) in order to (A) avoid an adverse impact on the Exchange Right, including, without limitation, avoiding a diluting or concentrative effect on the theoretical value of the relevant NEXT and (B) effectuate the intent and purpose of this Section 2.12(f) or in the case that the Series A Lenders believe that one or more of the enumerated adjustment events set forth in Section 2.12(e) has occurred, but there has been no adjustment, then, in each such case, the Series A Lenders and NEXT agree to enter into confidential, good faith negotiations to attempt to resolve the dispute and if they cannot agree to resolve the dispute, upon the request of the Series A Lenders, NEXT and the Series A Lenders shall jointly and in good faith appoint a Calculation Firm, which shall give its opinion as to whether or not any adjustment to the rights represented by the Exchange Right is necessary to effectuate the intent and purpose of this Section 2.12(f) and, if such firm determines that an adjustment is necessary, the terms of such adjustment. NEXT shall adjust the terms of this Section 2.12(f) in a manner that is consistent with any adjustment recommended in such opinion. The fees and expenses of the Calculation Firm shall be payable by (x) the Series A Lenders if the Calculation Firm determines that NEXT no adjustment was required or (y) in all other cases, NEXT.
(ix)Notice to Series A Lenders.
(A)Adjustment. Whenever any of the terms of this Agreement are adjusted pursuant to any provision of this Section 2.12(f) or any other applicable provision hereof, the NEXT shall promptly (but in no event later than five Business Days thereafter) send to the Series A Lenders a notice signed by a duly authorized officer of NEXT and setting forth (x) the Exchange Price, number of Exchange Shares and, if applicable, the kind and amount of Alternate Consideration purchasable hereunder after such adjustment and (y) the facts requiring such adjustment in reasonable detail.
(B)Notice to Allow Exercise by the Series A Lenders. If, during the period in which the Series A Loans are outstanding, (1) NEXT shall declare a dividend (or any other distribution in whatever form) on the NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right), (2) NEXT shall declare a cash dividend on or a redemption of the NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right), (3) NEXT shall authorize the granting to all holders of the NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right) rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (other than in connection with a Shareholder Rights Plan), (4) the approval of any stockholders of NEXT shall be required in connection with any reclassification of the NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right), any consolidation or merger to which NEXT is a party, any sale or transfer of all or substantially all of the assets of NEXT, or any compulsory share exchange whereby the NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right) is converted into other securities, cash or property, or (5) NEXT shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of NEXT, then, in each case, NEXT shall cause to be mailed to each of the Series A Lenders at its last address, at least twenty calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right) of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the NEXT Shares (or such other NEXT security as is then issuable upon exercise of the Exchange Right) of record shall be entitled to exchange their shares of the NEXT Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding NEXT or any of its subsidiaries, as determined by NEXT in its sole discretion, NEXT shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Series A Lenders shall remain entitled to exercise their Exchange Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
(C)Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 2.12(f), the Borrower and NEXT shall take any action which may be necessary, including obtaining regulatory, Securities Exchange or other applicable national securities exchange or stockholder approvals or exemptions, so that NEXT may thereafter validly and legally issue as fully paid and nonassessable all Exchange Shares that the Holder is entitled to receive upon exercise of the Exchange Right pursuant to this Section 2.12(f).
(g)No Fractional Shares. Upon exchange of the Exchange Amount into Exchange Shares, any fraction of a share will be rounded down to the next whole share of the Exchange Shares, and no value will be accorded to such fractional share.
(h)NEXT Obligation. NEXT shall undertake to ensure that it and the Borrower’s obligations under this Section 2.12 are satisfied in accordance with the terms hereof.
Article 3.
CONDITIONS PRECEDENT
3.1Conditions to Effectiveness of the Original Agreement. The effectiveness of the Original Agreement and the occurrence of Original Closing Date were subject to satisfaction of the conditions precedent set forth below, each of which was reasonably satisfactory in form and substance to the Administrative Agent and each original Lender (unless otherwise specified below) (or waived in accordance with Section 11.7):

(a)Corporate Documents. The Administrative Agent shall have received an officer’s certificate from each Credit Party, signed by an Authorized Officer of such Credit Party, dated as of the Original Closing Date, certifying:
(i)that attached to such certificate is, as applicable, a true and complete copy of one or more certificates of the Secretary of State (or its jurisdictional equivalent, as applicable) of the jurisdiction of formation of such Person, dated reasonably near the Original Closing Date certifying (A) as to a true and correct copy of the certificate of formation of such Credit Party and each amendment thereto on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (B) that (1) such amendments are the only amendments to such Credit Party’s Organic Documents on file in such Secretary of State’s office (or its jurisdictional equivalent, as applicable) and (2) such Credit Party is duly incorporated or formed, as applicable, and in good standing or presently subsisting under the laws of the applicable jurisdiction of formation;
(ii)that attached to such certificate is a true and complete copy of the Organic Documents of such Credit Party including, as applicable, evidence of registration thereof in the public registry corresponding to the corporate domicile of such Credit Party;
(iii)that attached to such certificate is a true and complete copy of the valid resolutions from the board of directors, managers, shareholders or members, and any other necessary corporate or other applicable authorizations and consents duly authorizing or ratifying: (A) the financing and other transactions contemplated by this Agreement, (B) to the extent applicable, the granting of Liens by it in connection therewith in accordance with the Security Documents, and (C) its execution of, delivery of and performance under each Finance Document to which it is or is to be party and each other document or instrument required to be executed and delivered by it in accordance with the provisions hereof or thereof, and the granting of any necessary powers of attorney; and
(iv)that attached to such certificate is a true and complete copy of the incumbency and signature of such Credit Party authorized to execute and deliver on its behalf the Finance Documents to which it is or is to be a party and any other documents in connection with the transactions contemplated hereby and thereby.
(b)Closing Certificates. Delivery to the Administrative Agent of a certificate, signed by an Authorized Officer of the Borrower, in substantially the form of Exhibit C;
(c)Transaction Documents. The Administrative Agent shall have received copies of each of:
(i)the Finance Documents, duly executed and delivered by the parties thereto and in full force and effect and no default by any party thereto shall have occurred and be continuing;
(ii)each P1 Financing Document (and any supplements or amendments thereto), and a certificate from an Authorized Officer of the Borrower to the effect that (A) the copies of the P1 Financing Documents delivered pursuant to this clause (ii) are true, correct and complete and (B) each such P1 Financing Document is, to the Borrower’s Knowledge, in full force and effect and enforceable against each party thereto in accordance with its terms; and
(iii)each P1 Material Project Document executed as of the Original Closing Date, certified by an Authorized Officer of the Borrower as being a true, complete and correct copy thereof, each of which shall be in full force and effect and no default by any Subsidiary of NEXT that is a party thereto and, to the Borrower’s Knowledge, no default by any other party thereto shall have occurred and be continuing.
(d)Opinions of Counsel. The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York and Delaware counsel to the Credit Parties, addressed to each Lender and each Agent, dated as of the Original Closing Date;
(e)Know-Your-Customer Documentation. The Lenders and the Agents shall have received documentation in reasonably satisfactory form, scope and substance requested by any Lender or Agent in order to enable such Lender or Agent to carry out all necessary “know your customer” or similar requirements and other information required by bank regulatory authorities, including those reasonably required to ensure compliance with applicable and anti-money laundering rules and regulations in such Lender’s or Agent’s jurisdiction, including the PATRIOT Act;
(f)Compliance with Applicable Government Rules. The Borrower and its Subsidiaries shall be in compliance in all material respects with all material Government Rules applicable to such Person;
(g)Absence of Pending Litigation. There shall be no pending or to the Borrower’s Knowledge, threatened litigation or proceeding that has a reasonable likelihood of being adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(h)Lien Search; Perfection of Security Interests. The Administrative Agent shall have received copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral: (i) completed requests for information or lien, judgment and litigation search reports, dated no more than ten Business Days prior to the Original Closing Date, for the State of Delaware and any other jurisdiction reasonably requested by the Administrative Agent that name the Credit Parties or any of their respective Subsidiaries as debtors, together, as applicable, with copies of each UCC-1 financing statement, fixture filing or other filings listed therein, which shall evidence no Liens, other than Permitted Liens and (ii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents necessary in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including the delivery by the Pledgor to the Collateral Agent of the original certificates representing all limited liability company or other ownership interests in the Borrower, together with transfer powers duly executed in blank or with appropriate endorsements;
(i)Financial Statements. The Administrative Agent shall have received (i) the latest available financial statements required to be delivered by the P1 Project Company under Section 10.1 (Financial Statements) of the P1 Credit Agreement, (ii) the most recent quarterly consolidated financial statements of NEXT, which financial statements need not be audited, and (iii) the most recent audited annual consolidated financial statements of NEXT; provided that, any information required to be delivered pursuant to this Section 3.1(i) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted (and is publicly available) on the Borrower’s (or its direct or indirect parent’s) website on the Internet (which website is located as of the Original Closing Date at https://www.next-decade.com/) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto);
(j)No Default. (i) No Default or Event of Default shall have occurred and be continuing, and, except for the matter set forth in Schedule 4.11, no “Default” or “Event of Default” under and as defined in any P1 Financing Document shall have occurred and be continuing;
(k)Representations and Warranties. All representations and warranties of the Credit Parties are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the Original Closing Date (after giving effect thereto); provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date;
(l)Payment of Fees and Expenses. The Borrower has paid or has arranged to pay all outstanding fees, premiums, expenses and other charges then due and payable (or reimbursable) by it to the Secured Parties (including, without limitation, fees and disbursements of legal counsel) under the Finance Documents at such time; and
(m)Repayment of Existing Debt. The Administrative Agent shall have received evidence that the Existing Debt shall have been paid in full in accordance with the Closing Date Payment Direction or that such repayment will be consummated concurrently with the Original Closing Date and all Liens securing such Existing Debt and obligations related thereto and all guarantees in respect thereof shall have been or concurrently with the Original Closing Date are being released.
3.2Conditions to the A&R Effective Date. The occurrence of the A&R Effective Date and the obligations of the Lenders to extend credit hereunder are subject to satisfaction of the conditions precedent set forth below, each of which shall be reasonably satisfactory in form and substance to the Administrative Agent and each Series A Lender (unless otherwise specified below) (or waived in accordance with Section 11.7):

(a)The Administrative Agent shall have received copies of each of:
(i)the Finance Documents, duly executed and delivered by the parties thereto and in full force and effect and no default by any party thereto shall have occurred and be continuing;
(ii)each Project Financing Document (and any supplements or amendments thereto), and a certificate from an Authorized Officer of the Borrower to the effect that (A) the copies of the Project Financing Documents delivered pursuant to this clause (ii) are true, correct and complete and (B) each such Project Financing Document is, to the Borrower’s Knowledge, in full force and effect and enforceable against each party thereto in accordance with its terms; and
(iii)each P1 Material Project Document, T4 Material Project Document and T5 Material Project Document executed as of the A&R Effective Date, certified by an Authorized Officer of the Borrower as being a true, complete and correct copy thereof, each of which shall be in full force and effect, and no default by any Subsidiary of NEXT that is a party thereto and, to the Borrower’s Knowledge, no default by any other party thereto shall have occurred and be continuing;
(b)(i) no Default or Event of Default shall have occurred and be continuing on the A&R Effective Date and after giving effect thereto, or would result from the transactions contemplated to occur on the A&R Effective Date, and (ii) except for the matters set forth in Schedule 4.11, no “Default” or “Event of Default” under and as defined in any Project Financing Document shall have occurred and be continuing, or would result from the transactions contemplated to occur on the A&R Effective Date;
(c)all representations and warranties of the NEXT Parties shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the A&R Effective Date and after giving effect thereto, as though made on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date;
(d)the Lenders and the Agents shall have received documentation in reasonably satisfactory form, scope and substance requested by any Lender or Agent in order to enable such Lender or Agent to carry out all necessary “know your customer” or similar requirements and other information required by bank regulatory authorities, including those reasonably required to ensure compliance with applicable and anti-money laundering rules and regulations in such Lender’s or Agent’s jurisdiction, including the PATRIOT Act;
(e)the Borrower shall have acquired, and shall be the sole direct beneficial owner of, 100% of the Equity Interests in P2 Super Holdings in a manner and pursuant to documentation reasonably satisfactory to the Lenders;
(f)the Administrative Agent and the Lenders shall have received copies or evidence, as the case may be, of the following actions in connection with the perfection of the Collateral: (i) completed requests for information or lien, judgment and litigation search reports, dated no more than ten Business Days prior to the A&R Effective Date, for the State of Delaware and any other jurisdiction reasonably requested by the Administrative Agent or any Lender that name the Credit Parties or any of their respective Subsidiaries as debtors, together, as applicable, with copies of each UCC-1 financing statement, fixture filing or other filings listed therein, which shall evidence no Liens, other than Permitted Liens and (ii) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Documents necessary in order to perfect the first-priority (subject to Permitted Liens) Liens created thereunder, including the delivery by the Pledgor or the Borrower (as applicable) to the Collateral Agent of the original certificates representing all limited liability company or other Equity Interests of the Borrower and the SFC Pledgors, together with transfer powers duly executed in blank or with appropriate endorsements;
(g)the Borrower and its Subsidiaries shall be in compliance in all material respects with all material Government Rules applicable to such Person;

(h)there shall be no pending or to the Borrower’s Knowledge, threatened litigation or proceeding that has a reasonable likelihood of being adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(i)the Borrower shall have paid or caused to be paid all outstanding fees, premiums, expenses and other charges then due and payable (or reimbursable) by it to the Secured Parties (including, without limitation, all fees and disbursements of legal counsel) under the Finance Documents at such time;
(j)the Administrative Agent shall have received (i) an opinion of Latham & Watkins LLP, special New York and Delaware counsel to the NEXT Parties, addressed to each Lender and each Agent, dated as of the A&R Effective Date, (ii) corporate and authorization documents, officer’s certificates, financial statements, and other deliverables consistent with those delivered in connection with the Original Closing Date (including with respect to NEXT), and (iii) such other documents reasonably requested by the Administrative Agent or any Lender in connection with the transactions contemplated by the Finance Documents; and
(k)NEXT, the Borrower and the Series A Lenders, as applicable, shall have entered into (i) an amended and restated registration rights agreement, pursuant to which, among other things, NEXT shall provide certain registration rights with respect to the Exchange Shares, under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws, (ii) the Warrants, pursuant to which, among other things, the “Beneficial Ownership Limitation” (as defined in the original warrant documents delivered prior to the A&R Effective Date) thereunder and the related provisions shall be removed and the expiration date thereunder shall be extended by two years, and (iii) such other documents as may be reasonably requested by any Series A Lenders in connection with the Exchange Shares and the Warrants.
Article 4.
REPRESENTATIONS AND WARRANTIES
The Borrower made and hereby makes the representations and warranties contained in this Article 4 to each Agent and each Lender as of the Original Closing Date, the First Amendment Effective Date, and the A&R Effective Date. The representations and warranties contained herein (together with those made pursuant to the Existing Agreement) shall survive the execution and delivery of this Agreement.
4.1Corporate Status. The Borrower (a) is a limited liability company duly formed and validly existing under the laws of the State of Delaware, (b) is duly qualified and in good standing (where relevant) under the laws of each jurisdiction where the conduct of its business requires such qualification except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to perform all its Obligations under the Finance Documents to which it is or may become party, including the granting of security interests and Liens pursuant to the Security Documents.
4.2Corporate Power and Authority. The Borrower has taken all necessary action to authorize or ratify the execution, delivery and performance by it of each of the Finance Documents to which it is a party as have been executed and delivered by it as of each date this representation and warranty is made or deemed to be made. The Borrower has duly authorized, executed and delivered each of the Finance Documents to which, as of the relevant date that this representation and warranty is made or deemed made, it is a party.
4.3Government Approval. The Borrower has obtained all material Government Approvals necessary under applicable Government Rule in connection with the Borrower’s execution, delivery and performance of the Finance Documents to which it is a party.
4.4Compliance with Applicable Government Rules. The Borrower and each of its Subsidiaries is in compliance in all material respects with all material Government Rules applicable to such Person or its business or assets.
4.5Legality and Enforceability. Assuming due execution and delivery thereof by each other party thereto, each Finance Document to which the Borrower is a party constitutes or, when executed and delivered by the Borrower and all other parties to the relevant Finance Document, will constitute, the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (b) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

4.6Environmental Matters. Except as set forth in Schedule 4.6 or as could not reasonably be expected to result in a Material Adverse Effect, the Borrower, each Project Company, and each Project are, and have been, in compliance with all applicable Environmental Laws.
4.7Security. The Security Documents that have been delivered on or prior to the date this representation is made are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien on and security interest in all of the Collateral purported to be covered thereby (subject to Permitted Liens and any exceptions permitted under the Security Documents).
4.8Event of Default. No Default or Event of Default has occurred and is continuing.
4.9No Breach. The execution by the Borrower of the Finance Documents to which it is a party or the consummation of the transactions contemplated thereby or the compliance with the terms thereof does not or will not (i) conflict with or violate the Borrower’s Organic Documents, (ii) violate any material Government Rule applicable to it where such violation could reasonably be expected to have a Material Adverse Effect, (iii) result in or create any Lien upon any of the revenues, properties or assets of the Borrower (other than Permitted Liens), or (iv) contravene or conflict with any material agreement which is binding upon the Borrower or any of its revenues, properties or assets, except where such contravention or conflict does not have and could not reasonably be expected to have a Material Adverse Effect.
4.10Ownership.
(a)as of the Original Closing Date: (i) the Pledgor directly owns 100% of the limited liability company interests of the Borrower, (ii) the Borrower directly owns 100% of the limited liability company interests of P1 Super Holdings, (iii) P1 Super Holdings directly owns 100% of the limited liability company interests of P1 Holdings, (iv) P1 Holdings directly owns 100% of the limited liability company interests of P1 Member, (v) P1 Member directly owns 100% of the Class A Units of P1 JVCo, (vi) P1 JVCo directly owns 100% of the limited liability company interests of P1 Pledgor, and (vii) P1 Pledgor directly owns 100% of the limited liability company interests of the P1 Project Company;
(b)as of the A&R Effective Date:
(i)(A) the Pledgor directly owns 100% of the limited liability company interests of the Borrower and (B) the Borrower directly owns 100% of the limited liability company interests of P1 Super Holdings and P2 Super Holdings;
(ii)(A) P1 Super Holdings directly owns 100% of the limited liability company interests of P1 SFC Borrower, (B) P1 SFC Borrower directly owns 100% of the limited liability company interests of P1 FC Pledgor, (C) P1 FC Pledgor directly owns 100% of the limited liability company interests of P1 FC Borrower, (D) P1 FC Borrower directly owns 100% of the limited liability company interests of P1 Holdings, (E) P1 Holdings directly owns 100% of the limited liability company interests of P1 Member, (F) P1 Member directly owns 100% of the Class A Units of P1 JVCo, (G) P1 JVCo directly owns 100% of the limited liability company interests of P1 Pledgor, and (H) P1 Pledgor directly owns 100% of the limited liability company interests of the P1 Project Company;
(iii)(A) P2 Super Holdings directly owns 100% of the limited liability company interests of P2 SFC Borrower, (B) P2 SFC Borrower directly owns 100% of the limited liability company interests of P2 FC Pledgor, (C) P2 FC Pledgor directly owns 100% of the limited liability company interests of P2 FC Borrower, and (D) P2 FC Borrower directly owns 100% of the limited liability company interests of P2 Member;
(iv)(A) P2 Member directly owns 100% of the Class A Units of T4 JVCo, (B) T4 JVCo directly owns 100% of the limited liability company interests of T4 Pledgor, and (C) T4 Pledgor directly owns 100% of the limited liability company interests of the T4 Project Company; and
(v)(A) P2 Member directly owns 100% of the Class A Units of T5 JVCo, (B) T5 JVCo directly owns 100% of the limited liability company interests of T5 Pledgor, and (C) T5 Pledgor directly owns 100% of the limited liability company interests of the T5 Project Company; and

(c)there are no call options, purchase options or similar rights of any Person in respect of such Equity Interests described in Section 4.10(a) or 4.10(b) other than as set forth in the Permitted Intermediate Financing Documents, the Project Financing Documents, or the Organic Documents of such Person.
4.11Litigation
. Except as set forth in Schedule 4.11, there is no pending, or to the Borrower’s Knowledge, threatened in writing, litigation, investigation, action or proceeding, of or before any court, arbitrator or Government Authority which could reasonably be expected to have a Material Adverse Effect.
4.12Permitted Business. The Borrower has not engaged in any business activity other than the ownership of the RG Entities and other Permitted Business.
4.13Accuracy of Disclosure. Except as otherwise disclosed by the Borrower to the Administrative Agent in writing on or prior to the relevant date on which this representation and warranty is made or deemed to be made, neither this Agreement nor any Finance Document nor any reports, financial statements, certificates or other written information furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the negotiation of, and the extension of credit under the Finance Documents or delivered to the Lenders or the Administrative Agent (or their respective counsel), when taken as a whole, contains, any untrue statement of a material fact pertaining to the Borrower, any other Credit Party, NEXT or the Projects, or omits to state a material fact pertaining to the Borrower, any other Credit Party, NEXT or the Projects necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading, in any material respect; provided, that (a) with respect to any projected financial information, forecasts, estimates, or forward-looking information, information of a general economic or general industry nature or pro forma calculation made in this Agreement, the Closing Date Financial Model, including with respect to the start of operations of the Projects, the Term Conversion Date (as defined in the P1 Credit Agreement, the T4 Credit Agreement, or the T5 Credit Agreement, as applicable), final capital costs or operating costs of the Development (as defined in the P1 Common Terms Agreement, the T4 Common Terms Agreement, or the T5 Common Terms Agreement, as applicable), oil prices, Gas prices, LNG prices, electricity prices, Gas reserves, rates of production, Gas market supplies, LNG market demand, exchange rates or interest rates, rates of taxation, rates of inflation, transportation volumes or any other forecasts, projections, assumptions, estimates or pro forma calculations, the Borrower represents only that such information was based on assumptions made in good faith and believed to be reasonable at the time made in light of the legal and factual circumstances then applicable to the Borrower, the other Credit Parties, NEXT and the Projects, and the Borrower makes no representation as to the actual attainability of any projections set forth in the Closing Date Financial Model or any such other items listed in this clause (a), and (b) the Borrower makes no representation with respect to any information or material provided by a consultant (except to the extent such information or material originated with the Borrower).
4.14Tax Status; Payments of Taxes. Neither any Credit Party nor any of its Subsidiaries are classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby shall affect such status. The Borrower is disregarded as an entity separate from NEXT (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)) for U.S. federal income tax purposes. The Borrower and each of its Subsidiaries has timely filed, or caused to be filed, all material Tax returns required by applicable Government Rule to be filed. The Borrower and each of its Subsidiaries has paid, or caused to be paid, (a) all Taxes shown to be due and payable on such Tax returns or on any material assessments made against the Borrower or its Subsidiaries or any of its or their property and (b) all material Taxes imposed on the Borrower or its Subsidiaries or its or their property by any Government Authority (other than Taxes the payment of which are not yet due, giving effect to any applicable extensions or the permitted period for payment prior to the Tax becoming delinquent or incurring interest or penalties, or which are being Contested), and no tax Liens (other than Permitted Liens) have been filed and no material actions, suits, proceedings, investigations, audits, or claims are being asserted with respect to any such Taxes (other than claims which are being Contested).
4.15Financial Statements. The financial statements of NEXT furnished to the Administrative Agent pursuant to 3.1(i), were prepared in accordance with GAAP and fairly present, in all material respects in each case, its financial condition as at the date thereof, subject to the qualifications noted therein and subject in the case of any such interim or unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.
4.16Sanctions.

(a)Neither the making (or deemed making or reclassification) of the Loans nor the use of proceeds of the Loans by the Borrower or its Affiliates will violate or cause any violation by any Person of applicable Sanctions Regulations.
(b)None of the Subject Compliance Persons is a Restricted Person.
(c)The Borrower and its Subsidiaries have instituted and maintain policies and procedures, including appropriate controls, reasonably designed to promote compliance by such Persons and their directors, officers, employees, and authorized agents with Sanctions Regulations.
4.17Investment Company Act. Neither the Borrower nor its Subsidiaries is and after giving effect to the transactions contemplated hereby will be, an “investment company” required to be registered under the Investment Company Act of 1940.
4.18Margin Regulations. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder) and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, or any regulations substituted therefore, as from time to time in effect.
4.19Solvency. The Borrower and its Subsidiaries are, on a consolidated basis, and immediately after the incurrence (including through reclassification or otherwise) of Indebtedness hereunder, will be, Solvent.
4.20ERISA/Employee Matters.
(a)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the Borrower’s Knowledge, nothing has occurred that would cause the loss of such tax-qualified status.
(b)There are no pending or, to the Borrower’s Knowledge, threatened claims, actions or lawsuits, or action by any Government Authority, with respect to any Plan that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)No ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that, individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of each Credit Party or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is zero.
(e)Neither the Borrower nor its Subsidiaries employ any current or former employees. Neither the Borrower nor its Subsidiaries sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under, any Plan, Pension Plan or Multiemployer Plan. Without limiting the generality of the foregoing, neither the Borrower nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or liability under any Pension Plan or Multiemployer Plan.
4.21Ranking. The Finance Documents and the obligations evidenced thereby (a) are and will at all times be direct and unconditional general obligations of the Borrower, (b) rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured obligations of the Borrower, and (c) are and at all times will be senior in right of payment to all other Indebtedness of the Borrower whether now existing or hereafter outstanding.
4.22AML Laws, Anti-Terrorism Laws, and Anti-Corruption Laws.
(a)None of the Subject Compliance Persons (i) is in violation of any Anti-Terrorism Laws or AML Laws, (ii) is in violation of any Anti-Corruption Laws, or (iii) to the Borrower’s Knowledge, has taken any action directly or indirectly that the Borrower reasonably believes gives rise to circumstances presently in existence that could constitute a violation of any Anti-Corruption Laws or Anti-Terrorism Laws or AML Laws.
(b)The Borrower and its Subsidiaries have instituted and maintains policies and procedures, including appropriate controls, reasonably designed to promote compliance by the Borrower and its Subsidiaries, and its and their directors, officers, employees, and authorized agents with Anti-Corruption Laws and Anti-Terrorism Laws and AML Laws (to the extent applicable).
4.23Transactions with Affiliates. Other than as set forth on Schedule 4.23, the Borrower is not a party to any material contract or agreement that is not in compliance with Section 6.8.
4.24Accounts. No Credit Party has any deposit accounts, securities accounts, commodity accounts, or other bank accounts.
Article 5.
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees as follows, until the Discharge Date:
5.1Information and Related Covenants. The Borrower shall furnish to the Administrative Agent:
(a)Notice of Certain Occurrences, Etc.
(i)Forthwith upon becoming aware of them, written notice, including reasonable details, of:
(A)any event which constitutes a Default or Event of Default (and the Administrative Agent shall promptly provide any such notice to the Lenders);
(B)(i) any material litigation, arbitration, administrative proceeding, investigation, claim or proceeding and any material developments with respect thereto, in each case, relating to any Project (1) in which the amount involved is in excess of $150,000,000 or (2) that could reasonably be expected to have a Material Adverse Effect (as such term is defined in the P1 Common Terms Agreement, the T4 Common Terms Agreement, or the T5 Common Terms Agreement, as applicable), and (ii) any other event specific to a Credit Party, any Subsidiary thereof, or any Project which is reasonably likely to have a Material Adverse Effect;
(C)all other events or circumstances for which notice is required to be delivered under Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the P1 Credit Agreement (as such provisions were in effect on the Original Closing Date), Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T4 Credit Agreement (as such provisions were in effect on the A&R Effective Date), or Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the T5 Credit Agreement (as such provisions were in effect on the A&R Effective Date), whether or not such agreement is then in effect, or any comparable provision(s) pursuant to any applicable refinancings, renewals, extensions, amendments and restatements, replacements and other amendments or modifications thereof;
(D)all reports and notices delivered to the P1 Intercreditor Agent pursuant to Section 6.2 (Notice of CTA Default, CTA Event of Default, and Other Events) of the P1 Common Terms Agreement (as such provisions were in effect on the Original Closing Date), Section 6.2 (Notice of CTA Default, CTA Event of Default, and Other Events) of the T4 Common Terms Agreement (as such provisions were in effect on the A&R Effective Date), or Section 6.2 (Notice of CTA Default, CTA Event of Default, and Other Events) of the T5 Common Terms Agreement (as such provisions were in effect on the A&R Effective Date), whether or not such agreement is then in effect;
(E)any Investment in any Intermediate HoldCo by the Borrower or its Subsidiaries;
(F)(x) the incurrence or issuance of any Permitted Intermediate HoldCo Financing or any other Indebtedness (including any extension, renewal, replacement or refinancing of Indebtedness) of, or capital raise at, any Subsidiary of the Borrower or involving any Project, including, in each case, a summary of the terms and conditions thereof, and (y) the occurrence of any default or event of default under any document or instrument governing or evidencing the same;
(G)any amendment, amendment and restatement, supplement or modification to, or waiver, forbearance or consent with respect to, any Project Financing Document; and
(H)any ERISA Event that could reasonably be expected to result in any liability to any Credit Party under ERISA or under the Code with respect to any Plan or Multiemployer Plan.
(b)Financial Statements.
(i)Annual Audited Financial Statements. As soon as available, but in any event within 120 days after the end of the Fiscal Year in which the Original Closing Date occurs and each Fiscal Year thereafter, the Borrower shall deliver to the Administrative Agent a compliance certificate in the form attached as Exhibit A and the audited consolidated statements of income, member’s equity and cash flows of NEXT for such year and the related audited balance sheets as at the end of such Fiscal Year, and accompanied by an opinion of KPMG or other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements fairly present in all material respects the financial condition and results of operations of NEXT as at the end of, and for, such Fiscal Year on a consolidated basis in accordance with GAAP.
(ii)Quarterly Financial Statements. As soon as available, but in any event within sixty days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Borrower shall deliver to the Administrative Agent (A) unaudited consolidated financial statements (including cash flow statements) of NEXT for such quarter and (B) a certificate of an Authorized Officer of the Borrower, which certificate shall state that such financial statements fairly represent the financial condition and results of operations of NEXT, in accordance with GAAP, subject in the case of any such interim or unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.
(iii)Any information required to be delivered pursuant to this Section 5.1(b) shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted (and is publicly available) on the Borrower’s (or its direct or indirect parent’s) website on the Internet (which website is located as of the A&R Effective Date at https://www.next-decade.com/) or on the SEC website accessible through http://www.sec.gov/edgar (or any successor webpage of the SEC thereto).
(c)Project Reporting. As soon as available, the Borrower shall deliver to the Administrative Agent all financial statements, certifications and reports required to be delivered by the relevant Project

Company pursuant to (i) Article 10 of the P1 Credit Agreement (Reporting Covenants) other than Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the P1 Credit Agreement (as all such provisions were in effect on the Original Closing Date), whether or not such agreement is then in effect, (ii) Article 9 of the T4 Credit Agreement (Reporting Covenants) other than Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T4 Credit Agreement (as all such provisions were in effect on the A&R Effective Date), whether or not such agreement is then in effect, (iii) Article 9 of the T5 Credit Agreement (Reporting Covenants) other than Section 9.2 (Notice of Defaults, Events of Default and Other Events) of the T5 Credit Agreement (as all such provisions were in effect on the A&R Effective Date), whether or not such agreement is then in effect, or (iv) any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof.
(d)Know-Your-Customer Documentation. As soon as practicable and in any event within five Business Days after the Borrower obtaining Knowledge thereof, the Borrower shall deliver to the Administrative Agent, written notice of any change in ultimate beneficial ownership information of Borrower required to be provided in the Beneficial Ownership Certification (or any updates thereto) most recently delivered to the Administrative Agent.
(e)Reports under Permitted Intermediate HoldCo Financings. As soon as available, the Borrower shall deliver to the Administrative Agent all financial statements, certifications, default notices and other material notices, and reports required to be delivered by any Intermediate HoldCo pursuant to the terms of any relevant Permitted Intermediate HoldCo Financing, or pursuant to any other Indebtedness of any Subsidiary of the Borrower or involving the P1 Project.
(f)Other Information. As soon as reasonably practicable, such other information in relation to the business, financial, legal or corporate affairs of the Pledgor, the Borrower or its Subsidiaries or compliance with the terms of the Finance Documents or any documents governing Permitted Intermediate HoldCo Financings or other applicable Indebtedness as may be reasonably requested from time to time by the Administrative Agent (including copies of any applicable notices given to any Credit Party or any Intermediate HoldCo as a requirement of applicable Government Rule). Notwithstanding anything in this Agreement to the contrary, the Borrower shall have no obligation to distribute any information or materials to the extent NEXT reasonably expects to exercise its Mandatory Exercise Right (as such term is defined in the applicable Warrant) under Section 4(e) of the applicable Warrant within the next six months, solely to the extent (i) that the Lender or its Affiliate receiving such information or materials is a holder of the applicable Warrant, and (ii) such information or materials contain information that constitutes material non-public information for purposes of U.S. securities laws; provided that such information or materials shall not be excluded pursuant to this provision and must be distributed pursuant to this paragraph (f) if the applicable Lender (or such Lender’s Affiliate(s)), in its capacity as holder of the applicable Warrant, delivers written notice to NEXT of its waiver of the MNPI Liquidity Condition (as defined below) with respect to such material non-public information (provided that such waiver shall only apply to the applicable Warrant held by the applicable Lender and each of its Affiliates). For purposes of this Agreement, the “MNPI Liquidity Condition” means the Liquidity Condition set forth in clause (v) of the definition thereof in the applicable Warrant.
5.2Legal Existence. Except as permitted by Section 6.5, the Borrower shall preserve and maintain its legal existence, legal form and the power and authority to conduct its business.
5.3Further Assurances in Respect of Collateral. The Borrower will, at its own expense, promptly perform or cause to be performed any and all acts (including payment of applicable registration or filing fees) and authorize or cause to be authorized, and execute and deliver or cause to be executed and delivered, any and all documents and instruments (including UCC financing statements and UCC continuation statements) (a) as are required under the provisions of the UCC or any other Government Rule to maintain in favor of the Collateral Agent, for the benefit of the Secured Parties, Liens on the Collateral that are duly perfected in accordance with all applicable Government Rules for the purposes of perfecting, preserving, maintaining and continuing the perfection of the first priority Lien (subject to Permitted Liens) created, or purported to be created, in favor of the Collateral Agent and the Secured Parties under any Security Document, (b) as are required or reasonably requested for the purposes of ensuring the validity, enforceability and legality of any Security Document, and the rights of the Collateral Agent and the Secured Parties thereunder, (c) as are required or reasonably requested by the Collateral Agent for the purposes of enabling or facilitating the proper exercise of the rights and powers granted to the Collateral Agent and the Secured Parties under any Security Document and the other Security Documents, (d) as are reasonably requested by the Collateral Agent or the Administrative Agent to carry out the intent of, and transactions contemplated by, the Security Documents, (e) otherwise to maintain and preserve the Liens created, or purported to be created, by the Security Documents and the priority of such Liens, and (f) to discharge at the Borrower’s cost and expense any Lien (other than Permitted Liens) on the Collateral.

5.4Books, Records and Inspections; Accounting and Audit Matters. The Borrower shall keep proper books of record in accordance with GAAP in all material respects and permit representatives and advisors of the Administrative Agent, upon reasonable notice, no more than twice per calendar year (unless an Event of Default has occurred and is continuing), to examine, excerpts from its books, records and documents and to make copies thereof, all at such times during normal business hours as such representatives may reasonably request upon thirty days’ advance notice. The Borrower shall also ensure that any Persons designated by the Administrative Agent or the Initial Lender are provided access to two standing calls with the independent engineer for the P1 Project (to be held in the first Fiscal Quarter and third Fiscal Quarter of each calendar year) and to such additional calls as may be reasonably requested by the Administrative Agent or the Initial Lender upon not less than ten Business Days’ prior notice to the Borrower; it being understood that, unless such calls are requested by any lenders or agents under any senior secured financing relating to the P1 Project, the actual, standard fees of such independent engineer accrued during such calls shall be for the account of the Administrative Agent or the Initial Lender, as the case may be.
5.5Compliance with Applicable Government Rule; Taxes.
(a)Each Credit Party and each Intermediate Subsidiary shall:
(i)comply in all material respects with all material Government Rules applicable to such Persons;
(ii)pay and discharge (or caused to be paid and discharged), before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on such Persons or their Properties unless such Taxes are subject to a Contest, to the extent the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect; and
(iii)comply in all material respects with Sanctions Regulations.
(b)If it obtains Knowledge or receives any written notice that the Borrower, or any Person holding a legal or beneficial interest therein (whether directly or indirectly) is or becomes a Restricted Person (such occurrence, a “Sanctions Violation”), the Borrower shall within a reasonable time (i) give written notice to the Administrative Agent of such Sanctions Violation and (ii) comply with all applicable Sanctions Regulations with respect to such Sanctions Violation (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States), and the Borrower hereby authorizes and consents to the Administrative Agent taking any and all steps the Administrative Agent deems necessary, in its sole discretion, to comply with all applicable Sanctions Regulations with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable Sanctions Authority.
5.6Use of Proceeds.
(a)The Borrower will use the proceeds of the Original Loans (including such Loans as reclassified hereunder) only (i) to pay transaction expenses incurred in connection with the Original Loans in accordance with the Closing Date Payment Direction, (ii) to repay the Existing Debt in accordance with the Closing Date Payment Direction, and (iii) to make a Distribution to the Sponsor in accordance with the Closing Date Payment Direction for further application in accordance with Section 5.6(d).
(b)The Borrower will use the proceeds of the Incremental Loans (including such Loans as reclassified hereunder) only to pay (i) transaction expenses incurred in connection with the Incremental Loans in accordance with the Incremental Payment Direction and (ii) to make a Distribution to the Sponsor in accordance with the Incremental Payment Direction for further application in accordance with Section 5.6(d).
(c)The Borrower will use the proceeds of the Series A-2 Loans only to pay (i) transaction expenses incurred in connection with the Series A-2 Loans in accordance with the Series A-2 Payment Direction and (ii) to make a Distribution to the Sponsor in accordance with the Series A-2 Payment Direction for further application in accordance with Section 5.6(d).
(d)The Borrower will cause the Sponsor to use the proceeds of the Distributions made in accordance with Section 5.6(a)(iii), Section 5.6(b)(iii), or 5.6(c)(iii) only (i) to pay transaction expenses incurred in connection with the Loans (to the extent not otherwise paid directly pursuant to Section 5.6(a)(i), Section 5.6(b)(i), or 5.6(c)(i), as applicable) and (ii) to make Permitted Payments.

(e)The proceeds of the Loans will not be used by the Borrower, the Sponsor, NEXT or any of their respective Subsidiaries (to the extent of the Borrower Power), directly or knowingly indirectly, in violation of any Anti-Corruption Laws or Anti-Terrorism Laws and AML Laws (to the extent applicable), including through the making of any bribe or unlawful payment.
5.7ERISA. The Borrower shall not and shall not permit (to the extent of the Borrower Power) its Subsidiaries to employ any employees. The Borrower shall ensure that it does not sponsor, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under, any Plan, Pension Plan or Multiemployer Plan. The Borrower shall ensure that it does not sponsor, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under any Pension Plan or Multiemployer Plan, without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Borrower shall ensure that no ERISA Affiliate of the Borrower has control, sponsors, administers, contributes to, participates in, or has any obligation to contribute to, or any liability under any Pension Plan or Multiemployer Plan.
Article 6.
NEGATIVE COVENANTS
The Borrower covenants and agrees as follows, until the Discharge Date:
6.1Other Business.
(a)The Borrower shall not engage in any business or activity other than (i) the direct or indirect ownership of Intermediate HoldCos, (ii) the direct or indirect ownership of the P1 Subsidiaries, the T4 Subsidiaries and the T5 Subsidiaries, and (iii) transactions contemplated by the Finance Documents.
(b)The Borrower shall not permit any Intermediate HoldCo to engage in any business or activity other than (A) the direct or indirect ownership of other Intermediate HoldCos, (B) the direct or indirect ownership of the P1 Subsidiaries, the T4 Subsidiaries and the T5 Subsidiaries, and (C) the transactions contemplated by any Permitted Intermediate HoldCo Financings that comply with the requirements of Section 2.11 and the PIHI Side Letter.
(c)The Borrower shall not permit any of the Intermediate Subsidiaries to engage in any business or activity other than (i) the direct or indirect ownership of other Intermediate Subsidiaries and (ii) the direct or indirect ownership of the Joint Subsidiaries and the RG Facility Subsidiaries.
(d)Subject to the Borrower Power, the Borrower shall not permit any of the Joint Subsidiaries (to the extent of its Borrower Power) to engage in any business or activity other than the direct or indirect ownership of other Joint Subsidiaries, the direct or indirect ownership of the RG Facility Subsidiaries, and the ownership, construction, development and operation of the Projects (including the Common Facilities).
6.2Indebtedness. The Borrower shall (and shall cause each Intermediate HoldCo and Intermediate Subsidiary to) not contract, create, incur, become liable for, assume or permit to subsist any Indebtedness of the Borrower, any Intermediate HoldCo, or any Intermediate Subsidiary except for the following (each such category listed below, “Permitted Indebtedness”) such that no Indebtedness counted under a category shall be counted under any other category:
(a)Indebtedness under the Finance Documents;
(b)solely with respect to any Intermediate HoldCo, Permitted Intermediate HoldCo Indebtedness that complies in all respects with the requirements of Section 2.11 and the PIHI Side Letter, and any Permitted Interest Rate Swap Agreements;
(c)other than in the case of the Borrower, to the extent constituting Indebtedness, indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;
(d)other than in the case of the Borrower, to the extent constituting Indebtedness, obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, indemnification obligations,

obligations to pay insurance premiums, in each case incurred in the ordinary course of business in connection with a Project;
(e)other than in the case of the Borrower, Indebtedness in respect of (i) any cash collateralized letters of credit, and (ii) bankers’ acceptance, warehouse receipt or similar facilities entered into in the ordinary course of business and not in excess of $2,000,000 in the aggregate for all such facilities under this clause (ii) at any time outstanding, in each case, incurred in connection with the Projects;
(f)other than in the case of the Borrower, Indebtedness in respect of netting services and/or overdraft protections in connection with deposit accounts; and
(g)other unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $2,000,000 at any time outstanding.
6.3Liens. The Borrower shall not create, incur, assume, suffer to occur or permit to subsist or allow any Intermediate Subsidiary to create, incur, assume, suffer to occur or permit to subsist any Lien upon or with respect to any of its property, revenues or assets (real, personal or mixed, tangible or intangible) whether now owned or hereafter acquired, except for the following (each, a “Permitted Lien”):
(a)Liens created under the Finance Documents or otherwise in favor of the Collateral Agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Finance Documents;
(b)Liens securing Permitted Intermediate HoldCo Indebtedness or any Permitted Interest Rate Swap Agreements; provided, that no such Lien shall encumber any assets of the Credit Parties other than the Equity Interests in any Intermediate HoldCo (but, for the avoidance of doubt, excluding Equity Interests of the Borrower and the SFC Pledgors);
(c)other than in the case of the Borrower, statutory liens (other than with respect to Taxes) for sums not yet delinquent or which statutory liens are being contested in good faith;
(d)Liens securing Taxes that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which the Borrower or any Intermediate Subsidiary has established appropriate reserves in accordance with GAAP and liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;
(e)other than in the case of the Borrower, pledges or deposits of cash or letters of credit to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds (including any bonds permitted under an engineering, procurement and construction contract), in each case, incurred in the ordinary course of business in connection with the Projects;
(f)other than in the case of the Borrower, (i) servitudes, easements, rights of way, encroachments, rights to use the surface to extract or develop minerals or other subsurface substances, and other similar encumbrances granted in the ordinary course of business and (ii) zoning restrictions, licenses and restrictions on the use of property or encumbrances or imperfections in title, in each case which do not materially impair such property for the purpose for which the applicable Intermediate Subsidiary’s interest therein was acquired;
(g)other than in the case of the Borrower, mechanics’ Liens, Liens of lessors and sublessors and similar Liens (other than in respect of borrowed money) incurred in the ordinary course of business for sums which are not overdue or the payment of which is subject to a good faith contest, in each case, incurred in connection with the Projects;
(h)other than in the case of the Borrower, legal or equitable encumbrances (other than any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment) deemed to exist by reason of the existence of any pending litigation or other legal proceeding if the same is effectively stayed or the claims secured thereby are subject to a good faith contest;
(i)judgment Liens securing judgments not constituting an Event of Default under Article 7;

(j)other than in the case of the Borrower, contractual or statutory rights of set-off (including netting) that could not reasonably be expected to cause a Material Adverse Effect;
(k)other than in the case of the Borrower, deposits (i) to secure reimbursement or indemnification obligations in respect of cash collateralized letters of credit, (ii) in respect of cash collateralized letters of credit put in place by the applicable Intermediate Subsidiary and payable to suppliers, transporters, service providers, insurers or landlords in the ordinary course of business, or (iii) to establish a corporate credit card program, in each case, incurred in connection with the Projects;
(l)Permitted Priority Liens (other than Liens with respect to Taxes); and
(m)other than in the case of the Borrower, non-exclusive licenses, covenants not to sue, releases, waivers or other rights under intellectual property, in each case, granted in the ordinary course of business in connection with the Projects.
6.4Disposal of Certain Assets. The Borrower shall not sell, lease, transfer or otherwise dispose of any Property of the Borrower or permit any Intermediate Subsidiary to sell, lease, transfer or otherwise dispose of any Property of such Person, except:
(a)any Permitted Payments and any other Distributions expressly permitted by Section 6.10;
(b)the liquidation, sale or use of Cash Equivalents; provided that any proceeds thereof shall be subject to Section 6.10;
(c)the Borrower may make any asset disposition to any Intermediate Subsidiary and any Intermediate Subsidiary may make any asset disposition to any other Intermediate Subsidiary; and
(d)the Borrower may sell, assign, or otherwise transfer equity interests in the P2 Member or its Subsidiaries for fair market value in one or more transactions that yield an aggregate of not more than $50,000,000; provided that all of such proceeds shall be used solely for Permitted Payments.
In addition, the Borrower shall not sell, lease, transfer or otherwise dispose of, and shall not permit or suffer to exist any sale, lease, transfer or other disposition of, all or substantially all of the assets comprising any Project (excluding, for the elimination of doubt, any Permitted Intermediate HoldCo Financing that complies in all respects with the requirements of Section 2.11 or any internal restructuring whereby the indirect interest of the Borrower after giving pro forma effect to such restructuring is the same as it was prior to such restructuring). Notwithstanding anything to the contrary herein or in any other Finance Document, nothing herein shall be deemed to constitute consent or approval with respect to any transaction or series of transactions constituting a “Change of Control”.
6.5Consolidation; Merger; Fundamental Changes. The Borrower shall not (a) enter into any consolidation, amalgamation, demerger, or merger with any other Person, (b) wind up, liquidate or dissolve or take any action that would (or fail to take any action where such failure would) result in the liquidation or dissolution of the Borrower, (c) change its legal form, or (d) amend or modify, or permit any amendment or modification to, its Organic Documents in a manner that would cause a Material Adverse Effect or otherwise be materially adverse to the interests of the Lenders.
6.6Investments. The Borrower shall not make Investments in any Person or permit any Intermediate Subsidiary or, subject to the Borrower Power, any Joint Subsidiary (to the extent of its Borrower Power) to make Investments in any Person except Investments in P1 Subsidiaries, T4 Subsidiaries, T5 Subsidiaries, RG Facility Subsidiaries, and the Projects and Common Facilities.
6.7Subsidiaries. The Borrower will not form, own or have any Subsidiaries or otherwise own beneficially an ownership interest in any Person other than Intermediate HoldCos, the P1 Subsidiaries, the T4 Subsidiaries, and the T5 Subsidiaries. The Borrower will not form, own or have any direct Subsidiaries or otherwise own directly and beneficially an ownership interest in any Person other than the SFC Pledgors.
6.8Transactions with Affiliates.
(a)Other than the agreements set forth on Schedule 4.23, the Borrower shall not and shall not permit the Intermediate Subsidiaries to directly or indirectly, enter into any transaction or series of transactions with, or otherwise for the benefit, any of its Affiliates involving aggregate payments or consideration with respect to a single transaction or a series of related transactions, in excess of $1,000,000 per year except: (i) Investments in Intermediate HoldCos, P1 Subsidiaries, T4 Subsidiaries and T5 Subsidiaries; (ii) that effect Permitted Intermediate HoldCo Financings or Permitted Interest Rate Swap Agreements; (iii) to the extent required by Government Rules or Government Approvals; (iv) upon terms no less favorable to the Borrower or such Intermediate Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the Rio Grande Facility and the counterparties), or, if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms determined by the Borrower to be fair and reasonable; (v) any officer or director indemnification agreement or any similar arrangement entered into by the Borrower in the ordinary course of business and payments pursuant thereto; and (vi) Distributions made in accordance with the Finance Documents.
(b)The Borrower shall not agree, authorize or otherwise consent to or permit the Intermediate Subsidiaries to agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Affiliate with a liability of in excess of $250,000 in any Fiscal Year or $500,000 in the aggregate without the prior written authorization of the Majority Lenders.
6.9Equity Issuance. The Borrower shall not issue any limited liability company or beneficial interests or any other security convertible into any limited liability company or beneficial interests in the Borrower’s capital to any Person other than to the Pledgor where such limited liability company interests, securities or other interests have been pledged to the Secured Parties. The Borrower shall not permit the Intermediate HoldCos to issue any Equity Interests or any other security convertible into any Equity Interests in such Person’s capital to any other Person other than (a) issuances of Equity Interests to the Borrower or any other Intermediate HoldCo, (b) pledges of Equity Interests in any Intermediate HoldCo to any financier (or any agent of any financier) providing any Permitted Intermediate HoldCo Financing, and (c) issuances of Equity Interests or any other security convertible into any Equity Interests in any Intermediate HoldCo to the financiers of any Permitted Intermediate HoldCo Preferred Equity.
6.10Distributions. The Borrower shall not, directly or indirectly, declare or make any Distributions other than Permitted Payments and Distributions of any proceeds of Extraordinary Distributions (as defined in the P1 Common Terms Agreement, T4 Common Terms Agreement, or T5 Common Terms Agreement, as applicable) to reimburse NEXT and its Subsidiaries; provided that in no event shall any such Distributions or any proceeds thereof be distributed or otherwise made available directly or indirectly to any holders of Equity Interests of NEXT (it being understood that this Section 6.10 shall not operate to restrict the payment of distributable cash of NEXT to such holders if and to the extent that such distributable cash is (x) not attributable to the P1 Subsidiaries, the T4 Subsidiaries or the T5 Subsidiaries, and (y) not proximately derived from the proceeds of distributions from, the P1 Subsidiaries, the T4 Subsidiaries or the T5 Subsidiaries (directly or indirectly) to NEXT).
6.11Sale and Lease Backs. The Borrower shall not directly or indirectly become or remain liable or permit any Intermediate Subsidiary to become liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or capital lease obligations of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person (other than the Borrower) or (ii) which such Person intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Person to any other Person.
6.12Accounting Changes. No Credit Party shall change or permit any Intermediate Subsidiary to change its Fiscal Year without the prior written consent of the Administrative Agent. No Credit Party shall change or permit any Intermediate Subsidiary to change its accounting or financial reporting policies other than as permitted in accordance with GAAP.
6.13Tax Status. No Credit Party shall take, permit any Intermediate Subsidiary to take, or, to the extent of its Borrower Power, permit any Joint Subsidiary or RG Facility Subsidiary to take, any affirmative action, nor consent to or permit any action (including the filing of an Internal Revenue Service Form 8832 electing to be classified as an association taxable as a corporation), which would cause the Borrower, any Intermediate Subsidiary, any Joint Subsidiary, or any RG Facility Subsidiary to be treated, for U.S. federal income tax purposes, as other than (a) in the case of the Borrower, disregarded as an entity separate from NEXT, and (b) in the case of any other such Person, a disregarded entity or a partnership.

6.14Sanctions. The Borrower shall not, and shall not permit or authorize any Person to, directly or knowingly indirectly, have any investment in or engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the Loans or other transactions contemplated by this Agreement or any other Finance Document), with any Person if such investment or transaction (a) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (b) would cause any Lender or any Affiliate thereof to be in violation of, or the subject of, applicable Sanctions Regulations, or (c) in any other manner that could reasonably be expected to result in any Person (including any Person participating in the Loans) being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
6.15Accounts. No Credit Party shall at any time open, maintain or otherwise have any deposit accounts, securities accounts, commodity accounts, or other bank accounts.
6.16Certain Amendments to P1 JVCo LLC Agreement, T4 JVCo LLC Agreement and T5 JVCo LLC Agreement. Without the prior written consent of the Administrative Agent, the Borrower shall not (to the extent of its Borrower Power) terminate, amend, modify, supplement or waive, or cause or suffer to exist any termination, amendment, modification, supplement or waiver of, any provision of the P1 JVCo LLC Agreement, the T4 JVCo LLC Agreement or the T5 JVCo LLC Agreement in a manner that would, when taken together with all concurrent and prior terminations, amendments, modifications, supplements and waivers to the P1 JVCo LLC Agreement, the T4 JVCo LLC Agreement and the T5 JVCo LLC Agreement (considered as a whole), be materially adverse to the Lenders in their capacities as such.
Article 7.
EVENTS OF DEFAULT
7.1Events of Default. Each of the specified events set forth below shall constitute an “Event of Default”:
(a)Payments. The Borrower shall fail to pay when due (i) any principal (including PIK Interest) of any Loan due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise (unless (x) such failure is caused by an administrative or technical error and (y) payment is made within three Business Days of its due date), (ii) any interest, Make Whole Premium or other call premium on any Loan or portion thereof and, in the case of this sub-clause (ii), such failure shall continue unremedied for a period of three Business Days, or (iii) any other Obligation (other than those described in clauses (i) and (ii) above) and such failure shall continue unremedied for a period of ten Business Days;
(b)Representations. Any representation, warranty or certification made or deemed made by any NEXT Party in any Finance Document (including Annex III hereof and including in any certificate, report, financial statement or other document furnished to any Secured Party hereunder, pursuant to any Finance Document) to which such Person is a party shall have been false when made or deemed made, confirmed, or furnished, such falsity (if capable of being remedied) is not remedied within sixty days after the earlier of notice or Borrower’s Knowledge of such misrepresentation or false statement, and such falsity or any adverse effects therefrom could reasonably be expected to have a Material Adverse Effect;
(c)Finance Document Covenants.
(i)The Borrower shall default in the due performance or observance of any term, covenant or agreement contained in Sections 5.2, 5.6, or Article 6;
(ii)NEXT shall breach Section 11.25(b) as a result of its default in the due performance or observance of any term, covenant or agreement contained in paragraphs 2, 3.2, 4, 5, and 6 of Annex IV;
(iii)NEXT shall default in the due performance or observance of any term, covenant or agreement contained in Section 2.12(c) or Section 2.12(h) and, in the case of such default under Section 2.12(c), such default shall continue unremedied for a period of three Business Days; provided that, if the Series A Lenders dispute the number of Exchange Shares delivered, and it is determined in accordance with this Agreement that NEXT did not deliver sufficient Exchange

Shares despite NEXT having made the determination as to the number of Exchange Shares to deliver in good faith and in commercially reasonable manner, no Event of Default shall result unless and until NEXT fails to deliver the balance of the Exchange Shares for five Business Days following such determination;
(iv)Any NEXT Party shall default in the due performance or observance by it of any term, covenant or agreement under any Finance Document (including, without limitation, any Annex hereto) (subject to any applicable cure period) (other than the Obligations otherwise identified in this Section 7.1) and such default shall continue unremedied for a period of thirty days after the earlier of (A) the Administrative Agent or any Lender giving written notice thereof and (B) Borrower’s Knowledge thereof; provided, that if such default is not capable of remedy within such thirty day period, such thirty day period shall be extended to a total period of 75 days so long as (x) such default is susceptible to cure and (y) such Person commences and is diligently pursuing a cure.
(d)Involuntary Bankruptcy, Etc. An involuntary proceeding shall have been commenced against any NEXT Party, any Intermediate Subsidiary, any Joint Subsidiary, or any RG Facility Subsidiary seeking that such Person be wound up or liquidated, adjudging such Person bankrupt or insolvent or seeking reorganization, arrangement, compromise, adjustment, protection, moratorium, relief, stay of proceedings of creditors, generally, adjustment or composition of or in respect of such Person or its debts or obligations under any applicable Government Rule or seeking the appointment of a receiver, interim receiver, receiver/manager, liquidator, assignee, trustee, sequestrator, (or other similar official) of such Person or of any substantial part of its property or other assets or the winding up or liquidation of its affairs and in any such case, the proceeding continues undismissed, unstayed or unremedied for ninety days (or, to the extent any shorter period is available under applicable Government Rule to contest or controvert any such involuntary proceeding, such proceeding continues undismissed or unremedied for such shorter period);
(e)Voluntary Bankruptcy, Etc. The institution by any NEXT Party, any Intermediate Subsidiary, any Joint Subsidiary, or any RG Facility Subsidiary of proceedings to be adjudicated bankrupt or insolvent or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any applicable Government Rule or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any applicable Government Rule or to the appointment of a receiver, interim receiver, receiver/manager, liquidator, assignee, trustee, sequestrator, visitor or conciliator (or other similar official) of any such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors such Person shall generally fail to pay its debts as they fall due or an admission by it in writing of its inability or unwillingness to pay its debts generally as they become due or any other event shall have occurred which under any applicable Government Rule would have an effect analogous to any of those events listed above in this Section 7.1(e) with respect to any such Person or any action is taken by any such Person for the purpose of effecting any of the foregoing;
(f)Indebtedness. Either (i) the Borrower shall default in the payment of any principal (including capitalized interest) or interest due under any agreement or instrument involving Indebtedness and such outstanding amount or amounts payable under any such agreement or instrument equals or exceeds $2,000,000 (or the equivalent), or (ii) any Intermediate Subsidiary shall default in the payment of any principal (including capitalized interest) or interest due under any agreement or instrument involving Indebtedness and such outstanding amount or amounts payable under any such agreement or instrument equals or exceeds $50,000,000 (or the equivalent) and, in the case of this clause (f) only, as a result of such default, the holders of the obligation concerned would be entitled to accelerate the scheduled maturity of such Indebtedness;
(g)Final Judgments. A final judgment or judgments not capable of further appeal for the payment of money in respect of the Borrower or its wholly-owned Subsidiaries in excess of $2,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid), shall be rendered by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction and the same shall not be complied with, discharged (or provision shall not be made for such discharge) or a stay of execution shall not be procured, within thirty days from the date of entry of such judgment or judgments;
(h)Security. The Liens in favor of the Collateral Agent or the Secured Parties under the Security Documents shall at any time cease to constitute valid and fully perfected Liens granting a first priority security interest (to the extent available under applicable Government Rule and subject to Permitted Liens) in Collateral to the Secured Parties or any agent or trustee on their behalf and five Business Days have elapsed following the earlier of (i) the Borrower’s Knowledge of the occurrence of such event or circumstance and (ii) the notice from Collateral Agent to the Borrower thereof;
(i)Illegality or Unenforceability of Finance Documents. Any Finance Document once executed or any material provision thereof (i) is declared by a court of competent jurisdiction to be illegal or unenforceable and such unenforceability or illegality is not cured within five Business Days following the date of entry of such judgment (provided, that such five Business Day period will apply only so long as the relevant party is attempting in good faith to cure such unenforceability), (ii) should otherwise cease to be valid and binding or in full force and effect or shall be materially impaired (in each case, except in connection with its expiration or termination in accordance with its terms or the terms of any other Finance Document in the ordinary course (and not related to any default hereunder or thereunder)), or (iii) is expressly terminated, contested or repudiated by any NEXT Party party thereto;
(j)ERISA. Any ERISA Event that could reasonably be expected to result in material liability to the Borrower under ERISA or under the Code with respect to any Pension Plan or Multiemployer Plan;
(k)Financial Covenant. The Liquidity of NEXT on any Quarterly Date is less than $15,000,000; or
(l)Material Exercise of Remedies. (i) A Project Event of Default has occurred and is continuing and the relevant lenders under the Project Financing Documents (or under any applicable refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof) have commenced a foreclosure proceeding, or a sale or other disposition process with respect to, a material portion of any Project or the Equity Interests of any Project Company or (ii) an “Event of Default” (or the analogous term) in respect of Permitted Intermediate HoldCo Indebtedness has occurred and the lenders thereof have commenced a foreclosure proceeding, or a sale or other disposition process with respect to the Equity Interests of any Subsidiary of the Borrower that directly or indirectly owns any interests in any Project Company, or any material portion of the collateral supporting such Permitted Intermediate HoldCo Indebtedness that is directly or indirectly owned by the Borrower.
7.2Remedies. Upon the occurrence and continuation of an Event of Default, the Majority Lenders may by notice to the Borrower (except for any Event of Default under Section 7.1(d) or Section 7.1(e), in respect of the Borrower, in which case no notice shall be required), exercise any or all rights and remedies at law or in equity (in any combination or order that the Majority Lenders may elect in accordance with this Agreement), including without limitation or prejudice to the Lenders’ other rights and remedies, the following:
(a)declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal (including PIK Interest) not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Commitments (if any) shall automatically terminate and the principal of (including PIK Interest) the Loans so declared to be due and payable, together with accrued interest thereon and all fees, Make Whole Amounts (if applicable), premiums (if applicable) and other obligations of the Borrower accrued hereunder and all other Obligations, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and
(b)exercise all contractual and legal rights of secured creditors in relation to the Collateral, including setting off.
Notwithstanding anything to the contrary contained in this Agreement or any other Finance Document, except upon the occurrence and during the continuation of an Event of Default under Section 7.1(d) or Section 7.1(e), neither the Administrative Agent nor the Lenders shall instruct the Collateral Agent to foreclose, transfer, sell, or convey the Equity Interests in the Borrower without providing the Pledgor with thirty days to cure any outstanding Events of Default.
Article 8.
CALL PROTECTION; PREPAYMENTS
8.1Call Protection.

(a)No Call. Notwithstanding anything to the contrary herein, except in connection with the exercise of the PIHI Put Right, prior to the No Call Date applicable to the relevant Series of Loans, the Borrower will not be permitted to voluntarily prepay such Series of the Loans; unless, such prepayment is accompanied by the Make Whole Premium. For purposes of this Section 8.1(a) and Section 8.2(a): (x) “Make Whole Premium” means the present value, as determined by the Administrative Agent, using the Make Whole Discount Rate, of (i) each interest payment that would be payable on each Quarterly Date and the No Call Date (assuming all such interest was paid in cash and not as PIK Interest) on the aggregate principal amount of the Loans (including PIK Interest theretofore applied) being voluntarily prepaid from the date of such prepayment through and including the No Call Date, as determined in accordance with Section 2.6, plus (ii) the aggregate prepayment premium that would be payable in accordance with Section 8.1(b) if the aggregate principal amount of the Loans (including PIK Interest theretofore applied) being voluntarily prepaid were to be voluntarily prepaid on the No Call Date; (y) the “Make Whole Discount Rate” means the discount rate equal to the Treasury Rate as of the date of the relevant voluntary prepayment of the Loans plus 0.50%; and (z) the “Treasury Rate” means, as of the date of the applicable voluntary prepayment, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days (but not more than five Business Days) prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of the applicable prepayment to the No Call Date (provided, that if the period from the date of the applicable prepayment or acceleration to the No Call Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used).
(b)105% Call. Notwithstanding anything to the contrary herein, except in connection with the exercise of the PIHI Put Right, any voluntary prepayment of the Series B Loans or exercise of the COC Put Right in respect of the Series B Loans in connection with a Change of Control occurring on and after the No Call Date and prior to June 30, 2029 shall be accompanied by a prepayment premium equal to 5.0% of the aggregate principal amount of the Loan (including PIK Interest theretofore applied) being voluntarily prepaid.
(c)102.5% Call. Notwithstanding anything to the contrary herein, except in connection with the exercise of the PIHI Put Right, any voluntary prepayment of the Series B Loans or exercise of the COC Put Right in respect of the Series B Loans in connection with a Change of Control occurring on and after June 30, 2029 and prior to June 30, 2030 shall be accompanied by a prepayment premium equal to 2.5% of the aggregate principal amount of the Loan (including PIK Interest theretofore applied) being voluntarily prepaid.
(d)Par Calls. For the elimination of doubt, any voluntary prepayment of the Series B Loans on and after June 30, 2030, any voluntary prepayment of the Series A Loans after the third anniversary of the A&R Effective Date, and all mandatory prepayments of the Loans (other than in connection with the COC Put Right as provided in Sections 8.2(a) and 8.5(a)(i)) shall be made at par without premium or penalty.
(e)Acceleration of the Loans. This Section 8.1 shall apply mutatis mutandis to any event or circumstance whereby all or any portion of the Loans or other Obligations are accelerated or otherwise become due and payable in respect of any Event of Default (including, but not limited to, upon the occurrence of an Event of Default arising under Section 7.1(d) or 7.1(e) (including the acceleration of claims by operation of law)), or if there shall occur any satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any bankruptcy or insolvency proceeding to any Agent or any Lender in full or partial satisfaction of the Obligations acceleration of the Loans or other Obligations (each, an “Acceleration Event”). For purposes of the calculations set forth in this Section 8.1, the Borrower shall be deemed to have voluntarily prepaid all Loans and other Obligations then outstanding on the date of any such Acceleration Event.
Notwithstanding anything to the contrary contained in this Agreement or any other Finance Document, it is understood and agreed that if an Acceleration Event occurs, the applicable Make Whole Premium or other call premium (in respect of the Series B Loans in the case of an Acceleration Event occurring prior to June 30, 2030, and in respect of the Series A Loans in the case of an Acceleration Event occurring prior to the No Call Date) will also be automatically due and payable in accordance with clause (a), (b) or (c) of this Section 8.1 as if such acceleration were a voluntary prepayment of such Loans or other Obligations in full on the date of such acceleration and such amounts shall constitute part of the Obligations (regardless of whether such Loans are or were voluntarily or involuntarily prepaid, satisfied or discharged (including satisfaction or release by foreclosure (whether by power of judicial proceeding), by deed in lieu of foreclosure or by any other similar means), in each case following an Acceleration Event), in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result of such acceleration.
The Borrower and the other Credit Parties acknowledge and agree that the Make Whole Premium and each other call premium hereunder constitutes, and shall be presumed to be, the liquidated damages sustained by each applicable Lender as the result of the early prepayment (or deemed prepayment), that the Make Whole Premium and each other call premium hereunder shall in no way constitute interest or “unmatured interest” (as such term is defined in Section 502(b) of the Bankruptcy Code), and that the Make Whole Premium and each other call premium hereunder is reasonable under the circumstances currently existing. THE BORROWER AND EACH OTHER CREDIT PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MAKE WHOLE PREMIUM OR ANY OTHER CALL PREMIUM (INCLUDING ANY CALL PREMIUM) PAYABLE PURSUANT TO THIS SECTION 8.1 IN CONNECTION WITH ANY SUCH ACCELERATION EVENT. The Borrower and the other Credit Parties expressly agree (to the fullest extent they may lawfully do so) that: (A) each of the Make Whole Premium and each other call premium hereunder contemplated in clauses (a), (b) and (c) of this Section 8.1 is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make Whole Premium or the applicable call premium hereunder (if any) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for the Borrower’s agreement to pay the Make Whole Premium and such other call premiums hereunder; (D) each of the Make Whole Premium and each other call premium hereunder represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and are not intended to act as a penalty or punish the Borrower or the Credit Parties for any prepayment, repayment, or acceleration of the Loans or other Obligations but rather compensation for the cost of the Lenders’ investment opportunities; (E) each of the Make Whole Premium and each other call premium hereunder represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders; and (F) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that the agreement of the Borrower to pay the Make Whole Premium and the other call premiums (if any) to Lenders is a material inducement to the Lenders to enter into the transactions contemplated by this Agreement.
8.2COC Put Right.
(a)Within three Business Days following a Change of Control, the Borrower shall offer in writing to prepay (i) all of the Series A Loans (including PIK Interest) plus accrued interest thereupon plus, if prior to the No Call Date of the Series A Loans, the Make Whole Premium on the Series A Loans, (ii) all of the Series B Loans (including PIK Interest) plus accrued interest thereupon plus, if applicable, (A) solely if such Change of Control occurs prior to the No Call Date of the Series B Loans, the Make Whole Premium on the Series B Loans, (B) solely if such Change of Control occurs on and after the No Call Date and prior to June 30, 2029, the premium payable in accordance with Section 8.1(b) or (C) solely if such Change of Control occurs on and after June 30, 2029 and prior to June 30, 2030, the premium payable in accordance with Section 8.1(c), and (iii) all other Obligations outstanding hereunder.
(b)Each offer made pursuant to Section 8.2(a) shall be delivered to each Lender and the Administrative Agent and attach such information as is reasonably necessary for the Lenders to identify the beneficial owners of the Borrower and each of its Subsidiaries and evaluate the financial wherewithal of such Persons.
(c)Each Lender will have thirty days from receipt of such offer to accept or decline prepayment of all (but not less than all) of the Loans held by such Lender (the “COC Put Right”) by delivering written notice of such election to the Administrative Agent and the Borrower, or in the case of any Series A Lender, otherwise to elect to exercise its Exchange Right in respect of the Series A Loans in accordance with Section 2.12. If any Lender exercises the COC Put Right, then the Borrower shall prepay the entire pro rata portion of the Loans held by such Lender (in accordance with Section 8.2(a)) within thirty days following such exercise in accordance with Section 8.5. If any Lender fails to respond to such offer within such thirty-day period, then such Lender shall be deemed to have declined to exercise the COC Put Right.
8.3Certain Proceeds. The Borrower shall offer in writing to apply (a) any and all proceeds received or receivable by the Borrower in respect of (i) any incurrence or issuance by the Borrower of Indebtedness other than Permitted Indebtedness, (ii) the sale, lease, transfer or other disposition of assets, other than ordinary course dispositions made in accordance with Section 6.4, and (iii) insurance proceeds or condemnation proceeds, and (b) distributions from its Subsidiaries resulting from (i) the incurrence or issuance by any of its Subsidiaries of Indebtedness, other than Permitted Indebtedness or to the extent required to be applied to the mandatory prepayment of any Indebtedness of such Subsidiaries, (ii) the disposition of assets, other than dispositions made in accordance with Section 6.4, and (iii) insurance proceeds or condemnation proceeds that are not applied to the restoration of the Rio Grande Facility or required to be applied to the mandatory prepayment of any Indebtedness of the Subsidiaries of the Borrower (all of the foregoing, the “Relevant Proceeds”), to the extent actually received by the Borrower, to the prepayment of the Loan at par (plus accrued interest) within three Business Days following receipt thereof. Such offer shall be delivered to each Lender and the Administrative Agent and identify the amount and source of the Relevant Proceeds. Each Lender will have thirty days from receipt of such offer to accept or decline prepayment of Loan held by such Lender with such Lender’s pro rata portion of the Relevant Proceeds (the “RP Prepayment Right”) by delivering written notice of such election to the Administrative Agent and the Borrower. If any Lender exercises the RP Prepayment Right, then the Borrower shall prepay that portion of the Loan held by such Lender (at par and with accrued interest) in an amount (including accrued interest) equal to the pro rata portion of the Relevant Proceeds received by the Borrower within ten Business Days following such exercise in accordance with Section 8.5. If any Lender fails to respond to such offer within such thirty-day period, then such Lender shall be deemed to have declined to exercise the RP Prepayment Right.
8.4Voluntary Prepayments. Subject in all relevant cases to Section 8.1, the Borrower may, upon delivery of a Prepayment Notice to the Administrative Agent, from time to time make voluntary prepayments against amounts owing under the Loans in minimum amounts of $500,000 in multiples of $100,000 or, if less, the remaining balance of the Loan. Such voluntary prepayments shall be applied pro rata among the Lenders; provided, that any voluntary prepayment of Series A Loans may, in each Series A Lender’s sole discretion, be effectuated as an exercise the Exchange Right of such Series A Lender in accordance with Section 2.12 in respect of the relevant principal amount (including PIK Interest) of the Series A Loans held by such Series A Lender that is subject to any proposed voluntary prepayment by the Borrower. All such voluntary prepayments shall be made together with PIK Interest, and all accrued and unpaid interest on the amount to be prepaid and together with any applicable Make Whole Premium or other call premium payable in accordance with Section 8.1.
8.5Mandatory Prepayments.
(a)The Borrower shall mandatorily prepay (i) the entire portion of the Loans held by each Lender that exercises its PIHI Put Right or its COC Put Right and (ii) the relevant portion of the Loans held by each Lender that exercises its RP Prepayment Right (as determined in accordance with Section 8.3) in accordance with this Section 8.5.
(b)The Borrower shall deliver a Prepayment Notice to the Administrative Agent not less than three Business Days prior to the date for prepayment (which shall, in any event, be on or earlier than the last day for prepayment specified in Section 8.2 or Section 8.3 (as applicable)).
(c)All such prepayments shall be made together with all accrued and unpaid interest on the amount to be prepaid.
8.6Notice of Prepayment. Prior to any voluntary prepayment of the Loan pursuant to Section 8.4 or any mandatory prepayment of the Loan pursuant to Section 8.5, the Borrower shall deliver a written notice of prepayment to the Administrative Agent (each such notice pursuant to this Section 8.6, a “Prepayment Notice”), appropriately completed and signed by an Authorized Officer of the Borrower and must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment. Each Prepayment Notice shall specify (x) the prepayment date, (y) the aggregate principal amount of the Loan to be prepaid, and (z) the relevant portion of such principal amount of the Loan to be allocated to each Lender in accordance herewith. The Administrative Agent will promptly notify each Lender and the Collateral Agent of the contents of the Prepayment Notice.

Article 9.
NET PAYMENTS; ILLEGALITY; MITIGATION
9.1Taxes.
(a)Defined Terms. For purposes of this Section 9.1, the term “Government Rule” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any Obligations of the Borrower shall be made without deduction or withholding for any Taxes, except as required by Government Rules. If any Government Rule (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Taxes from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Government Rule and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 9.1) the applicable Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deduction or withholdings been made.
(c)Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (b) above, the Borrower shall timely pay, or cause to be paid, to the relevant Government Authority in accordance with applicable Government Rule or, at the option of the Administrative Agent timely reimburse the Administrative Agent for the payment of, any Other Taxes.
(d)Indemnification by the Borrower. The Borrower shall indemnify or cause to be indemnified each Agent and each Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 9.1 but without duplication of any amounts paid or indemnified under paragraph (b) above) paid or payable by such Agent or Lender, as the case may be, or required to be withheld or deducted from a payment to such Agent or Lender, as the case may be, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto (other than any penalties, interest and out-of-pocket expenses resulting solely from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction by final and non-appealable judgment), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority; provided, that, the Borrower shall not be required to compensate any Agent or Lender pursuant to this Section 9.1(d) for any interest, additions to tax or penalties that accrue later than 180 days after the date such Agent or Lender first receives a written notice of deficiency of the relevant Indemnified Tax. If a Lender or a Tax Affiliate of a Lender recognizes any Section 305 Income, the Borrower shall pay to such Lender, within ten days after written demand therefor, an amount equal to the product of (i) the amount of such Section 305 Income (which, for the avoidance of doubt, shall be a positive number and shall be determined without double counting any income or gain recognized by a Lender that is passed through by such Lender to its Tax Affiliates for applicable tax purposes), multiplied by (ii) the Estimated Tax Rate for such Lender with respect to such Section 305 Income, reasonably determined by Borrower in good faith consultation with such Lender (such product, the “Section 305 Indemnity Amount”). Any Agent or Lender claiming indemnity or a Section 305 Indemnity Amount pursuant to this Section 9.1(d) shall notify the Borrower of the imposition of such relevant Indemnified Taxes or the recognition of such Section 305 Income (as applicable) as soon as practicable after such Agent or Lender becomes aware of such imposition or recognition (except to the extent such Section 305 Income results from a position taken by, or is reflected on an information return provided by, the Borrower, NEXT or an Affiliate thereof). The amount of such payment, liability or Section 305 Indemnity Amount (as described in any of the preceding sentences under this Section 9.1(d)) and the denomination thereof as set forth in a certificate delivered to the Borrower by the Collateral Agent or a Lender, or by the Administrative Agent on its own behalf or on behalf of the Collateral Agent or a Lender, shall be conclusive absent manifest error. Nothing in this Section 9.1(d) shall be construed to require any indemnified party or any Lender (or any Tax Affiliate of a Lender) to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.15(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Finance Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Finance Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.1.
(f)Evidence of Payments. As soon as practicable after the date of any payment of Taxes by the Borrower or any Withholding Agent to a Government Authority pursuant to this Section 9.1, the Borrower shall deliver or cause to be delivered to the Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Forms.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Borrower and the Administrative Agent, on or before the date such Lender becomes a party hereto and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Government Rule or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 9.1(g)(ii)(A), (B), and (D)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a US Person,
(A)any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of any Credit Party within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Government Rule as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Government Rule to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Finance Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Government Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 9.1(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Status of Administrative Agent. The Administrative Agent (and any successor or supplemental Administrative Agent on the date it becomes the Administrative Agent), if it is not a US Person, shall provide the Borrower with a copy of IRS Form W-8ECI or W-8BEN-E with respect to payments to be received by it as a beneficial owner and, if applicable, IRS Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrower to the extent it is legally entitled to do so. In the event that the Administrative Agent is a US Person that is not a corporation, the Administrative Agent shall provide the Borrower with a duly completed copy of IRS Form W-9.
(i)Refunds. If any Agent or Lender determines, in such Person’s sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 9.1 (including by the payment by the Borrower of additional amounts pursuant to this Section 9.1 and including the payment of any Section 305 Indemnity Amount only to the extent that the applicable refund is attributable to a reduction in the amount of Section 305 Income underlying the final calculation of such Section 305 Indemnity Amount), it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund (limited with respect to the payment of any Section 305 Indemnity Amount as in the first parenthetical of this Section 9.1(i)), reduced by any applicable Section 305 Netting Amount), net of all of its reasonable out-of-pocket expenses (including Taxes that would not have been imposed but for such refund), without interest (other than any interest paid by the relevant Government Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charge imposed by the relevant Government Authority) to such Agent or Lender, as the case may be, in the event such Agent or Lender, as the case may be, is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will an Agent or Lender be required to pay any amount to the Borrower pursuant to this paragraph (i) the payment of which would place the Agent or Lender in a less favorable net after-Tax position than the Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 9.1(i) shall not be construed to require any indemnified party (or any Tax Affiliate of a Lender) to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)Survival. Each party’s obligations under this Section 9.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments (if any), and the repayment, satisfaction or discharge of all obligations under any Finance Document.
9.2Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Lender or Agent (whether of principal, interest or otherwise), the Borrower will pay to such Lender or Agent such additional amount or amounts as will compensate such Lender or Agent for such additional costs actually incurred or reduction suffered.
(b)Capital Requirements. If, after the date of this Agreement, any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually incurred or suffered.
(c)Certificates for Reimbursement. A Lender intending to make a claim under paragraph (a) or (b) above shall notify the Administrative Agent of the circumstances giving rise to and the amount of the claim, following which the Administrative Agent will promptly notify the Borrower. A Lender making a claim under paragraph (a) or (b) above shall, as soon as practicable after a request by the Administrative Agent, provide a certificate confirming in reasonable detail the amount and calculation of the amount claimed, when such increased costs or reductions were suffered or incurred (provided, that such Lender shall not be required to provide any confidential or other information if against such Lender’s internal policies). Such a certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 9.2 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate within ten days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9.2 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 9.2 for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof).
9.3Mitigation. If any Lender requests compensation under Section 9.2, or if the Borrower is required to pay any additional amount to any Lender or any Government Authority for account of any Lender pursuant to Section 9.1, then such Lender shall (a) file any certificate or document reasonably requested in writing by the Borrower to the extent it is legally entitled to do so and/or (b) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.2 or Section 9.1, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing, designation or assignment.
9.4Replacement of Lenders.
(a)If any Lender requests compensation under Section 9.2, or if the Borrower is required to pay any additional amount to any Lender or any Government Authority for account of any Lender pursuant to Section 9.1, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.15), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent, in the case of the Administrative Agent, shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in the elimination or a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 9.4 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 11.7 requires the consent of all of the Lenders affected and with respect to which the Majority Lenders shall have granted their consent, then the Borrower shall have the right to replace such Non-Consenting Lender (unless such Non-Consenting Lender grants such consent) by requiring such Non-Consenting Lender to assign its Loans (in accordance with and subject to the restrictions contained in Section 11.15) to one or more assignees acceptable to the Administrative Agent, acting reasonably; provided, that (x) any such Non-Consenting Lender must be replaced with a Lender that grants the applicable consent, (y) all obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (z) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest and fees thereon. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 11.15.
9.5Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for long as such Lender is a Defaulting Lender:
(a)The Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.7);
(b)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Majority Lenders”. The Loans of such Defaulting Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.7); and
(c)Any payment of principal, interest, fees or other amounts received by the Administrative Agent with respect to Loans for the account of a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (ii) second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; (iii) third, to the payment of any amounts owing to the applicable Lenders as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by any such Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (iv) fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement with respect to the Loans; and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided, that, with respect to this sub-clause (v), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans and applicable reimbursement obligations owed to, all applicable Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans or applicable reimbursement obligations owed to such Defaulting Lender).
9.6Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Finance Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Article 10.
ADMINISTRATIVE AGENT; COLLATERAL AGENT; AGENT INDEMNIFICATION
10.1Appointment of Administrative Agent and Collateral Agent. In connection with the P1 Project, the Lenders party hereto hereby appoint Atlantic Park Strategic Capital Master Fund II, L.P. to act as Administrative Agent and as Collateral Agent and authorize it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms of this Agreement and the other Finance Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. By its signature below, Atlantic Park Strategic Capital Master Fund II, L.P. (or any successor thereto pursuant to this Section 10.1) accepts such appointments.
10.2Duties and Responsibilities.
(a)The Administrative Agent’s duties under this Agreement and in any other Finance Document are solely mechanical and administrative in nature. The Administrative Agent shall have no fiduciary duties and shall not have any duties, obligations or responsibilities except those expressly set out in this Agreement or in any other Finance Document, shall not have any duties or obligations except those expressly set forth herein and in the other Finance Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Finance Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Finance Documents); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Finance Document or applicable Government Rule; or
(iii)except as expressly set forth herein and in the other Finance Documents, have any duty to disclose, nor shall the Administrative Agent be liable for any failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Majority Lenders or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Finance Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Finance Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Administrative Agent.
10.3Rights and Obligations.
(a)The Administrative Agent may:
(i)assume, absent actual knowledge or written notice to the contrary, that (A) any representation made by any Person in connection with any Finance Document is true, (B) no Default or Event of Default exists, (C) no Person is in breach of or in default under its obligations under any Finance Document and (D) any right, power, authority or discretion vested herein upon any other Agent has not been exercised;
(ii)assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Person has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;
(iii)assume, absent written notice to the contrary, that the address, email and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Schedule 10.3 until it has received from such Person a written notice designating some other office of such Person to replace any such address or email or telephone number and act upon any such notice until the same is superseded by a further such written notice;
(iv)employ, at the expense of the Borrower, attorneys, consultants, accountants or other experts whose advice or services the Administrative Agent may reasonably determine is necessary (provided, that in connection with an exercise of remedies following the occurrence of an Event of Default, the Administrative Agent shall be permitted to employ any such Person at the expense of the Borrower as it determines to be necessary in its sole discretion), may pay reasonable and documented fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided, that the Administrative Agent shall be under no obligation to act upon such advice if it does not deem such action to be appropriate;
(v)rely on any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such party;
(vi)rely upon any communication, certification, notice or document reasonably believed by it to be genuine;
(vii)refrain from acting or continuing to act in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such indemnity or security from the Lenders as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities which it will or may expend or incur in complying or continuing to comply with such instructions; provided, that nothing in this clause (vii) shall be deemed to obligate any Lender to provide any such indemnity or security; and
(viii)seek instructions from the Majority Lenders as to the exercise of any of its rights, powers, authorities or discretions hereunder and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder; provided, that, if any actions requested or permitted to be taken by the Administrative Agent pursuant to the Finance Documents are, in the reasonable judgment of the Administrative Agent, of a routine or administrative nature, the Administrative Agent shall be permitted to take or decline to take such requested or contemplated action as it determines in the exercise of its discretion (consistent with the terms of the Finance Documents) without prior consultation with the Majority Lenders.
(b)The Administrative Agent shall:
(i)promptly deliver to the Lenders the non-administrative notices, certificates, reports, opinions, agreements and other documents which it receives under this Agreement and the other Finance Documents in its capacity as Administrative Agent;
(ii)perform its duties in accordance with the Finance Documents and any instructions given to it by the Majority Lenders, which instructions shall be binding on all Lenders party hereto; and
(iii)if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it hereunder or under the other Finance Documents (other than rights arising under this Section 10.3(b)(iii)).
(c)Each Person serving as the Administrative Agent hereunder or under any other Finance Document shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to any Lender.
10.4No Responsibility for Certain Conduct.
(a)Notwithstanding anything to the contrary expressed or implied herein, the Administrative Agent shall not:
(i)be bound to inquire as to (A) whether or not any representation made by any other Person in connection with any Finance Document is true, (B) the occurrence or otherwise of any Default or Event of Default, (C) the performance by any other Person of its obligations under any of the Finance Documents or (D) any breach of or default by any other Person of its obligations under any of the Finance Documents;
(ii)be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as provided in this Agreement;
(iii)be bound to disclose to any Person any information relating to the P1 Project or to any Person if such disclosure would or might in its opinion, constitute a breach of any applicable Government Rule or be otherwise actionable at the suit of any Person; or
(iv)be under any fiduciary duties or obligation.
(b)The Administrative Agent shall have no responsibility for the accuracy or completeness of any information supplied by any Person in connection with the P1 Project or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by or on behalf of any Credit Party or any other Person contained in this Agreement or any other Finance Document or in any certificate or other document referred to or provided for in or received by the Administrative Agent, hereunder or thereunder. The Administrative Agent shall not be liable as a result of any failure by any Credit Party or its Affiliates or any Person party hereto or to any other Finance Document to perform their respective obligations hereunder or under any other Finance Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Finance Document, except to the extent of the Administrative Agent’s gross negligence, fraud or willful misconduct.
(c)It is understood and agreed by each Lender (for itself and any Person claiming through it) that, except as expressly set forth herein, it has itself been and will continue to be, solely responsible for making its own independent appraisal of and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Person and, accordingly, each such Lender warrants to the Administrative Agent that it has not relied on and will not hereafter rely on the Administrative Agent:
(i)in making its decision to enter into this Agreement or any other Finance Document or any amendment, waiver or other modification hereto or thereto;
(ii)to check or inquire on its behalf into the adequacy, accuracy or completeness or any information provided by any Person in connection with any of the Finance Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Person by the Administrative Agent); or
(iii)to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Person.
(d)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
10.5Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actual knowledge of such Default or Event of Default or has received a notice from a Lender, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent has received notice from a Person describing a Default or Event of Default or receives such a “Notice of Default,” the Administrative Agent shall give prompt notice thereof to each other Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as is provided in Section 7.2; provided, that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders.
10.6No Liability. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Person for any action taken or omitted under this Agreement or under the other Finance Documents or in connection therewith, except to the extent caused by the gross negligence, fraud or willful misconduct of Administrative Agent, as determined by a court of competent jurisdiction. The Lenders party hereto each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates the Administrative Agent for any action taken or omitted under this Agreement or under the other Finance Documents or in connection therewith, except to the extent caused by the gross negligence, fraud or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction. The Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under any Finance Document to be paid by the Administrative Agent if the Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Administrative Agent for that purpose.
10.7Indemnification of Agent by Borrower. The Borrower shall indemnify each Agent and each of their respective Affiliates, permitted successors and permitted assigns and the officers, directors, employees, agents, advisors, controlling Persons, representatives and members of each of the foregoing (each, an “Agent Indemnitee”) from and hold each of them harmless against, any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (“Indemnified Liabilities”) imposed on or asserted against any such Persons based on or arising or resulting from any of the transactions contemplated by this Agreement and the other Finance Documents, except to the extent such Indemnified Liabilities are determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Agent Indemnitee. The Borrower shall indemnify each Agent against any Indemnified Liability incurred by such Agent as a result of investigating any event which it reasonably believes is a Default or Event of Default or acting or relying on any notice, request or instruction of the Borrower. Without limitation of the foregoing, the Borrower shall reimburse the Agents promptly upon demand for its share of any out-of-pocket expenses (including legal fees and expenses and any transaction-related expenses relating to the maintenance of an IntraLinks (or equivalent) website) incurred by it in connection with the preparation, execution, administration, amendment, waiver, modification and enforcement of or legal advice in respect of rights or responsibilities under, the Finance Documents. The provisions of this Section 10.7 shall survive the rescission or termination of this Agreement and the other Finance Documents. This Section 10.7 shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages etc. arising from any non-Tax claim.
10.8Resignation and Removal.
(a)Subject to Section 10.9, the Administrative Agent may resign its appointment hereunder at any time without providing any reason therefor by giving prior written notice to that effect to each of the other parties hereto.
(b)Subject to Section 10.9, the Majority Lenders may remove the Administrative Agent from its appointment hereunder with or without cause by giving prior written notice to that effect to the Administrative Agent and the Borrower.
10.9Successor Administrative Agent.
(a)No resignation or removal pursuant to Section 10.8 shall be effective until:
(i)a successor for the Administrative Agent is appointed in accordance with (and subject to) the provisions of this Section 10.9;
(ii)the resigning or removed Administrative Agent has transferred to its successor all of its rights and obligations in its capacity as an Administrative Agent under this Agreement and the other Finance Documents; and
(iii)the successor Administrative Agent has executed and delivered an agreement to be bound by the terms of this Agreement and the other Finance Documents and to perform all duties required of the Administrative Agent hereunder and under the other Finance Documents.
(b)If the Administrative Agent has given notice of its resignation pursuant to Section 10.8(a) or if the Majority Lenders give the Administrative Agent notice of removal thereof pursuant to Section 10.8(b), then a successor to the Administrative Agent may be appointed by the Majority Lenders (and, unless a Default or Event of Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during a ninety day period beginning on the date of such notice but, if no such successor is so appointed within ninety days after the above notice, the resigning or removed Administrative Agent may appoint such a successor. If a resigning or removed Administrative Agent appoints a successor, such successor shall (i) be authorized under all applicable Government Rules to exercise corporate trust powers, (ii) have a combined capital and surplus of at least $500,000,000, and (iii) be acceptable to the Majority Lenders (and, unless a Default or Event of Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed); provided, that if the Majority Lenders and the Borrower, if applicable, do not confirm such acceptance in writing within thirty days following selection of such a successor by the resigning or removed Administrative Agent or otherwise appoint a successor within such thirty day period, then the Majority Lenders and the Borrower, as the case may be, shall be deemed to have given such acceptance and such successor shall be deemed appointed as the successor to such resigning or removed Administrative Agent hereunder.
(c)If a successor to the Administrative Agent is appointed under the provisions of this Section 10.9, then:
(i)the predecessor Administrative Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);
(ii)the resignation pursuant to Section 10.8(a) or removal pursuant to Section 10.8(b) of the predecessor Administrative Agent notwithstanding, the provisions of this Agreement shall inure to the predecessor Administrative Agent’s benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Finance Documents while it was Administrative Agent;
(iii)the successor Administrative Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Administrative Agent had been a party hereto beginning on the date of this Agreement; and

(iv)the predecessor Administrative Agent shall make available to the successor Administrative Agent such documents and records and provide such assistance as the successor Administrative Agent may reasonably request for the purposes of performing its functions as Administrative Agent under the Finance Documents.
10.10Authorization. The Administrative Agent is hereby authorized by the Lenders party hereto to execute, deliver and perform each of the Finance Documents to which the Administrative Agent is or is intended to be a party.
10.11Administrative Agent as Lender. With respect to its Commitments and the Loans made by it, any Person serving as Administrative Agent hereunder shall have the same rights and powers under the Finance Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The term “Lender,” or “Secured Party,” when used with respect to the Administrative Agent, shall unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, act as financial advisor or in any other advisory capacity for and generally engage in any kind of business with, any Person as if the Administrative Agent were not the Administrative Agent hereunder, without any duty to account therefor to the Lenders, Lenders or Secured Parties.
10.12Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of any Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent has received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.13Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Finance Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection or supervision of such sub-agents.
10.14Erroneous Payments.
(a)If the Administrative Agent (i) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.14 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative

Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment, or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution, or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(a).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.14(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.14(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Finance Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Finance Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments (if any) which shall survive as to such assigning Lender, (iv) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)Subject to Section 11.5, the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies, and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (i) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (ii) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(f)The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Finance Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided, that this Section 10.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Finance Document), the Borrower for the purpose of a payment on the Obligations.
(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h)Notwithstanding anything to the contrary herein or in any other Finance Document, neither any Credit Party nor any of its respective Affiliates shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to the Administrative Agent in connection therewith) directly or indirectly arising out of this Section 10.14 in respect of any Erroneous Payment (other than having consented to the assignment referenced in clause (d) above).
(i)Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Finance Document.
(j)The provisions of this Article 10 applicable to the Administrative Agent shall apply to the Collateral Agent, mutatis mutandis, and shall be in addition to the powers, rights, remedies, privileges and indemnities provided to the Collateral Agent pursuant to the terms of the Security Documents.
Article 11.
MISCELLANEOUS
11.1Payment of Expenses, Etc.; Indemnification.

(a)The Borrower shall reimburse such fees, costs and expenses (including fees and charges of counsel) of the Lenders and the Agents in connection with the preparation and negotiation of the Finance Documents in accordance with, and to the extent required by, the Fee Letters. Any such costs and expenses (including fees and charges of counsel) incurred in connection with the transactions contemplated to be consummated on the A&R Effective Date shall be due and payable in full in cash on the A&R Effective Date (to the extent billed by the A&R Effective Date), with any such unbilled costs and expenses in connection with the transactions contemplated to be consummated on the A&R Effective Date being payable in full no later than thirty days after the A&R Effective Date.
(b)The Borrower will pay (i) the reasonable and documented professional fees and costs of the Agents and one legal counsel to the Lenders and legal counsel to the Agents (provided, that, in the case of the continuation of an Event of Default, any Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable and documented professional fees of such additional counsel) with respect to the administration of the transaction, the preservation of any of their respective rights under the Finance Documents or in connection with any amendments, waivers or consents or other implementation and administrative actions required under the Finance Documents, (ii) all fees payable to any Agent in connection with the performance of its duties under the Finance Documents in accordance with the relevant Fee Letter, (iii) all actual out-of-pocket costs and expenses incurred by any Lender or any Agent in connection with the occurrence of a Default or an Event of Default or the enforcement of any of its (or any Lender’s) rights or remedies under the Finance Documents following the occurrence of a Default or an Event of Default, and (iv) without limiting the preceding clause (iii), all other actual out-of-pocket costs and expenses incurred by any Lender and any Agent in connection with the administration of the credit, the preservation of its rights under the Finance Documents and/or the performance of its duties thereunder and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby. Notwithstanding the foregoing, in the event that either the Collateral Agent or the Administrative Agent reasonably believes that a conflict exists in using one counsel, each of the Collateral Agent or the Administrative Agent, as applicable, may engage its own counsel.
(c)The Borrower shall indemnify each Lender and each Agent and each of their respective Affiliates, permitted successors and permitted assigns and the officers, directors, employees, agents, advisors, controlling Persons and partners of each of the foregoing (each, an “Indemnitee”) from and hold each of them harmless from and against all reasonable and documented costs, expenses (including reasonable fees, disbursements and other charges of counsel), losses, claims, damages, and liabilities of such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (each, a “Claim”) (regardless of whether such Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party, any Credit Party or any of their respective Affiliates) based on or arising or resulting from:
(i)the execution or delivery of this Agreement, any other Finance Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)any Loan or the use or proposed use of the proceeds therefrom;
(iii)any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by the Borrower or any other Credit Party or any of the Borrower’s or any other Credit Party’s members, managers or creditors or by any other Person, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Finance Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or
(iv)any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Lender, or any Affiliates or Related Parties of any of the foregoing;

provided, that no Indemnitee will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.
(d)To the extent that the undertaking in the preceding paragraphs of this Section 11.1 may be unenforceable because it is violative of any law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable Government Rule to the payment and satisfaction of such undertaking.
(e)All sums paid and costs incurred by any Indemnitee with respect to any matter indemnified hereunder shall be added to the Obligations and be secured by the Security Documents and, unless otherwise provided, shall be immediately due and payable promptly after demand therefor. Each such Indemnitee shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder together with reasonable details and calculation thereof; provided, that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 11.1.
(f)Each Indemnitee pursuant to Section 11.1(c) above, within thirty days after the receipt by it of notice of any Claim for which indemnity may be sought by it or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 11.1, shall notify the Borrower in writing of the commencement thereof; provided, that failure to so notify shall not prejudice any Claim for which indemnity may be sought except to the extent that the Borrower is harmed thereby. This Section 11.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.2Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Agent and Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender or for the credit or the account of the Borrower against any Obligations of the Borrower owed to such Agent or Lender, irrespective of whether or not such Agent or Lender shall have made any demand hereunder and without presentment, protest or other notice of any kind to the Borrower, all of which are hereby expressly waived. Any exercise by an Agent or a Lender of its setoff rights hereunder shall be subject to the sharing provisions hereunder and, without limiting the waivers set forth in this Section 11.2, each Agent and Lender shall provide notice to the Borrower with respect to the exercise by it of any setoff rights hereunder; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
11.3Notices.
(a)Except as otherwise expressly provided herein or in any Finance Document, all notices and other communications provided for hereunder or thereunder shall be in writing and shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service (including Federal Express, United Parcel Service and other similar overnight delivery services) if for inland delivery or international courier if for overseas delivery, (iii) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested, or (iv) if transmitted by electronic communication as provided in paragraph (b) below. Any communication between the parties hereto or notices provided herein may be given delivered at its address and contact number specified in Schedule 10.3, or at such other address and contact number as is designated by such party in a written notice to the other parties (by giving written notice to the other parties in the manner set forth herein) hereto.
(b)Notices and other communications hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, the Collateral Agent and the Borrower; provided, that the foregoing shall not apply to notices pursuant to Article 2 if the party to receive the notice has notified Administrative Agent that it is incapable of receiving notice under Article 2 by electronic communication. Each of Borrower and each Lender may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by them, respectively; provided, that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in.pdf format.
(c)Notices and communication delivered in person or by overnight courier service, or mailed by registered or certified mail, shall be effective when received by the addressee thereof during business hours on a business day in such Person’s location as indicated by such Person’s address in Schedule 11.3, or at such other address as is designated by such Person in a written notice to the other parties hereto. Unless the Administrative Agent otherwise prescribes, (i) notices and other communication delivered through electronic communications as provided in paragraph (b) above shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not given during normal business hours on a Business Day for recipient, it shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communication posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
11.4No Third-Party Beneficiaries. The agreement of the Lenders to make the Loans to the Borrower, on the terms and conditions set forth in this Agreement, is solely for the benefit of the NEXT Parties and the Secured Parties, and no other Person (including any contractor, subcontractor, supplier, workman, carrier, warehouseman or materialman furnishing labor, supplies, goods or services to or for the benefit of the P1 Project) shall have any benefit or any legal or equitable right or remedy under this Agreement or under any other Finance Document or with respect to any extension of credit contemplated by this Agreement.
11.5No Waiver; Remedies Cumulative. Subject to applicable Government Rule, no failure or delay on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between the Credit Parties or any of their respective Affiliates, on the one hand and any Secured Party, on the other hand, shall impair any such right, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Finance Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party thereto would otherwise have. No notice to or demand on the Borrower in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand.
11.6Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.7Amendments, Etc. Neither this Agreement nor any other Finance Document (other than any Security Document, each of which may only be waived, amended or modified in accordance with the terms thereof) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such agreement shall in any way (a) increase any Commitment of any Lender without the written consent of such Lender, (b) reduce the principal amount (including PIK Interest) of any Loan or reduce the rate of interest thereon, or reduce any fees payable under the Finance Documents, without the written consent of each Lender affected thereby, (c) postpone the scheduled date of payment of the principal amount (including PIK Interest) of any Loan under Section 2.5(a) or of any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (d) change Section 2.8, Section 2.10, Section 8.2, Section 8.3 or Section 8.4 without the consent of each Lender affected thereby, (e) change any of the provisions of this Section 11.7 or the percentage in the definitions of the terms “Majority Lenders”, “Majority Series Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (f) change Section 2.12(a), 2.12(e), 2.12(f) or 2.12(h) in a manner that would adversely affect the Exchange Right of any Series A Loan, without the written consent of each Series A Lender affected thereby, (g) release all or substantially all portions of the Collateral or release any Credit Party from its obligations under the Finance Documents without the written consent of each Lender (except to the extent specifically provided therefor in the Finance Documents); or (h) contractually subordinate the Liens in favor of the Collateral Agent over the Collateral under and pursuant to the Finance Documents to Liens over the Collateral securing any other Indebtedness (it being understood that this subclause (h) shall not (i) override the permission for (w) structural subordination as and to the extent expressly provided in Section 2.11(b), (x) Permitted Liens (including Permitted Priority Liens) or (y) Indebtedness expressly permitted by Section 6.2 or (ii) apply to the incurrence of financing provided to the Borrower pursuant to Section 364 of the Bankruptcy Code or any similar proceeding under any other applicable debtor relief laws) without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent without the prior written consent of such Agent, and no amendment, modification, waiver or consent that would adversely affect the rights or obligations of any Lender under a Series of Loans disproportionately to that of any other Series of Loans shall be effected unless consented in writing by the Majority Series Lenders of the adversely affected Series of Loans. Notwithstanding anything herein to the contrary, the Credit Parties and the Agents party thereto may (but shall not be obligated to) amend or supplement any Finance Document without the consent of any Lender (A) to cure any ambiguity, defect or inconsistency which is not material, (B) to make any change that would provide any additional rights or benefits to the Lenders, (C) to make, complete or confirm any grant of Collateral permitted or required by any of the Security Documents, including to secure any Permitted Indebtedness that may be secured by a Permitted Lien on the Collateral, or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (D) to revise any schedule to reflect any change in notice information, or (E) to revise the name of the Collateral Agent on any UCC financing statement or other Security Document as may be necessary to reflect the replacement of the Collateral Agent. Any such amendment, modification, or supplement that is set forth in a writing signed by the Administrative Agent and the Borrower shall be binding on the Credit Parties, the Agents and the Lenders and where any Finance Document expressly provides that the Administrative Agent or any other Agent may waive, amend, or modify such Finance Document or any provision thereof, or consent to any act or action of the Borrower, the Administrative Agent or such other Agent may do so without the further consent of the Lenders and any such waiver, amendment, modification, or consent that is set forth in a writing signed by the Administrative Agent or such other Agent, as applicable, shall be binding on the Agents and the Lenders.
Each Lender shall be bound by any waiver, amendment, or modification authorized in accordance with this Section 11.7 and any waiver, amendment, or modification authorized in accordance with this Section 11.7 shall bind any Person subsequently acquiring a Loan from such Lender. Any agreement or agreements that the Administrative Agent executes and delivers to waive, amend, or modify any Finance Document in accordance with this Section 11.7 shall be binding on the Lenders and each of the Agents without the further consent of the Lenders or the other Agents.
11.8Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic means will for all purposes be treated as the equivalent of delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.9Effectiveness. This Agreement shall become effective upon delivery of the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.10Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 9.1, 9.2, 10.7, 10.12, 11.1, 11.3, 11.10, 11.13, 11.14, and 11.17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
11.11Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
11.12Entire Agreement. This Agreement, the other Finance Documents, and the documents referred to herein, embody the entire agreement and understanding of the parties hereto and supersede all prior agreements and understandings of the parties hereto relating to the subject matter herein contained. All covenants of the Credit Parties set forth in this Agreement and the other Finance Documents (including Article 5 and Article 6) and all Defaults and Events of Default set forth in Section 7.1 shall be given independent effect so that, in the event that a particular action or condition is not permitted by the terms of any such covenant or would result in a Default, the fact that such event or condition could be permitted by an exception to, or be otherwise within the limitations of, another covenant or another Default or Event of Default shall not avoid the occurrence of a Default or Event of Default in the event that such action is taken or condition exists.
11.13Reinstatement. The obligations of the Borrower and NEXT under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower and NEXT each agrees that it will indemnify each Secured Party on demand for all reasonable and documented costs and expenses (including fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such reasonable and documented costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
11.14Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial; Waiver of Consequential Damages, Etc.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)To the extent permitted by applicable Government Rule, any legal action or proceeding with respect to this Agreement or any other Finance Document shall, except as provided in paragraph (d) below, be brought in the courts of (i) the State of New York in the County of New York or (ii) the United States for the Southern District of New York, and any appellate court from any thereof and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts and submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Each of the parties hereto hereby expressly and irrevocably waives the benefit of jurisdiction derived from each of its present or future domicile or otherwise in any such action or proceeding. Nothing in this Agreement or in any other Finance Document shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any other Finance Document against the Borrower, NEXT or their respective properties in the courts of any jurisdiction if applicable Government Rule does not permit a claim, action or proceeding referred to in the first sentence of this Section 11.14(b) to be filed, heard or determined in or by the courts specified therein.
(c)Each party hereto hereby irrevocably waives any objection that it may now have or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(d)To the extent that the Borrower or NEXT has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrower and NEXT hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Finance Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 11.14(d) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
(e)Nothing in this Section 11.14 shall limit the right of the Secured Parties to refer any claim against the Borrower or NEXT to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(f)EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM

WITH RESPECT TO ANY FINANCE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(g)Except with respect to any indemnification obligations of the Borrower under Section 10.7 and Section 11.1 or any other indemnification provisions of the Borrower or NEXT under any other Finance Document, to the fullest extent permitted by applicable Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Finance Documents or the transactions contemplated hereby or thereby.
11.15Successors and Assigns.
(a)Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower and NEXT shall not assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by the Borrower or NEXT without such consent shall be null and void), (ii) no assignments shall be made to a Defaulting Lender, and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.15. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may assign to one or more Persons (other than a natural person, the Borrower, and its Subsidiaries and Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided, that:
(i)the prior written consent of the Borrower shall be required for each assignment other than (A) an assignment by a Lender to another Lender, (B) an assignment by a Lender to an Affiliate or an Approved Fund of such Lender or (C) an assignment by a Lender that is a Debt Fund or an Affiliate of a Debt Fund to a Qualifying Investor in such Debt Fund (provided, that the aggregate principal amount (excluding PIK Interest) that may be assigned by all Lenders pursuant to the exception afforded by this subpart (C) shall in no event exceed $35,000,000 and all assignments pursuant to this subpart (C) in excess of such amount shall require the prior written consent of the Borrower);
(ii)except in the case of an assignment by a Lender to a Lender, to an Affiliate of such first Lender, to an Approved Fund of such first Lender, or a Qualifying Investor in such first Lender, or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) unless each of the Borrower and the Administrative Agent otherwise consent;
(iii)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(iv)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (other than with respect to assignments to

Affiliates and Approved Funds of the Initial Lender and to Qualifying Investors of the Initial Lender and its Affiliates) a processing and recordation fee of $3,500;
(v)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(vi)the assignee shall satisfy all “know your customer” or similar identification procedures required by the assignor;
provided, further, that (x) any consent of the Borrower otherwise required under this paragraph (b) shall not be required if any Event of Default has occurred and is continuing (provided, that, so long as such Event of Default is not an Event of Default under Section 7.1(a), 7.1(d) or 7.1(e), such consent by the Borrower shall be required until the expiration of the time period specified in the final paragraph of Section 7.2) and (y) in the event of a Default, the Borrower’s consent shall continue to be required during (A) any applicable cure period in respect of such Default and (B) for so long as the Borrower and the Lenders hereunder are actively and in good faith negotiating the terms of a waiver or amendment with respect to any such Default. Upon acceptance and recording pursuant to paragraph (c) of this Section 11.15, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.1, 9.2, and 11.1) with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e)(e) of this Section 11.15.
(c)Maintenance of Register by the Administrative Agent. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (including stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.15 and any written consent to such assignment required by paragraph (b) of this Section 11.15, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).
(e)Participations. Subject to Section 11.15(i), any Lender may, without the consent of the Borrower, the Administrative Agent sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Finance Documents (including all or a portion of its Commitments and the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement and the other Finance Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Finance Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Finance Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Finance Document. Subject to paragraph (f) of this Section 11.15, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.1 and 9.2 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.15; provided, that such Participant (A) agrees to be subject to the provisions of Sections 9.3 and 9.4 as if it were an assignee under paragraph (b) above. Each Lender that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loan or other obligations under the Finance Documents held by it (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Finance Document) except to the extent that such disclosure is necessary to establish that the Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 9.1 and 9.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(g)Certain Pledges. Any Lender may at any time, and without notice to, or consent by, any other Person, pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or other central bank (whether in the United States or any other jurisdiction), and this Section 11.15 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)No Securities Trade. Anything in this Section 11.15 to the contrary notwithstanding, no Lender may assign any interest in any Loan held by it hereunder to any Credit Party or any Affiliate of any Credit Party without the prior written consent of each other Lender.
(i)Disqualified Institutions.
(i)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement (including through a participation) to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date or any Person that the Borrower removes from the DQ List (including as a result of the delivery of a notice pursuant to, or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (A) any additional designation or removal permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation, as applicable, to any Lender or Participant and (B) any designation or removal after the Original Closing Date of a Person as a Disqualified Institution shall become effective three Business Days after such designation or removal. Any assignment or participation in violation of this Section 11.15(i)(i) shall not be void, but the other provisions of this Section 11.15(i) shall apply. The Borrower shall deliver notices of any designation or removal of a Disqualified Institution to the Administrative Agent via email as follows:
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(ii)If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of Section 11.15(i)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) purchase or prepay such Loans as are held by such Disqualified Institution by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans or such participation in such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.15(i)), all of its interest, rights and obligations under this Agreement to one or more other assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrower or the Administrative Agent, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Finance Documents, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any debtor relief plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such debtor relief plan, (2) if such Disqualified Institution does vote on such debtor relief plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such debtor relief plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on an intranet website and notified to the Lenders or (B) provide the DQ List to each Lender requesting the same.
11.16PATRIOT Act. Each Lender hereby notifies each NEXT Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender to identify such NEXT Party in accordance with the PATRIOT Act.
11.17Limited Recourse. Without limiting the obligations of NEXT under this Agreement and the other Finance Documents to which it is a party, the obligations of the Borrower under this Agreement and the other Finance Documents to which it is party thereto shall be secured solely by the Security Documents. Subject to the final paragraph of this Section 11.17, no recourse shall be had for the payment of any Obligations under any Loan or upon any other obligation, covenant or agreement under this Agreement or any other Finance Document, against the Sponsor or any incorporator, direct or indirect stockholder, member, partner, officer, director, employee or agent as such (including members of any management committee or similar body), whether past, present or future, of a Borrower or any Affiliate or direct or indirect parent thereof or of any successor corporation thereto or any Subsidiary of the Borrower (each, hereinafter, a “Non-Recourse Person”), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Notwithstanding the foregoing to the contrary, in no event shall this Section 11.17 or any provision hereof impair or in any way limit or reduce any liabilities or obligations of any Non-Recourse Person: (i) under or pursuant to any Finance Document, the Warrants or any document, instrument or certificate delivered in connection therewith to which such Non-Recourse Person is party (but then only to the extent set forth in and arising under such Finance Document, the Warrants or such other document, instrument or certificate) or (ii) for misappropriation of funds, fraud, gross negligence, or willful misconduct.
11.18Treatment of Certain Information; Confidentiality.
(a)The Borrower acknowledges that (i) from time to time financial advisory, investment banking and other services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more subsidiaries or Affiliates of such Lender and (ii) information delivered to each Lender by any Credit Party may be provided to each such subsidiary and Affiliate, it being understood that any such subsidiary or Affiliate receiving such information shall agree with the relevant Lender to be bound by the provisions of Section 11.18(b) as if it were a Lender under this Agreement.
(b)Each of the Lenders hereby agrees (on behalf of itself and each of its Affiliates and to its and its Affiliates’ respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, service providers, and representatives) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any information supplied to it by or on behalf of any Credit Party in connection with the Finance Documents; provided, that nothing in this Agreement shall limit the disclosure of any such information (i) to the extent requested by any regulatory authority or required by any applicable Government Rule or judicial process, (ii) to counsel for any of the Lenders or any Agent, so long as counsel to such parties agrees, with the relevant Lenders before receiving such information, to maintain the confidentiality of the information as provided in this Section 11.18(b), (iii) to any direct or indirect provider of credit protection to any Lender (so long as each such provider agrees with the relevant Lender, before receiving such information, to maintain the confidentiality of the information as provided in this Section 11.18(b)) or any bank examiners, rating agencies, auditors or accountants, (iv) to any Agent or any other Lender (or any subsidiary or Affiliate of any Lender referred to in Section 11.18(a)), (v) after notice to any Credit Party (to the extent such prior notice is legally permitted), in connection with any litigation to which any one or more of the Lenders or any Agent is a party and pursuant to which such Lender or any Agent has been compelled or required to disclose such information upon the advice of counsel to such Lender or Agent, (vi) to any experts engaged by any Agent or any Lender in connection with this Agreement and the transactions contemplated by this Agreement and the other Finance Documents, so long as such parties agree with the relevant Lender, before receiving such information, to maintain the confidentiality of the information as provided in this Section 11.18(b), (vii) to the extent that such information is required to be disclosed to a Government Authority in connection with a tax audit or dispute, (viii) in connection with any Event of Default and any enforcement or collection proceedings resulting from such Event of Default or in connection with the negotiation of any restructuring or “work out” (whether or not consummated) of the obligations of any Credit Party under the Finance Documents, (ix) subject to an agreement entered into with the relevant Lender before any such information is provided to it and containing provisions substantially the same as those of this Section 11.18, to any assignee or participant (or prospective assignee or participant) or (x) to pledgees or assignees of a Lender pursuant to Section 11.15(d). In no event shall any Lender or any Agent be obligated or required to return any materials furnished by any Credit Party; provided, that any confidential information retained by such Lender or Agent shall continue to be subject to the provisions of this Section 11.18(b). The obligations of each Lender under this Section 11.18 shall supersede and replace the obligations of such Lender under any confidentiality letter or other confidentiality obligation, in respect of this financing effective prior to the date of the execution and delivery of this Agreement.
11.19Restricted Lenders. Notwithstanding anything to the contrary in Section 4.15, Section 5.5(a)(iii), or Section 6.13 of this Agreement, in relation to each Lender that is incorporated in a non-US jurisdiction or that otherwise notifies the Administrative Agent to this effect (each a “Restricted Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Restricted Lender and shall only be given by the Borrower to such Restricted Lender to the extent that the sanctions provisions would not result in any violation of, conflict with or liability under (a) EU Regulation (EC) 2271/96, (b) section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)), or (iii) a similar anti-boycott statute or other applicable Government Rule as in effect in that Restricted Lender’s home jurisdiction.
11.20Acknowledgment Regarding Any Supported QFCs
(a)To the extent that the P1 Financing Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the P1 Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the P1 Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the P1 Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(c)As used in this Section 11.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
11.21OID Legend. To the extent required by Sections 1272, 1273 and 1275 of the Code, and the Treasury Regulations promulgated thereunder, each note evidencing the Loan shall bear a legend in substantially the following form, and including (a) the name and title and (b) either the address or telephone number of an Authorized Officer of the Borrower who will provide the following information: “FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST, THE BORROWER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND THE ISSUE DATE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.”
11.22Tax Treatment.
(a)The Borrower, NEXT and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, at all relevant times prior to the reclassification of the Antecedent Loans into applicable Series A Loans or Series B Loans on the A&R Effective Date, each Antecedent Loan is a debt instrument not governed under Treasury Regulations Section 1.1275-4 and the Antecedent Investment Unit Warrants (or portion thereof) are considered issued as part of an investment unit within the meaning of Section 1273 of the Code with the Original Loans as originally issued (or portion thereof). The Administrative Agent determined, for U.S. federal income tax purposes, (i) the fair market value of the Antecedent Warrants and (ii) the issue price (within the meaning of Section 1273 of the Code) and “original issue discount” as defined in Section 1273 of the Code applicable to the Antecedent Loans, in each case, consistent with this Section 11.22 and Treasury Regulations Section 1.1273-2(h), and upon reasonable request by the Borrower, the Administrative Agent will inform the Borrower of such determination.
(b)The Borrower, NEXT and the Lenders hereby acknowledge and agree that, for U.S. federal income tax purposes, each Series A Loan and Series B Loan is a debt instrument not governed under Treasury Regulations Section 1.1275-4. The Administrative Agent will determine, for U.S. federal income tax purposes, (i) the issue price (within the meaning of Section 1273 of the Code) and “original issue discount” as defined in Section 1273 of the Code applicable to the Series A Loans and Series B Loans, and upon reasonable request by the Borrower, the Administrative Agent will inform the Borrower of such determination.
(c)The Borrower, NEXT and the Lenders intend that, for U.S. federal income tax purposes, any exchange of all or a portion of a Series A Loan for Exchange Shares pursuant to an Exchange Right is a transaction for which no gain or loss is realized pursuant to Internal Revenue Service Revenue Ruling 72-265.
(d)The Borrower, NEXT and the Lenders intend that, for U.S. federal income tax purposes (i) the exchange (or deemed exchange) of Antecedent Loans and Antecedent Warrants for Loans and Warrants pursuant to the reclassification of the Antecedent Loans under Article 2 of this Agreement on the A&R Effective Date and the documents described in Section 3.2(k) entered into on the A&R Effective Date (collectively, the “Recapitalization”) qualifies, in its entirety, as a reorganization under Section 368(a)(1)(E) of the Code that is tax-free to the Lenders under Code Section 354, (ii) all of the Antecedent Loans, Antecedent Warrants, Warrants and Loans are treated as “securities” for purposes of Section 354 of the Code, and (iii) all of the Loans and Warrants received (or deemed received) by the Lenders on the A&R Effective Date are treated as either (x) received in exchange for Antecedent Loans and/or Antecedent Warrants as part of the Recapitalization or (y) purchased for cash.
(e)For U.S. federal income tax purposes, this Agreement, together with the documents described in Section 3.2(k), are intended to constitute, and are hereby adopted as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.
(f)Neither the Borrower nor NEXT will take the position that there is any deemed or constructive distribution under Section 305 of the Code with respect to a Warrant, Loan or Exchange Right except to the extent (i) a nationally-recognized law firm or nationally-recognized accounting firm advises the Borrower or NEXT, at a confidence level of “more likely than not” (or higher), that there has been such a deemed or constructive distribution and (ii) the Borrower or NEXT first consults with the impacted Lenders in good faith regarding such treatment. Neither the Borrower nor NEXT will treat the accrual or payment of PIK Interest as giving rise to a deemed or constructive distribution under Section 305 of the Code.
(g)The parties hereto, including NEXT, agree to report all U.S. federal income tax matters (and, to the extent permitted by applicable Government Rule, foreign, state and local income, franchise and similar tax matters) with respect to this Agreement and the Warrants consistent with this Section 11.22 (including the determinations of the Administrative Agent pursuant to this Section 11.22, and the intended tax treatment described in clauses (c) and (d)) and shall not take any action or file any tax return, report or declaration inconsistent herewith without the prior written consent of all other parties hereto (not to be unreasonably withheld or delayed) except to the extent required to do so pursuant to a determination pursuant to Section 1313 of the Code (or to the extent required by an analogous or corresponding provision of foreign, state or local Government Rule). Without limiting the generality of the foregoing, each Lender as of the A&R Effective Date and NEXT shall include (or cause to be included) the statement required under Treasury Regulation Section 1.368-3 with respect to the Recapitalization with its U.S. federal income tax return (or the U.S. federal income tax return of (i) the U.S. federal income tax consolidated group that includes such Person or (ii) if such Person is a disregarded entity for U.S. federal income tax purposes, the regarded owner of such Person for U.S. federal income tax purposes or the U.S. federal income tax consolidated group that includes such regarded owner) for the taxable year or applicable tax period that includes the Recapitalization.
11.23Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the validity, effectiveness, perfection and priority of all security interests and Liens securing indebtedness, liabilities and obligations under the Existing Agreement and that all indebtedness, liabilities and obligations of the Borrower and the other Credit Parties hereunder and under the other Finance Documents (including, without limitation, all

Obligations) shall be secured by the security interests and Liens evidenced under the Finance Documents and that this Agreement does not constitute a novation or termination of the indebtedness, liabilities and obligations existing under the Existing Agreement (or serve to terminate any obligations thereunder or provisions thereof that are expressly stated to survive any repayment or termination). The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Agreement made under and in accordance with the terms of Section 11.7 of the Existing Agreement. In addition, unless specifically amended hereby, each of the Finance Documents shall continue in full force and effect. This Agreement restates and replaces, in its entirety, the Existing Agreement; from and after the A&R Effective Date, any reference in any of the other Finance Documents to the “Credit Agreement” shall be deemed to refer to this Agreement.
11.24Series A Loan Legend. Each note issued evidencing the Series A Loan shall bear a legend in substantially the following form:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE SERIES A LENDER OR ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN INSTITUTIONAL ACCREDITED INVESTOR THAT MEETS THE REQUIREMENTS SET FORTH IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (“REGULATION D”) OR A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND
(2)    AGREES FOR THE BENEFIT OF THE RIO GRANDE LNG SUPER HOLDINGS, LLC AND NEXTDECADE CORPORATION THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:
(A)    TO NEXTDECADE CORPORATION, NEXTDECADE LNG HOLDINGS, LLC, NEXTDECADE LNG, LLC. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES;
(B)    TO A PERSON REASONABLY BELIEVED TO BE AN INSTITUTIONAL ACCREDITED INVESTOR THAT MEETS THE REQUIREMENTS SET FORTH IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D OR A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT);
(C)    PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR
(D)    PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
BEFORE ANY SALE OR TRANSFER UNDER CLAUSES (B), (C), OR (D) ABOVE IS REGISTERED, NEXTDECADE CORPORATION, NEXTDECADE LNG HOLDINGS, LLC, NEXTDECADE LNG, LLC., THE ADMINISTRATIVE AGENT, AND THE COLLATERAL AGENT RESERVE THE RIGHT TO REQUIRE SUCH CERTIFICATES, DOCUMENTATION, OR OTHER EVIDENCE AS THEY MAY

REASONABLY REQUEST TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER COMPLIES WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”
11.25Representations, Warranties and Covenants of NEXT.
(a)NEXT hereby makes the representations and warranties contained in Annex III to each Series A Lender as of the A&R Effective Date. The representations and warranties contained herein shall survive the execution and delivery of this Agreement.
(b)NEXT agrees to comply with each of the covenants set forth on Annex IV until the Series A Loans have been repaid, prepaid, or exchanged in full.
11.26Representations, Warranties and Covenants of the Series A Lenders.
(a)Each Series A Lender hereby makes the representations and warranties contained in Annex V to NEXT as of the A&R Effective Date. Each Series A Lender that acquires a Series A Loan after the A&R Effective Date shall be deemed to make the representations and warranties contained in Annex IV to NEXT as of the date of such acquisition. The representations and warranties contained herein shall survive the execution and delivery of this Agreement.
(b)Each Lender covenants and agrees, on behalf of itself and of its Affiliates, until the Discharge Date that for as long as (i) the Lenders or their Affiliates have appointed a director or observer to the board of directors of NEXT or (ii) the aggregate sum of (x) the outstanding principal amount of the Series A Loans divided by the Exchange Price plus (y) the aggregate number of NEXT Shares held by the Lenders or their Affiliates exceeds 2.5% of the aggregate issued and outstanding NEXT Shares (after adjusting for the issuance of such amount of NEXT Shares that would be issued under clause (ii)(x) of this Section 11.26(b)), then, in each of cases (i) and (ii), the Lenders and their respective Affiliates shall not make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of NEXT Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the any shares of NEXT Shares or any other capital stock of NEXT.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and acknowledged by their respective officers or representatives hereunto duly authorized, as of the date first above written.
RIO GRANDE LNG SUPER HOLDINGS, LLC
as Borrower
By: /s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel and Secretary

Solely for purposes of Sections 2.12, 3.2, 11.22, 11.25, the remainder of Article 11:
NEXTDECADE CORPORATION
By: /s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel and Secretary

Signature Page to Credit Agreement

ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P.
as Administrative Agent
By: /s/ George Fan
Name: George Fan
Title: Authorized Signatory
Signature Page to Credit Agreement

ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P.
as Collateral Agent
By: /s/ George Fan
Name: George Fan
Title: Authorized Signatory

Signature Page to Credit Agreement

APSC II HOLDCO I, L.P.
as Lender
By: /s/ George Fan
Name: George Fan
Title: Authorized Signatory

Signature Page to Credit Agreement

BARDIN HILL OPPORTUNISTIC CREDIT MASTER (US) FUND II LP
as Lender
By: /s/ John Freese
Name: John Freese
Title: Authorized Signatory

By: /s/ David Berger
Name: David Berger
Title: Authorized Signatory
Signature Page to Credit Agreement

SCHEDULE I
TO AMENDED AND RESTATED CREDIT AGREEMENT

DEFINITIONS
1.Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“A&R Effective Date” has the meaning ascribed thereto in the introductory paragraph to this Agreement.
“A&R Effective Date Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the A&R Effective Date, among the Borrower, the Pledgor and the Collateral Agent.
“Administrative Agent” means Atlantic Park Strategic Capital Master Fund II, L.P., not in its individual capacity, but solely as Administrative Agent hereunder, and each other Person that may, from time to time, be appointed as successor Administrative Agent pursuant to Section 10.1.
“Administrative Questionnaire” means a questionnaire, in a form supplied by the Administrative Agent, completed by a Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, is under common Control with or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is Controlled by any such member or trust. Notwithstanding the foregoing, the definition of “Affiliate” shall not encompass (a) any individual solely by reason of his or her being a director, officer, manager or employee of any Person or (b) any Person solely by reason of their capacity as a Secured Party.
“Agent Indemnitee” shall have the meaning ascribed thereto in Section 10.7.
“Agents” means the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning ascribed thereto in the introductory paragraph to this Agreement.
“AML Laws” means (a) the USA Patriot Act of 2001, (b) the U.S. Money Laundering Control Act of 1986, as amended, (c) the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq., (d) Laundering of Monetary Instruments, 18 U.S.C. section 1956, (e) Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957, (f) the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations (Title 31 Part 103 of the US Code of Federal Regulations), and (g) any other similar laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of its relevant subsidiaries from time to time concerning or relating to anti-money laundering.
“Antecedent Loans” means the Original Loans and the Incremental Loans, in each case together with all amounts consisting of capitalized interest accrued in respect thereof to and immediately prior to giving effect to the A&R Effective Date.
“Antecedent Investment Unit Warrants” means (a) the 1.375% ATM warrants of NEXT struck at 30-day VWAP, dated as of December 31, 2024 and (b) the 1.375% warrant of NEXT struck at a 30% premium to 30-day VWAP, dated December 31, 2024.
“Antecedent Warrants” means (a) the Antecedent Investment Unit Warrants and (b) the 1.375% warrants of NEXT struck at a 30% premium to 30-day VWAP, dated May 14, 2025.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78m, 78dd-1 through 78dd-3 and 78ff, et seq., and all similar laws, rules, and regulations of any jurisdiction prohibiting bribery or corruption applicable to any Credit Party or any of its relevant subsidiaries.

“Anti-Terrorism Laws” means any of the following (a) Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations), (b) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (c) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (d) any other similar federal Government Rule having the force of law and relating to combatting terrorist acts or acts of war, and (e) any regulations promulgated under any of the foregoing.
“Approved Fund” means any fund administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.15), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.
“Authorized Officer” means (a) with respect to any Person that is a corporation, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of such Person, (b) with respect to any Person that is a partnership, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, or authorized signatory of a general partner of such Person, and (c) with respect to any Person that is a limited liability company, the chairman, president, senior vice president, vice president, treasurer, assistant treasurer, attorney-in-fact, secretary, assistant secretary, authorized signatory, the manager, the managing member, or a duly appointed officer of such Person.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Beneficiary” means each Lender, the Administrative Agent, and the Collateral Agent.
“BHC Act Affiliate” has the meaning ascribed thereto in Section 11.20(c).
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” has the meaning ascribed thereto in the introductory paragraph to this Agreement.
“Borrower Power” means, with respect to each applicable action, event or circumstance of the Joint Subsidiaries, such action, event or circumstance that is within the actual power and authority of the Borrower (acting directly or indirectly) to cause the Joint Subsidiaries to take or do such action, event or circumstance, as applicable, or to prevent the Joint Subsidiaries from taking, doing or allowing to exist such action, event or circumstance as applicable, subject to any fiduciary or similar duties, in each case, as reasonably determined by the Borrower in good faith. For the avoidance of doubt, nothing in this Agreement shall require the Borrower to seek or obtain any amendments to Organic Documents of any of the Joint Subsidiaries or contractual obligation as in effect on the date hereof to expand or modify any right, power, or authority of the Borrower or any Joint Subsidiary thereunder.
“Borrower’s Knowledge” means the knowledge (which shall be to the best of such Person’s knowledge after diligent inquiry) of the Persons listed on Schedule III or any senior or supervisory personnel of the Sponsor or the Borrower with responsibility for the administration of the Finance Documents that replace such Persons in their respective roles. Any notice delivered to the Borrower in accordance with the requirements hereunder by a Secured Party shall be deemed to provide the Borrower with Borrower’s Knowledge of the facts included therein.
“Business Day” means any day that is not a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Cash Collateral” means cash or Cash Equivalents that have been deposited into a pledged account that is subject to a security interest in favor of any lender to NEXT or its relevant Subsidiary that is borrower under the relevant Liquidity Facility.
“Cash Equivalents” means:
(a)Dollars;
(b)securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(c)marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating from any other Recognized Credit Rating Agency);
(d)certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;
(e)repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (b), (c), and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;
(f)commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency) and, in each case, maturing within one year after the date of acquisition; and
(g)money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition or a money market fund or a qualified investment fund given one of the two highest long-term ratings available from S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Recognized Credit Rating Agency).
“Cash on Hand” means, as of any date of determination, an amount equal to the sum of (a) the aggregate amount of unrestricted cash held by NEXT as of such date (it being understood that unrestricted cash does not include any Cash Collateral or any cash that is restricted (as determined under GAAP)) and (b) the aggregate amount of cash held by the Subsidiaries of NEXT as of such date that could have been distributed to NEXT on such date of determination without contractual or legal restriction, such determination to be based on the monthly financial report for the last month in the applicable fiscal year or fiscal quarter (as applicable).
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Government Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 9.2(b), by any lending office of such Lender or by the Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the

Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means:
(a)any de-listing or “take-private” of NEXT or any Person or group of Persons acquires 50% or more of the voting power of NEXT;
(b)the Pledgor fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the Borrower;
(c)the Borrower fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of any SFC Pledgor;
(d)the P1 SFC Pledgor fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the P1 SFC Borrower;
(e)the P2 SFC Pledgor fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the P2 SFC Borrower;
(f)except to the extent of equity interests disposed of in accordance with, and as permitted by, Section 6.4(d), the SFC Borrowers fail to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests in each of the Intermediate Entities;
(g)P1 Member fails to legally and beneficially directly or indirectly hold and own 100% of the Class A Units of the P1 JVCo;
(h)except to the extent of equity interests disposed of in accordance with, and as permitted by, Section 6.4(d), P2 Member fails to legally and beneficially directly or indirectly hold and own 100% of the Class A Units of the T4 JVCo;
(i)except to the extent of equity interests disposed of in accordance with, and as permitted by, Section 6.4(d), P2 Member fails to legally and beneficially directly or indirectly hold and own 100% of the Class A Units of the T5 JVCo;
(j)except to the extent of equity interests disposed of in accordance with, and as permitted by, Section 6.4(d), T4 JVCo fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the T4 Project Company;
(k)except to the extent of equity interests disposed of in accordance with, and as permitted by, Section 6.4(d), T5 JVCo fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the T5 Project Company;
(l)P1 JVCo fails to legally and beneficially hold and own 100% of the direct or indirect voting and economic Equity Interests of the P1 Project Company; or
(m)P1 Project Company, T4 Project Company, or T5 Project Company fails to legally and beneficially hold their respective direct or indirect voting and economic Equity Interests of the RG Facility Subsidiaries in accordance with the Organic Documents of the RG Facility Subsidiaries.
“Claim” shall have the meaning ascribed thereto in Section 11.1(c).
“Class A Units” means the “Class A Units” as such term is defined in the P1 JVCo LLC Agreement.
“Closing Date Financial Model” means the financial projections in the form attached as Exhibit H.
“Closing Date Payment Direction” means the flow of funds attached hereto as Exhibit D-1.
“COC Put Right” has the meaning set forth in Section 8.2.

“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, all “Collateral” as such term is defined in the Security Documents and all other real and personal property which is subject, from time to time, to the security interests or Liens granted by the Security Documents.
“Collateral Agent” means Atlantic Park Strategic Capital Master Fund II, L.P. or any successor to it appointed pursuant to the terms of the Security Agreement.
“Commitments” means the commitments of the Lenders set forth on Schedule II.
“Common Facilities” has the meaning ascribed thereto in the Definitions Agreement.
“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for NEXT Shares but excluding Options.
“Contest” or “Contested” means, with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes or with respect to obligations under ERISA or any mechanics’ lien (each, a “Subject Claim”), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as appropriate reserves have been established with respect to any such Subject Claim in accordance with GAAP.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and, in any event, any Person owning greater than 50% of the voting securities of another Person shall be deemed to Control that Person.
“Covered Entity” shall have the meaning ascribed thereto in Section 11.20(c).
“Covered Party” shall have the meaning ascribed thereto in Section 11.20(a).
“Credit Party” means the Borrower and the Pledgor.
“Debt Fund” means a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments.
“Default” means an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default.
“Defaulting Lender” means a Lender which (a) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity, or (b) has become the subject of a Bail-In Action; provided, that for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a Person which is Solvent, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of the clauses above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Default Right” shall have the meaning ascribed thereto in Section 11.20(c).

“Definitions Agreement” means that certain Definitions Agreement, dated as of July 12, 2023, by and among the Borrower, the P1 Project Company, and the RG Facility Entities.
“Designated Holder” means a Series A Lender or any Affiliate designated by a Series A Lender in the Exchange Election Notice.
“Discharge Date” means the date on which (a) the Collateral Agent, the Administrative Agent, and the Secured Parties shall have received payment in full in cash of all of the Obligations and all other amounts owing to the Collateral Agent, the Administrative Agent, the Secured Parties under the Finance Documents (other than Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Secured Parties) and (b) the Commitments shall have terminated, expired or been reduced to zero Dollars.
“Distressed Debt Investor” means a vulture fund, distressed debt fund or any fund or investor whose principal business or principal portfolio or investment strategy is to invest in loans or debt securities purchased with a view to owning the equity or gaining ownership of the equity in the business (directly or indirectly).
“Distributions” means any of the following:
(n)(i) any dividend or distribution (in cash, property or obligations) on or any other payment or distribution on account of or any payment for or any purchase, redemption, retirement or other acquisition, directly or indirectly of, any ownership interests in the Borrower, (ii) any option or warrant for the purchase or acquisition of any such ownership interests, (iii) interest and principal repayment on any intercompany loans or (iv) the setting apart of any money for a sinking or other analogous fund for any of the foregoing; and
(o)(i) any payment (in cash, property or obligations) with respect to principal or interest on or any other payment or distribution on account of or any payment for, the purchase, redemption, retirement or other acquisition of, Permitted Subordinated Debt or (ii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing.
“Disqualified Institution” means (a) any Person set forth by the Borrower on Schedule 11.15(i) as of the A&R Effective Date, as updated from time to time by the Borrower by three Business Days’ prior written notice to the Administrative Agent to add any competitor of the Borrower, Global Infrastructure Management, LLC, TotalEnergies SE, and their respective subsidiaries, and such competitor’s Affiliates, (b) with respect to an assignment of any Series A Loan, any Distressed Debt Investor or (c) any clearly identifiable (solely on the basis of its name or as identified by the Borrower to the Administrative Agent) Affiliate of the entities described in clause (a); provided, that “Disqualified Institution” shall not include in each case a Disqualified Institution Debt Fund Affiliate of any entity not listed under the heading “Group A” in Schedule 11.15(i) hereto; provided, further, that the Borrower shall not add more than two additional entity names per calendar year to “Group A” under Schedule 11.15(i) following the A&R Effective Date; provided, further, that any designation as a “Disqualified Institution” shall not apply retroactively to any then current Lenders or any entity that has acquired an assignment or participation interest in any Loans in accordance with and under this Agreement.
“Disqualified Institution Debt Fund Affiliate” means Debt Fund with respect to which (a) any such Disqualified Institution Debt Fund Affiliate has in place customary information barriers between it and the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Disqualified Institution and any Affiliate of the applicable Disqualified Institution, and (c) the Disqualified Institution and investment vehicles managed or advised by such Disqualified Institution that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Dollars” and “$” mean the lawful currency of the United States from time to time.
“DQ List” shall have the meaning ascribed thereto in Section 11.15(i)(iv).
“Drawable Amount” means, with respect to any Liquidity Facility on any date, the aggregate amount that is drawable by the borrower thereunder on such date to fund working capital and general corporate purposes of NEXT (directly or pursuant to an unrestricted distribution thereof to NEXT) without breaching any financial or other covenants that may be applicable thereunder.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Claim” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“Environmental Law” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person, trade, or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is or is expected to be “insolvent” (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is or is expected to be in “endangered status”, “critical status” or “critical and declining status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the engagement by the Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Erroneous Payment” has the meaning assigned to such term in Section 10.14.
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 10.14(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 10.14(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 10.14(f).

“Estimated Tax Rate” for a Lender with respect to any income or gain means the highest marginal blended federal, state and local income Tax rate applicable for the relevant period to an individual or a corporation resident in New York, New York or Los Angeles, California, whichever is highest, taking into account (a) the nature of such income (e.g., ordinary income or capital gain), (b) any deductibility for federal income Tax purposes of state and local Taxes and (c) any changes in federal, state or local income Tax rates that may have occurred during such period.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning ascribed thereto in Section 7.1.
“Exchange Amount” means, with respect to any exchange of the Series A Loans pursuant to Section 2.12(a), the amount of the Series A Loans (including, for the avoidance of doubt, PIK Interest) being exchanged, as indicated in the Exchange Election Notice for such exchange.
“Exchange Election Notice” means a notice in the form attached hereto as Annex I.
“Exchange Price” means $9.50 per NEXT Share, subject to any adjustment pursuant to Section 2.12.
“Exchange Shares” shall have the meaning ascribed thereto in Section 2.12.
“Exchangeability Period” means the period during which any Series A Loans may be exchangeable into the Exchange Shares at the election of a Series A Lender, which period, subject to the proviso of in this definition, shall be from, and including, the 180th day after the A&R Effective Date to, and excluding, the date on which the Series A Loans are prepaid or repaid in full; provided, that any Series A Lender shall have the right to exchange the relevant principal amount (including PIK Interest) of Series A Loans held by such Series A Lender into the Exchange Shares in accordance with Section 8.2(c) or Section 8.4 in connection with any prepayment of the Series A Loans.
“Excluded Taxes” means, with respect to any Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Finance Document (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any Taxes imposed as a result of the failure of any Agent or any Lender to comply with Section 9.1(g) or Section 9.1(h), (c) any Taxes imposed under FATCA, and (d) in the case of a Lender, any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Person with respect to an applicable interest in a Finance Document pursuant to the laws and treaties in effect on the date on which (i) such Person acquires such interest in the Finance Document (other than pursuant to an assignment request by the Borrower under Section 9.4) or (ii) such Person changes its lending office, except in each case to the extent, pursuant to Section 9.1, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person becomes a party hereto or to such Person immediately before it changed its lending office.
“Existing Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
“Existing Debt” means that certain Indebtedness of the Sponsor in an aggregate principal amount not exceeding $62,500,000 outstanding as of the Original Closing Date (immediately prior to giving effect thereto and to the transactions contemplated by this Agreement) pursuant to that certain Credit and Guaranty Agreement, dated as of January 4, 2024, by and among, the Sponsor, as borrower, the subsidiary guarantors party thereto, MUFG Bank, Ltd, as administrative agent, Wilmington Trust, National Association, as collateral agent, and the lenders party thereto.
“Fair Market Value” of the Exchange Shares or any other Equity Interest on any date of determination means (a) if such Equity Interest is listed for trading on a Securities Exchange, the average of the Daily VWAP for the thirty consecutive trading days immediately prior to such date of determination, as reported by the applicable Securities Exchange, (b) if such Equity Interest is not listed on a Securities Exchange but is listed or quoted in the over-the-counter market, the average last quoted sale price for such Equity Interest (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the thirty consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization, or (c) in all other cases, (i) as agreed upon in good faith jointly by the applicable Series A Lender and NEXT or (ii) solely if an agreement cannot be reached pursuant to clause (i) within a reasonable period of time (not to exceed twenty days from NEXT’s receipt of the Exchange Election Notice (as defined below)), as determined by an independent accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is retained at the sole cost and expense of NEXT and the identity of which is reasonably acceptable to the applicable Series A Lender and NEXT.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“FC Borrowers” means the P1 FC Borrower and the P2 FC Borrower.
“FC Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 16, 2025, by and among the P1 FC Borrower, the P2 FC Borrower, MUFG Bank, Ltd., as administrative agent, HSBC Bank USA, N.A., as collateral agent, the financial institutions and other entities that are party thereto from time to time.
“FC Financing Documents” has the meaning ascribed to the term “Finance Documents” under the FC Credit Agreement.
“FC Indebtedness” means the Indebtedness of the FC Borrowers under the FC Financing Documents.
“FC Pledgors” means the P1 FC Pledgor and the P2 FC Pledgor.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fee Letters” means each of the fee letters, dated as of the Original Closing Date, the First Amendment Effective Date, or the A&R Effective Date, as applicable, between the Borrower, on the one hand, and the Initial Lender, the Incremental Lenders, the Series A-2 Lenders, the Administrative Agent and/or the Collateral Agent, on the other hand, as the case may be.
“FID” means the final investment decision by the board of directors of NEXT.
“Finance Documents” means, individually or collectively, as the context may require, each of the following:
(p)this Agreement (including any joinder or accession agreement hereto);
(q)the Fee Letters;
(r)the Security Documents;
(s)the PIHI Side Letter;
(t)each promissory note delivered pursuant to Section 2.5(b); and
(u)any other agreement, document or instrument agreed as such by the Administrative Agent and the Borrower (including the First Amendment).
“First Amendment” has the meaning ascribed thereto in the recitals to this Agreement.
“First Amendment Effective Date” has the meaning ascribed to the term “Amendment Effective Date” in the First Amendment, which date shall be deemed to be May 14, 2025.
“Fiscal Quarter” means each three-month period commencing on each January 1, April 1, July 1, and October 1 of any Fiscal Year and ending on the next March 31, June 30, September 30, and December 31, respectively.

“Fiscal Year” means any period of twelve consecutive calendar months beginning on January 1 and ending on December 31 of each calendar year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the rating agency business thereof.
“Foreign Lender” means any Lender that is not a US Person.
“GAAP” means generally accepted accounting principles and standards in the United States, as in effect from time to time.
“Gas” means any hydrocarbon or mixture of hydrocarbons consisting predominantly of methane which is in a gaseous state at a temperature of 15° Celsius and at an absolute pressure of 1,013.25 millibars.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, by or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with any Government Authority.
“Government Authority” means any supra-national, federal, state or local government or political subdivision thereof or quasi-government or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any central bank) and having jurisdiction over the Person or matters in question.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
“Hedging Agreement” means any agreement in respect of any interest rate swap, forward rate transaction, commodity swap, commodity option, interest rate option, interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.
“Incremental Lenders” means APSC II HOLDCO I, L.P. and Bardin Hill Opportunistic Credit Master (US) Fund II LP.
“Incremental Loans” means the loans disbursed on the First Amendment Effective Date pursuant to the First Amendment, in an aggregate initial principal amount equal to $50,000,000.
“Incremental Payment Direction” means the flow of funds attached hereto as Exhibit D-2.
“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for or in respect of borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) all obligations of such Person for representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; (d) all obligations of such Person that are or should be reflected on such Person’s balance sheet as financial leases; (e) net obligations of such Person under any Hedging Agreement; (f) reimbursement obligations (contingent or otherwise) pursuant to any performance bonds; (g) whether or not so included as liabilities in accordance with GAAP, Indebtedness of others described in clauses (a) through (f) above secured by (or for which the holder thereof has an existing right, contingent or otherwise, to be secured by) a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; and (h) all guarantees of such Person in respect of any of the foregoing. The amount of any net obligation under any Hedging Agreement of any Person on any date shall be deemed to be the net termination value thereof as of such date for which such Person would be liable thereunder.
“Indemnified Liabilities” shall have the meaning ascribed thereto in Section 10.7.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Finance Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning ascribed thereto in Section 11.1.

“Initial Lender” means APSC II HOLDCO I, L.P.
“Interest Election Notice” means an election by the Borrower to apply PIK Interest substantially the form attached as Exhibit E or otherwise in a form approved by the Administrative Agent.
“Interest Obligations” means interest in respect of Indebtedness.
“Interest Payment Date” means each Quarterly Date, each date that the Loan is partially or fully prepaid, and the Maturity Date.
“Intermediate HoldCo” means P1 Super Holdings, P2 Super Holdings and each other Person that is either (a) owned directly by the Borrower or (b) owned directly or indirectly, in whole or in part, by the Borrower and that is a wholly-owning parent (directly or indirectly) of P1 Holdings or P2 Member.
“Intermediate Subsidiary” means each Intermediate HoldCo, each P1 Intermediate Subsidiary, each T4 Intermediate Subsidiary and each T5 Intermediate Subsidiary.
“Investment” means, for any Person:
(v)the acquisition (whether for cash, Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale);
(w)the making of any deposit with or advance, loan, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold in the ordinary course of business);
provided, that the term “Investment” shall not include any Permitted Payments.
“IRS” means the United States Internal Revenue Service.
“Joint Subsidiary” means any P1 Joint Subsidiary, any T4 Joint Subsidiary, and any T5 Joint Subsidiary.
“Lenders” means any Lender with a Commitment or an outstanding Loan and any other Person that shall have become a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lien” means, with respect to any property of any Person, any mortgage, lien, pledge, trust, charge, lease, easement, servitude, hypothec, security interest or encumbrance of any kind in respect of such property of such Person. A Person shall be deemed to own subject to a Lien any property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such property.
“Liquidity” means, as of any date of determination, the sum of (a) Cash on Hand as of such date plus (b) the aggregate Drawable Amount of all Liquidity Facilities as of such date.
“Liquidity Facility” means any facility of Indebtedness for borrowed money that is drawable by NEXT or its Subsidiaries, the proceeds of which may be applied to fund working capital and general corporate purposes of NEXT.
“Loans” means the Series A Loans and the Series B Loans.
“Majority Lenders” means, at any time, Lenders having outstanding Loans, representing more than 50% of the sum of the total outstanding Loans at such time. The Loans of any Defaulting Lender shall be disregarded in determining Majority Lenders at any time.

“Majority Series Lenders” means, at any time, (a) with respect to the Series A Loans, Series A Lenders having outstanding Series A Loans representing more than 50% of the sum of the total outstanding Series A Loans at such time, and (b) with respect to the Series B Loans, Series B Lenders having outstanding Series A Loans representing more than 50% of the sum of the total outstanding Series B Loans at such time. The Loans of any Defaulting Lender shall be disregarded in determining Majority Series Lenders at any time.
“Make Whole Premium” has the meaning set forth in Section 8.1(a).
“Mandatory Capital Improvement” has the meaning set forth in the Definitions Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, operations, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Credit Parties to fully and timely perform and comply with their payment and other material obligations under the Finance Documents taken as a whole, or (c) the security interests of the Secured Parties, taken as a whole.
“Maturity Date” means the Series A Maturity Date and/or the Series B Maturity Date, as the context may require.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to by the Borrower or any ERISA Affiliate.
“NASDAQ” means The Nasdaq Stock Market LLC.
“New Issuance FMV” means (a) the price per share of NEXT Shares or Options or the NEXT Shares issuable upon the exercise or conversion of such Options paid by one or more underwriters pursuant to a bona fide public offering by NEXT, (b) the price per share of NEXT Shares or Options or the NEXT Shares issuable upon the exercise or conversion of such Options in a private placement offering at a price (x) determined by an independent appraisal firm to be fair or (y) agreed to in good faith by NEXT based on negotiations between NEXT, placement agents and investors in a reasonable and customary marketed sale (provided, that the private offering is consummated pursuant to such marketed sale), (c) the price per share of NEXT Shares or Options or the NEXT Shares issuable upon the exercise or conversion of such Options in a transaction in which the applicable Series A Lender participates, other than a transaction where such Series A Lenders is participating pursuant to any preemptive or similar rights or (iv) the price of Options or the NEXT Shares issuable upon the exercise or conversion of such Options or Convertible Securities in an issuance at a price based on the Daily VWAP for NEXT Shares for a consecutive period consisting of a minimum of five trading days and a maximum of thirty trading days immediately prior to the date of determination (such number of trading days to be determined by NEXT in its sole discretion).
“NEXT” has the meaning ascribed thereto in the introductory paragraph to this Agreement.
“NEXT Party” means each of NEXT and the Credit Parties.
“NEXT Shares” means shares of common stock of NEXT, par value $0.0001 per share (NASDAQ : NEXT).
“NEXT’s Knowledge” means the knowledge (which shall be to the best of such Person’s knowledge after diligent inquiry) of the Persons listed on Schedule III or any senior or supervisory personnel of the Sponsor or NEXT with responsibility for the administration of the Finance Documents that replace such Persons in their respective roles. Any notice delivered to NEXT in accordance with the requirements hereunder by a Secured Party shall be deemed to provide NEXT with NEXT’s Knowledge of the facts included therein.
“No Call Date” means (a) in respect of the Series A Loans, the third anniversary of the A&R Effective Date, and (b) in respect of the Series B Loans, June 30, 2028.
“Non-Consenting Lender” shall have the meaning ascribed thereto in Section 9.4(b).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
“Non-Recourse Person” shall have the meaning ascribed thereto in Section 11.17.

“Obligations” means all Indebtedness, obligations and liabilities of the Borrower, and all liabilities and obligations of NEXT, in each case, arising under or in connection with a Finance Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, including, without limitation, in respect of (a) the principal of (including PIK Interest) and interest on all Loans, (b) fees (including upfront fees and agency fees) payable under any Finance Document, (c) any Make Whole Premium or other call premium, (d) all other amounts payable by any Credit Party to any Agent or any Lender pursuant to any Finance Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Agent or any Lender) due and payable to any Agent or any Lender and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any NEXT Party, and (e) in the case of NEXT, the Exchange Shares and Sections 2.12, 3.2, 11.22, 11.25, the remainder of Article 11, Annex III and Annex IV.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“Options” means any warrants or other rights or options to subscribe for or purchase NEXT Shares or Convertible Securities.
“Original Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
“Original Closing Date” means the date on which all the conditions in Article 3 are met (or waived in accordance with Section 11.7 of the Original Agreement), which date shall be deemed to be December 31, 2024.
“Original Loans” means the loans disbursed on the Original Closing Date pursuant to the Original Agreement, in an aggregate initial principal amount equal to $175,000,000.
“Organic Documents” means, with respect to any Person that is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement, and, with respect to any Person that is a partnership or limited partnership, its certificate of partnership and its partnership agreement.
“Other Connection Taxes” means, with respect to any Agent, any Lender, or any other recipient of any payment made pursuant to any obligation of the Borrower under any Finance Document, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or any of the Finance Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Finance Document or from the execution, delivery, performance, registration, or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document.
“P1 Administrative Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Collateral Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Common Terms Agreement” means that certain Common Terms Agreement, dated as of July 12, 2023, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the P1 Intercreditor Agent.
“P1 Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the P1 Project Company, the P1 Administrative Agent, the P1 Collateral Agent, the CD Revolving LC Issuing Banks (as defined therein) that are party thereto from time to time, and the CD Senior Lenders (as defined therein) that are party thereto from time to time, as amended by the Amendment No. 1 to P1 Credit Agreement, dated as of November 1, 2023.
“P1 FC Borrower” means Rio Grande LNG Phase 1 FinCo, LLC.
“P1 FC Pledgor” means Rio Grande LNG Phase 1 FinCo Holdings, LLC.
“P1 Financing Document” shall have the meaning ascribed thereto in the P1 Common Terms Agreement and includes, without limitation, the P1 Credit Agreement.
“P1 Holdings” means Rio Grande LNG Phase 1 Holdings, LLC.
“P1 Intercreditor Agent” shall have the meaning ascribed thereto in the P1 Common Terms Agreement.
“P1 Intermediate Subsidiaries” means P1 Holdings, P1 Member, and each other Person (if any) that (a) is directly or indirectly wholly-owned by (i) the Borrower or (ii) the Borrower and any Intermediate HoldCo and (b) is a direct or indirect parent of P1 JVCo.
“P1 JVCo” means Rio Grande LNG Intermediate Holdings, LLC.
“P1 JVCo LLC Agreement” means Amended and Restated Limited Liability Company Agreement of P1 JVCo, dated as of July 12, 2023, by and among P1 JVCo and the other parties thereto, as amended by that certain Consent and Waiver Letter re: ADNOC Investment, dated May 20, 2024, as further amended by that certain Amendment to Amended and Restated Limited Liability Company Agreement, dated August 8, 2025.
“P1 Joint Subsidiaries” means P1 JVCo, P1 Pledgor, P1 ProjectCo, LLC and each other Person (if any) that is directly or indirectly owned in whole or in part by P1 JVCo (other than the RG Facility Subsidiaries).
“P1 Material Project Documents” means each agreement defined as a “Material Project Document” in the P1 Common Terms Agreement.
“P1 Member” means Rio Grande LNG Intermediate Super Holdings, LLC.
“P1 Pledgor” means Rio Grande LNG Holdings, LLC.
“P1 Project” has the meaning ascribed thereto in the recitals to this Agreement.
“P1 Project Company” has the meaning ascribed thereto in the recitals to this Agreement.
“P1 Project Event of Default” means an “Event of Default” under and as defined in the P1 Financing Documents, whether or not such agreements are then in effect, or under and as defined in any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof.
“P1 SFC Borrower” means Rio Grande LNG Phase 1 Super FinCo, LLC.
“P1 SFC Pledgor” means Rio Grande LNG Phase 1 Super FinCo Holdings, LLC.
“P1 Subsidiaries” means the P1 Intermediate Subsidiaries and the P1 Joint Subsidiaries.
“P1 Super Holdings” means Rio Grande LNG Phase 1 Super Holdings, LLC.
“P2 FC Borrower” means Rio Grande LNG Phase 2 FinCo, LLC.
“P2 FC Pledgor” means Rio Grande LNG Phase 2 FinCo Holdings, LLC.
“P2 Member” means Rio Grande LNG Phase 2 Intermediate Super Holdings, LLC.
“P2 SFC Borrower” means Rio Grande LNG Phase 2 Super FinCo, LLC.
“P2 FinCo Pledgor” means Rio Grande LNG Phase 2 FinCo Holdings, LLC.

“P2 Super Holdings” means Rio Grande LNG Phase 2 Super Holdings, LLC.
“Participant” shall have the meaning ascribed thereto in Section 11.15(e).
“Participant Register” shall have the meaning ascribed thereto in Section 11.15(e).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L.107-56, signed into law October 26, 2001.
“Payment Recipient” has the meaning assigned to such term in Section 10.14(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.
“Permitted Business” means (a) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of the Rio Grande Facility, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of any facilities reasonably related to or using by-products of the Rio Grande Facility (including carbon capture and sequestration by the Borrower or its Affiliates), (b) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of carbon capture and sequestration projects, all activity reasonably necessary or undertaken in connection with the foregoing, and any activities incidental or related to any of the foregoing, and (c) any business activities reasonably related to the foregoing.
“Permitted Indebtedness” shall have the meaning ascribed thereto in Section 6.2.
“Permitted Interest Rate Swap Agreements” means any interest rate swap or similar derivative instrument or agreement entered into solely for purpose of hedging interest rate exposure of Permitted Intermediate HoldCo Indebtedness and that is otherwise on arm’s-length terms and not for speculative (or any other) purposes.
“Permitted Intermediate Financing Documents” means the SFC Financing Documents, the FC Financing Documents, and the financing documents evidencing or entered into in connection with any other Permitted Intermediate HoldCo Financing.
“Permitted Intermediate HoldCo Financing” means Permitted Intermediate HoldCo Indebtedness or Permitted Intermediate HoldCo Preferred Equity.
“Permitted Intermediate HoldCo Indebtedness” means (a) the SFC Indebtedness, (b) the FC Indebtedness, and (c) other Indebtedness for borrowed money incurred by any Intermediate HoldCo (other than the SFC Pledgors) for purposes of funding the Sponsor’s obligation to fund equity to the Projects (or to the equity owners thereof); provided, that no such Indebtedness shall (a) be incurred or guaranteed by, or otherwise benefit from any credit support from, the Pledgor or the Borrower, or (b) restrict or prohibit (i) the Loan or the transactions contemplated by the Finance Documents, including the Liens and guarantees, the payment of cash interest, and the accrual of PIK Interest, in each case, as contemplated hereby or (ii) the making of Permitted Payments.
“Permitted Intermediate HoldCo Preferred Equity” means preferred equity issued by any Intermediate HoldCo for purposes of funding the Sponsor’s obligation to fund equity to the Projects; provided that no such preferred equity shall be issued or guaranteed by, or otherwise benefit from any credit support from, the Pledgor or the Borrower.

“Permitted Lien” shall have the meaning ascribed thereto in Section 6.3.
“Permitted Payments” means any payment on behalf of NEXT (or a transfer to NEXT or its relevant Subsidiary for direct payment) of (a) amounts payable by any direct or indirect parent of the Borrower or any Subsidiary of such parent on account of (i) operating costs and expenses incurred in the ordinary course of business, (ii) corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) which, in the case of this clause (ii), are reasonable and customary and incurred in the ordinary course of business and attributable to NEXT’s status as a publicly traded entity, and to the operations of NEXT, as well as the ownership and operation its Subsidiaries, (iii) transaction expenses, and (iv) any reasonable and customary indemnification claims made by directors, managers or officers of such parent, or such parent’s Subsidiaries, attributable to the ownership or operations of such parent’s Subsidiaries and (b) without double counting any item in subpart (a), the general corporate purposes and working capital requirements of NEXT and its Subsidiaries, including development costs, transaction fees and expenses, and the cash payment of Interest Obligations hereunder; provided that in no event shall “Permitted Payments” include any direct or indirect Distributions or other payments to any holders of Equity Interests of NEXT.
“Permitted Priority Liens” means Liens that pursuant to Government Rules, are entitled to the same or a higher priority than the Liens granted for the benefit of the Collateral Agent under the Security Documents.
“Permitted Subordinated Debt” means any unsecured Indebtedness of the Borrower for borrowed money that is fully subordinated to the Obligations and to the rights of the Secured Parties pursuant to a subordination agreement, that is satisfactory to the Administrative Agent, acting reasonably.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or Government Authority.
“PIHI Participation Right” shall have the meaning ascribed thereto in the PIHI Side Letter.
“PIHI Put Right” shall have the meaning ascribed thereto in the PIHI Side Letter.
“PIHI Side Letter” means the amended and restated letter agreement, dated as of May 14, 2025, among the Borrower, the Initial Lender and the Incremental Lenders, as amended or otherwise supplemented pursuant to (a) that certain letter agreement, dated as of September 7, 2025, relating thereto, (b) that certain letter agreement dated as of October 15, 2025, relating thereto and (c) that certain letter agreement dated as of the date hereof, relating thereto.
“PIK Interest” means interest that is paid-in-kind by adding the amount of such interest to the principal balance of the relevant Series of Loan.
“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA maintained or established for employees of the Borrower, or any such plan to which the Borrower is required to contribute on behalf of any of its employees or with respect to which the Borrower has or may have any liability.
“Pledge Agreement” means that Pledge Agreement, dated as of the date hereof, by and between the Pledgor and the Collateral Agent.
“Pledgor” means NextDecade LNG Holdings, LLC, a Delaware limited liability company.
“Prepayment Notice” shall have the meaning ascribed thereto in Section 8.6.
“Project” means (a) prior to the A&R Effective Date, the P1 Project and (b) on and after the A&R Effective Date, the P1 Project, the Train 4 Project, and the Train 5 Project.
“Project Company” means (a) prior to the A&R Effective Date, the P1 Project Company and (b) on and after the A&R Effective Date, the P1 Project Company, the T4 Project Company, and the T5 Project Company.
“Project Event of Default” means (a) prior to the A&R Effective Date, the P1 Project Events of Default and (b) on and after the A&R Effective Date, the P1 Project Events of Default, the T4 Project Events of Default, and the T5 Project Events of Default.

“Project Financing Documents” means (a) prior to the A&R Effective Date, the P1 Financing Documents and (b) on and after the A&R Effective Date, the P1 Financing Documents, the T4 Financing Documents, and the T5 Financing Documents.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“QFC” shall have the meaning ascribed thereto in Section 11.20(c).
“QFC Credit Support” shall have the meaning ascribed thereto in Section 11.20.
“Qualifying Investor” means, in respect of any Debt Fund, any Person that holds limited partnership or other Equity Interests in or has made capital commitments to make an Investment in and acquire limited partnership or other Equity Interests in such Debt Fund (in each case in material amounts and not solely for the purpose of qualifying as a Qualifying Investor).
“Quarterly Date” means the last Business Day of each March, June, September, and December that occurs after the Original Closing Date.
“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of May 14, 2025, among the Borrower, the Pledgor and the Collateral Agent.
“Recognized Credit Rating Agency” means Moody’s, S&P, Fitch, or any other nationally recognized statistical rating organization identified as such by the U.S. Securities Exchange Commission or such other nationally recognized rating agency as approved by the Administrative Agent (on behalf of the Majority Lenders) in its reasonable judgment.
“Register” shall have the meaning ascribed thereto in Section 11.15(c).
“Registration Rights Agreement” means the “Registration Rights Agreement” as defined in the Warrants.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Proceeds” has the meaning set forth in Section 8.3.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty day notice period has been waived.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Lender” shall have the meaning ascribed thereto in Section 11.19.
“Restricted Person” means at any time, any Person that is: (a) the target of Sanctions; (b) listed on a Sanctions List; (c) any Person located, organized or ordinarily resident in, or any governmental entity or governmental instrumentality of, a Sanctioned Country; or (d) any Person 50% or more directly or indirectly owned by, controlled, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.
“RG Entities” means the Intermediate HoldCos, the Intermediate Subsidiaries, the Joint Subsidiaries, and the RG Facility Subsidiaries.
“RG Facility Subsidiaries” has the meaning ascribed thereto in the Definitions Agreement.
“Rio Grande Facility” shall have the meaning ascribed thereto in the Definitions Agreement.

“RP Prepayment Right” has the meaning set forth in Section 8.3.
“S&P” means S&P Global Ratings or any successor thereto.
“Sanctioned Country” means at any time, a country, region, or territory which is the subject or target of comprehensive territorial Sanctions broadly restricting or prohibiting dealings with such country, region, or territory (currently, Crimea, Cuba, Iran, North Korea, Syria, the so-called Luhansk People’s Republic and the so-called Donetsk People’s Republic).
“Sanctions” means economic or financial sanctions or trade embargoes or similar restrictive measures enacted, imposed, administered and enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, or (g) any other relevant authority to whose laws the Credit Parties or any Credit Party’s Subsidiaries are subject.
“Sanctions Authorities” means (a) the United States, (b) the United Nations (acting through the United Nations Security Council as a whole and not each individual member or member state), (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, and (g) any other relevant authority to whose laws the Credit Parties or any Credit Party’s Subsidiaries are subject; or (h) the respective governmental institutions and agencies of any of the foregoing, including OFAC, the United States Department of State, and HMT.
“Sanctions List” means the OFAC SDN List, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation under Sanctions Regulations made by, any of the Sanctions Authorities but excluding, in all cases, to the extent such list is made by any Sanctions Authority and targeted against the United States or Persons in or connected to the United States.
“Sanctions Regulations” means the applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the Sanctions Authorities, including the OFAC Laws but excluding, in all cases, to the extent administered, enacted or enforced by any other Sanctions Authority against the United States.
“Sanctions Violation” shall have the meaning ascribed thereto in Section 5.5(b).
“Section 305 Distribution” means any deemed or constructive distribution resulting from any Delayed Specified Distribution under Section 305 of the Code (or any successor provision) or the Treasury regulations promulgated thereunder (including, without limitation, Treasury Regulation Section 1.305-7) or any analogous provision of state or local law (i) that a Lender determines in its good faith judgment is includible in income (of such Lender or a Tax Affiliate of such Lender), except to the extent that a nationally-recognized accounting firm or nationally-recognized law firm advises the Borrower, at a confidence level of “more likely than not” or greater, that such determination by the Lender is not correct or (ii) that is reported by NEXT.
“Section 305 Income” means any income or gain with respect to or resulting from a Section 305 Distribution for U.S. federal income tax purposes or other applicable income, franchise or similar tax purposes.
“Secured Parties” means, without duplication, (a) each Lender and (b) each Agent.
“Security Agreement” means the Amended and Restated Security Agreement, dated as of the A&R Effective Date, entered into by and between the Borrower and the Collateral Agent.
“Security Documents” means, individually or collectively, as the context may require, each of the following:
(x)the Security Agreement;
(y)the Pledge Agreement;
(z)the Reaffirmation Agreement;
(aa)the A&R Effective Date Reaffirmation Agreement; and

(ab)any other document, agreement, instrument or filing executed in favor of the Collateral Agent for the benefit of any Secured Party (including any replacement of or supplement to the Security Documents set forth above) pursuant to Section 5.3.
“Series A Lenders” means the Lenders holding Series A Loans.
“Series A Loans” means the Series A-1 Loans and the Series A-2 Loans.
“Series A-1 Commitments” means the commitments of the Series A-1 Lenders set forth on Schedule II in respect of the Series A-1 Loans.
“Series A-1 Lenders” means the Lenders holding Series A-1 Loans.
“Series A-1 Loans” has the meaning ascribed thereto in Section 2.1(a).
“Series A-2 Commitments” means the commitments of the Series A-2 Lenders set forth on Schedule II in respect of the Series A-2 Loans.
“Series A-2 Lenders” means the Lenders holding Series A-2 Loans.
“Series A-2 Loans” has the meaning ascribed there to in Section 2.2(a).
“Series A-2 Payment Direction” means the flow of funds attached hereto as Exhibit D-3.
“Series A Maturity Date” has the meaning ascribed thereto in Section 2.1(c).
“Series B Commitments” means the commitments of the Series B Lenders set forth on Schedule II in respect of the Series B Loans.
“Series B Lenders” means the Lenders holding Series A-2 Loans.
“Series B Loans” has the meaning ascribed there to in Section 2.3(a).
“Series B Maturity Date” has the meaning ascribed thereto in Section 2.3(c).
“Series of Loans” means the Series A Loans or the Series B Loans, as applicable.
“SFC Borrowers” means the P1 SFC Borrower and the P2 SFC Borrower.
“SFC Credit Agreement” means the Credit Agreement, dated as of September 9, 2025, by and among the P1 SFC Borrower, the P2 SFC Borrower, GLAS USA LLC as administrative agent, GLAS USA LLC as collateral agent, the financial institutions and other entities that are party thereto from time to time, as amended by the Amendment No. 1 to Credit Agreement, dated as of October 16, 2025.
“SFC Financing Documents” has the meaning ascribed to the term “Finance Documents” under the SFC Credit Agreement.
“SFC Indebtedness” means the Indebtedness of the SFC Borrowers under the SFC Financing Documents.
“SFC Pledgors” means the P1 SFC Pledgor and the P2 SFC Pledgor.
“Solvent” means, with respect to any Person, as of the date of any determination, that on such date: (a) the fair valuation of the property of such Person is greater than the total liabilities, including contingent liabilities, of such Person; (b) the present fair saleable value of and the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor” means NextDecade LNG, LLC.
“Subject Compliance Person” means each of the following: (a) NEXT, the Borrower and each Intermediate Subsidiary; (b) each director and officer of, and, to the knowledge of NEXT, each employee and agent of, NEXT, (c) each director and officer of, and, to the Borrower’s Knowledge, each employee and agent of, the Borrower the Intermediate Subsidiaries; and (d) to the Borrower’s Knowledge, each director, officer, employee and agent of the Joint Subsidiaries.
“Subsidiary” means, for any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers are at the time owned or Controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof.
“Supported QFC” shall have the meaning ascribed thereto in Section 11.20.
“T4 Administrative Agent” shall have the meaning ascribed thereto in the T4 Common Terms Agreement.
“T4 Collateral Agent” shall have the meaning ascribed thereto in the T4 Common Terms Agreement.
“T4 Common Terms Agreement” means that certain Common Terms Agreement, dated as of September 9, 2025, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the T4 Intercreditor Agent.
“T4 Credit Agreement” means the Credit Agreement, dated as of September 9, 2025, by and among the T4 Project Company, the T4 Administrative Agent, the T4 Collateral Agent, the CD Revolving LC Issuing Banks (as defined therein) that are party thereto from time to time, and the CD Senior Lenders (as defined therein) that are party thereto from time to time.
“T4 Financing Document” shall have the meaning ascribed thereto in the T4 Common Terms Agreement and includes, without limitation, the T4 Credit Agreement.
“T4 Intercreditor Agent” shall have the meaning ascribed thereto in the T4 Common Terms Agreement.
“T4 Intermediate Subsidiaries” means each Person that (a) is directly or indirectly wholly-owned by (i) the Borrower or (ii) the Borrower and any Intermediate HoldCo and (b) is a direct or indirect parent of T4 JVCo.
“T4 JVCo” means Rio Grande LNG Train 4 Intermediate Holdings, LLC.
“T4 JVCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of T4 JVCo, dated as of September 9, 2025, by and among T4 JVCo and the other parties thereto.
“T4 Joint Subsidiaries” means T4 JVCo, T4 Pledgor, T4 ProjectCo, and each other Person (if any) that is directly or indirectly owned in whole or in part by T4 JVCo (other than the RG Facility Subsidiaries).
“T4 Material Project Documents” means each agreement defined as a “Material Project Document” in the T4 Common Terms Agreement.
“T4 Pledgor” means Rio Grande LNG Train 4 Holdings, LLC.
“T4 Project Company” has the meaning ascribed thereto in the recitals to this Agreement.
“T4 Project Event of Default” means an “Event of Default” under and as defined in the T4 Financing Documents, whether or not such agreements are then in effect, or under and as defined in any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof.
“T4 Subsidiaries” means the T4 Intermediate Subsidiaries and the T4 Joint Subsidiaries.

“T5 Administrative Agent” shall have the meaning ascribed thereto in the T5 Common Terms Agreement.
“T5 Collateral Agent” shall have the meaning ascribed thereto in the T5 Common Terms Agreement.
“T5 Common Terms Agreement” means that certain Common Terms Agreement, dated as of October 16, 2025, with the senior secured debt holder representatives party thereto from time to time, and MUFG Bank, Ltd., as the T5 Intercreditor Agent.
“T5 Credit Agreement” means the Credit Agreement, dated as of October 16, 2025, by and among the T5 Project Company, the T5 Administrative Agent, the T5 Collateral Agent, the CD Revolving LC Issuing Banks (as defined therein) that are party thereto from time to time, and the CD Senior Lenders (as defined therein) that are party thereto from time to time.
“T5 Financing Document” shall have the meaning ascribed thereto in the T5 Common Terms Agreement and includes, without limitation, the T5 Credit Agreement.
“T5 Intercreditor Agent” shall have the meaning ascribed thereto in the T5 Common Terms Agreement.
“T5 Intermediate Subsidiaries” means each Person that (a) is directly or indirectly wholly-owned by (i) the Borrower or (ii) the Borrower and any Intermediate HoldCo and (b) is a direct or indirect parent of T5 JVCo.
“T5 JVCo” means Rio Grande LNG Train 5 Intermediate Holdings, LLC.
“T5 JVCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of T5 JVCo, dated as of October 16, 2025, by and among T5 JVCo and the other parties thereto.
“T5 Joint Subsidiaries” means T5 JVCo, T5 Pledgor, T5 ProjectCo, and each other Person (if any) that is directly or indirectly owned in whole or in part by T5 JVCo (other than the RG Facility Subsidiaries).
“T5 Material Project Documents” means each agreement defined as a “Material Project Document” in the T5 Common Terms Agreement.
“T5 Pledgor” means Rio Grande LNG Train 4 Holdings, LLC.
“T5 Project Company” has the meaning ascribed thereto in the recitals to this Agreement.
“T5 Project Event of Default” means an “Event of Default” under and as defined in the T5 Financing Documents, whether or not such agreements are then in effect, or under and as defined in any refinancing, renewal, extension, amendment and restatement, replacement, or other amendment or modification thereof.
“T5 Subsidiaries” means the T5 Intermediate Subsidiaries and the T5 Joint Subsidiaries.
“Tax Affiliate” of a Lender means (1) in the case of a Lender that is a pass-through entity for applicable tax purposes (including, without limitation, a partnership, disregarded entity or S corporation) for an applicable taxable period, any direct or indirect (through one or more pass-through entities) owner of all or a portion of the equity in such Lender, and (2) any consolidated, combined, unitary or similar group that includes the Lender or any Person described in clause (1).
“Taxes” means all present or future taxes of every kind (including gross and net income, gross and net receipts, contributions, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, harmonized, use, value-added, stamp, documentary, excise, property and other similar taxes), withholdings, levies, imposts, duties, deductions and other similar charges and fees now or in the future imposed by any Government Authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto.
“Trade Date” has the meaning ascribed thereto in Section 11.15(i)(i)2.6(c)(ii).
“Train 4 Project” has the meaning ascribed thereto in the recitals to this Agreement.
“Train 4 Facility” means the fourth liquefaction train and the related common facilities at the Rio Grande Facility, which took FID on September 9, 2025.

“Train 5 Project” has the meaning ascribed thereto in the recitals to this Agreement.
“Train 5 Facility” means the fifth liquefaction train and the related common facilities at the Rio Grande Facility, which took FID on October 16, 2025.
“Tranche A Warrants” means the amended and restated 1.375% ATM warrants of NEXT struck at 30-day VWAP, dated as of the A&R Effective Date.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any security interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions of this Agreement relating to such perfection, priority or remedies.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” or “U.S.” means the United States of America.
“US Person” means any Person that is (a) a “United States person” as defined in Section 7701(a)(30) of the Code or (b) disregarded as an entity separate from a “United States person” within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes.
“US Special Resolutions Regimes” shall have the meaning ascribed thereto in Section 11.20.
“USRPHC” means a “United States real property holding corporation” within the meaning of Section 897(c) of the Code and the Treasury regulations thereunder.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” shall have the meaning ascribed thereto in Section 9.1.
“Warrants” means (a) the Tranche A Warrants, (b) the amended and restated 1.375% warrant of NEXT struck at a 30% premium to 30-day VWAP, dated the A&R Effective Date, (c) the amended and restated 1.375% warrant of NEXT struck at a 30% premium to 30-day VWAP, dated the A&R Effective Date and (d) the amended and restated 1.375% warrant of NEXT struck at a 30% premium to 30-day VWAP, dated the A&R Effective Date.
“Withholding Agent” means the Borrower or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
2.Principles of Construction.

(a)In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;
(ii)references to “Articles”, “Sections”, “Schedules”, “Exhibits”, “Annexes” and “Appendices” are references to sections of, and schedules, exhibits and appendices to, this Agreement, and all such Schedules, Exhibits, Annexes and Appendices are incorporated into this Agreement by this reference and form integral part hereof;
(iii)references to “assets” includes property, revenues, and rights of every description (whether real, personal or mixed and whether tangible or intangible);
(iv)references to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)references to any Government Rule includes any amendment or modification to such Government Rule, and all regulations, rulings, and other Government Rules promulgated under such Government Rule;
(vi)except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth in herein;
(vii)references to any Party or party to any other document or agreement shall include its successors and permitted assigns;
(viii)words importing the singular include the plural and vice versa;
(ix)words importing the masculine include the feminine and vice versa;
(x)the words “include”, “includes”, and “including” are not limiting;
(xi)the word “or” is not exclusive;
(xii)references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xiii)references to “months” shall mean calendar months and references to “years” shall mean calendar years; and
(xiv)unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York.
(b)This Agreement is the result of negotiations among, and has been reviewed by, all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any party hereto.
(c)All computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.
Divisions. For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SCHEDULE II
TO AMENDED AND RESTATED CREDIT AGREEMENT
COMMITMENTS

Lender	Series A-1 Commitment	Series A-2 Commitment	Series B Commitment
APSC II HOLDCO I, L.P.	$45,705,443.00	$35,000,000.00	$177,111,892.90
Bardin Hill Opportunistic Credit Master (US) Fund II LP	$4,294,557.00	$15,000,000.00	$16,641,718.55
Total	$50,000,000.00	$50,000,000.00	$193,753,611.45
II-1
Amended & Restated Credit Agreement

ANNEX I
EXCHANGE ELECTION NOTICE
Reference is made to that certain Amended and Restated Credit Agreement, dated November 17, 2025, among RIO GRANDE LNG SUPER HOLDINGS, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Borrower”); ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P., as Administrative Agent for the Lenders; ATLANTIC PARK STRATEGIC CAPITAL MASTER FUND II, L.P., as Collateral Agent for the Secured Parties; NEXTDECADE CORPORATION, a corporation formed under the laws of the State of Delaware (solely for purposes of Section 2.13 therein); the Lenders signatory thereto or who subsequently become party thereto pursuant to the terms thereof (the “Agreement”); and each other Person that may become party thereto from time to time. Capitalized terms have meanings as defined in the Agreement.
The undersigned Series A Lender hereby elects to exchange $[__________________] of the Series A Loans it holds into Exchange Shares.
Please issue the Exchange Shares in the following name and to the following address:
Issue to:    [______________]
    [______________]
    [______________]
[SERIES A LENDER]
By:
Title:
Dated:
DTC Participant Number and Name (if electronic book entry transfer):
Account Number (if electronic book entry transfer):

ACKNOWLEDGMENT
Each of the Borrower and NEXT hereby acknowledges this Exchange Election Notice and NEXT hereby directs [TRANSFER AGENT] to issue the above indicated number of shares.
NEXTDECADE CORPORATION
By:
Name:
Title:

RIO GRANDE LNG SUPER HOLDINGS, LLC
By:
Name:
Title:

ANNEX II
RESTRICTIVE LEGEND
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.

ANNEX III
NEXT REPRESENTATIONS AND WARRANTIES
1.Corporate Status. NEXT (i) is a corporation duly formed and validly existing under the laws of the State of Delaware, (ii) is duly qualified and in good standing (where relevant) under the laws of each jurisdiction where the conduct of its business requires such qualification except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to perform all its Obligations under the Finance Documents to which it is or may become party.
2.Corporate Power and Authority. NEXT has taken all necessary action to authorize or ratify the execution, delivery and performance by it of each of the Finance Documents to which it is a party as have been executed and delivered by it as of each date this representation and warranty is made or deemed to be made. NEXT has duly authorized, executed and delivered each of the Finance Documents to which, as of the relevant date that this representation and warranty is made or deemed made, it is a party.
3.Government Approval. NEXT has obtained all material Government Approvals necessary under applicable Government Rule in connection with NEXT’s execution, delivery and performance of the Finance Documents to which it is a party, other than (a) in the case of the Second Amended and Restated Registration Rights Agreement, the Registration Statement contemplated thereby, (b) the filing of one or more Current Reports on Form 8-K or other required SEC filings and (c) any consent, approval, authorization or other order of, action by, filing with or notification to, any Government Authority or any other Person under any of the terms, conditions or provisions of any law or order applicable to NEXT or any of its Subsidiaries that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.Compliance with Applicable Government Rule. NEXT is in compliance in all material respects with all material Government Rules applicable to it or its business or assets.
5.Legality and Enforceability. Assuming due execution and delivery thereof by each other party thereto, each Finance Document to which NEXT is a party constitutes or, when executed and delivered by NEXT and all other parties to the relevant Finance Document, will constitute, the legal, valid and binding obligation of NEXT enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.
6.No Breach. The execution by NEXT of the Finance Documents to which it is a party or the consummation of the transactions contemplated thereby or the compliance with the terms thereof does not or will not (i) conflict with or violate NEXT’s Organic Documents, (ii) violate any material Government Rule applicable to it where such violation could reasonably be expected to have a Material Adverse Effect, (iii) result in or create any Lien upon any of the revenues, properties or assets of NEXT (other than Permitted Liens), or (iv) contravene or conflict with any material agreement which is binding upon NEXT or any of its revenues, properties or assets, except where such contravention or conflict does not have and could not reasonably be expected to have a Material Adverse Effect.
7.NEXT Shares. As of the date of this Agreement, NEXT has reserved and has available, free of pre-emptive rights, NEXT Shares sufficient to enable satisfaction of all obligations to issue the Exchange Shares hereunder.
8.SEC Reports; Financial Statements.
8.1.NEXT has filed or furnished with the Securities and Exchange Commission (“SEC”) all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC, the “SEC Reports”) required to be filed or furnished by NEXT under the Exchange Act or the Securities Act during the three years preceding the A&R Effective Date. As of its date of filing or furnishing, each SEC Report complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and none of such SEC Reports (including any audited or unaudited financial statements and any notes thereto or schedules included therein) contained when filed or furnished (except to the extent revised or superseded by a subsequent filing with the SEC that is publicly available prior to the A&R Effective Date), in the case of any SEC Reports that are registration statements, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, and in the case of any SEC Reports that are not registration statements, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To NEXT’s Knowledge, there are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the A&R Effective Date.
8.2.Each of the consolidated financial statements (including the notes thereto) included in the SEC Reports (A) complied as to form required by published rules and regulations of the SEC related thereto as of its date of filing with the SEC, (B) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (C) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or otherwise permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) and (D) presents fairly in all material respects the consolidated financial position of NEXT and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of unaudited financial statements) to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto or the absence of footnotes (none of which are material).
8.3.Since the date of the most recent financial statements of NEXT included or incorporated by reference in the SEC Reports, (A) other than as contemplated under the Finance Documents, including the schedules thereto, there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the SEC Reports), short-term debt or long-term debt of the Company or its Subsidiaries, or any dividend or distribution of any kind declared (other than payment-in-kind dividends pursuant to the Company’s outstanding preferred stock), set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of NEXT and its Subsidiaries taken as a whole; and (B) neither NEXT nor its Subsidiaries has sustained any loss or interference with its business that is material to NEXT and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the SEC Reports.
9.Compliance with Laws. NEXT and its Subsidiaries have established and maintain disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f) respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. The system of “disclosure controls and procedures” has been designed to ensure that information required to be disclosed by NEXT in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to NEXT’s management as appropriate to allow timely decisions regarding required disclosure. NEXT and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. NEXT is, and has been since January 1, 2022, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. NEXT has not identified (i) any material weakness in the design or operation of NEXT’s internal control or financial reporting, (ii) any significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to materially affect

NEXT’s internal control over financial reporting or (iii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in NEXT’s internal control over financial reporting.
10.Investment Company Act. Neither NEXT nor its Subsidiaries is and after giving effect to the transactions contemplated hereby will be, an “investment company” required to be registered under the Investment Company Act of 1940.
11.Listing. NEXT is in compliance with the requirements of NASDAQ for continued listing of the NEXT Shares thereon and has not received any notification that NASDAQ is contemplating terminating such listing.
12.No Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the A&R Effective Date, there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect.
13.Capitalization. As of the A&R Effective Date (without giving effect to the issuance of any Exchange Shares or NEXT Shares underlying the Warrants):
(i)     the capitalization of NEXT is set forth in Schedule IV;
(ii)     except as set forth in Schedule IV or as filed as exhibits to or otherwise disclosed in NEXT’s SEC Reports, there are no outstanding options, warrants, “phantom” stock rights, claims, calls, puts, convertible or exchangeable securities, or other contracts or rights of any nature obligating NEXT to issue, return, redeem, repurchase, transfer, deliver or sell equity interests or other securities or ownership interests in NEXT, and no Person is entitled to any preemptive or similar right with respect to the issuance of securities or other equity interests in NEXT; and
(iii)    except as set forth in Schedule IV or as filed as exhibits to or otherwise disclosed in NEXT’s SEC Reports, (x) to NEXT’s Knowledge, there are no voting agreements, voting trusts, stockholder agreements, proxies or other similar agreements or understandings with respect to the equity interests of NEXT that restrict or grant any right, preference or privilege with respect to the transfer of such equity interests, and (y) there are no contracts to declare, make or pay any dividends or distributions, whether current or accumulated, or due or payable, on the equity interests of NEXT.
14.USRPHC. NEXT is not, and has not been at any time during the five-year period ending on the A&R Effective Date, a USRPHC.

ANNEX IV
NEXT COVENANTS
1.Listing and Reservation of Exchange Shares. NEXT shall reserve and keep available at all times, free of pre-emptive rights and free from all Liens (other than, to the extent constituting a Lien, restrictions on transfer under any applicable Government Rules relating to securities) and free from all taxes and charges in respect of the issuance thereof, NEXT Shares for the purpose of enabling satisfaction of all obligations to issue the Exchange Shares hereunder. NEXT shall use its best efforts to cause the Exchange Shares to be listed on NASDAQ for so long as the NEXT Shares are then listed on NASDAQ. NEXT shall maintain the NEXT Shares’ listing on NASDAQ, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). NEXT shall not take any action which could be reasonably expected to result in the delisting or suspension of the NEXT Shares on NASDAQ or any Eligible Market. NEXT shall pay all fees and expenses in connection with satisfying its obligations under this section.
2.Integration. Neither NEXT nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with any issuance of any security contemplated by this Agreement in a manner that would require registration of the securities under the Securities Act.
3.Sanctions.
3.1.NEXT shall comply in all material respects with Sanctions Regulations.
3.2.NEXT shall not, and shall not permit or authorize any Person to, directly or knowingly indirectly, have any investment in or engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the Loans or other transactions contemplated by this Agreement or any other Finance Document), with any Person if such investment or transaction (i) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (ii) would cause any Lender or any Affiliate thereof to be in violation of, or the subject of, applicable Sanctions Regulations, or (iii) in any other manner that could reasonably be expected to result in any Person(including any Person participating in the Loans) being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
3.3.If NEXT obtains NEXT’s Knowledge or receives any written notice of a Sanctions Violation, then NEXT shall within a reasonable time (A) give written notice to the Administrative Agent of such Sanctions Violation and (B) comply with all applicable Sanctions Regulations with respect to such Sanctions Violation (regardless of whether the party included on the Sanctions List is located within the jurisdiction of the United States), and NEXT hereby authorizes and consents to the Administrative Agent taking any and all steps the Administrative Agent deems necessary, in its sole discretion, to comply with all applicable Sanctions Regulations with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable Sanctions Authority.
4.Legal Existence. NEXT shall preserve and maintain its legal existence, legal form and the power and authority to conduct its business, other than (i) upon a Change of Control (in which case Section 8.2 shall apply) or (ii) to the extent permitted, and made in accordance with, Section 2.12(f).
5.Regulation M. NEXT will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the NEXT Shares in violation of any Government Rule and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Exchange Shares contemplated hereby.

6.Disregarded Entity. NEXT shall cause the Borrower to be disregarded as an entity separate from NEXT (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)) for U.S. federal income tax purposes at all times.
7.USRPHC. NEXT shall provide the Lenders with prompt notice if it becomes aware that it is, has been, or is reasonably like to become, a USRPHC.

ANNEX V
SERIES A LENDER REPRESENTATIONS AND WARRANTIES
The Series A Lender is considering making an investment in the Series A Loans that are exchangeable into NEXT Shares. In connection with the Series A Loans, each of the Series A Lenders as of the A&R Effective Date and any Person who subsequently becomes a Series A Lender acknowledges, represents and warrants to, and agrees with, each of the Borrower and NEXT as follows:
1.The Series A Lender understands and acknowledges that the offer and sale of the Series A Loans and/or NEXT Shares issuable upon exchange have not been registered under Section 5 of the Securities Act, or the securities laws of any state of the United States, and that the offer and sale contemplated hereby is being made only in reliance on an exemption from registration under the Securities Act and exemptions under applicable state securities laws.
2.The Series A Lender is an institutional accredited investor that meets the requirements set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Regulation D”) or a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act).
3.The Series A Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series A Loans and/or NEXT Shares issuable upon exchange and the Series A Lender is able to bear the economic risk of loss of its entire investment.
4.The Series A Lender has not purchased or acquired the Series A Loans and/or NEXT Shares issuable upon exchange as a result of any form of public offering (within the meaning of Section 4(a)(2) of the Securities Act) or any form of general solicitation or general advertising (as such terms are used in Regulation D), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.
5.The Series A Lender understands and acknowledges that the offer and sale of the Series A Loans or NEXT Shares issuable upon exchange have not been registered under Section 5 of the Securities Act, or the securities laws of any state of the United States, and are “restricted securities” within the meaning of Rule 144 under the Securities Act. The Series A Lender understands and agrees that the NEXT Shares issuable upon exchange obtained and any note issued evidencing the Series A Loans shall be coded with customary restrictive legends, as provided for the in the Loan Agreement.
6.The Series A Lender is acquiring the Series A Loans and/or NEXT Shares issuable upon exchange as principal for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Series A Loans and/or NEXT Shares issuable upon exchange.